                                                                   Exhibit 4.3.8


                       AMENDMENT NO. 8 TO CREDIT AGREEMENT


      THIS AMENDMENT NO. 8 TO CREDIT AGREEMENT (this "Agreement") is made and entered into as of this 9th day of November, 2001, by and among CONE MILLS CORPORATION, a North Carolina corporation (the "Borrower"), BANK OF AMERICA, N.A., a national banking association, EACH OF THE LENDERS SIGNATORY HERETO and BANK OF AMERICA, N.A., a national banking association, as Agent (the "Agent") for the Lenders.


                              W I T N E S S E T H:
                              --------------------

      WHEREAS, the Borrower, the Agent and the Lenders from time to time party thereto (the Lenders") have entered into that certain Credit Agreement dated as of January 28, 2000, as amended by Amendment No. 1 to Credit Agreement dated as of July 14, 2000 ("Amendment No. 1"), Amendment No. 2 to Credit Agreement dated as of December 12, 2000 ("Amendment No. 2"), Waiver and Amendment No 3 to Credit Agreement dated as of April 23, 2001 ("Amendment No 3"), Amendment No 4 to Credit Agreement dated as of June 28, 2001 ("Amendment No. 4"), Amendment No 5 to Credit Agreement dated as of August 10, 2001 ("Amendment No. 5"), Amendment No 6 to Credit Agreement dated as of September 25, 2001 ("Amendment No. 6") and Amendment No. 7 to Credit Agreement dated as of October 25, 2001 ("Amendment No. 7" and, together with Amendment No.1, Amendment No.2, Amendment No. 3, Amendment No. 4, Amendment No. 5, and Amendment No. 6, the "Prior Amendments"; such Credit Agreement as heretofore amended, the "Existing Credit Agreement");

      WHEREAS, the Borrower has requested the Agent and the Lenders to amend the Existing Credit Agreement in such a manner that, upon giving effect to such amendments and incorporating the terms of the Previous Amendments, the Existing Credit Agreement as so amended would contain the terms, covenants, conditions and other provisions as contained in the consolidated form of Credit Agreement set forth as Exhibit A to this Agreement (the "Consolidated Form Credit Agreement"), and the Agent and the Lenders are agreeable to such amendment and to evidencing and reflecting such amendment in the Consolidated Form Credit Agreement;

      NOW, THEREFORE, in consideration of the mutual covenants, promises and conditions herein set forth, it is hereby agreed as follows:

      1.  Definitions. The term "Credit Agreement" as used herein and in the
          -----------
other Loan Documents shall mean the Existing Credit Agreement as previously and as hereby amended and as from time to time further amended or modified. Unless the context otherwise requires, all capitalized terms used herein without definition shall have the respective meanings provided therefor in the Credit Agreement.

      2.  Amendments to Credit Agreement. The Existing Credit Agreement is
          ------------------------------
hereby amended so that, as amended, it shall read as set forth in, and shall have the terms, covenants, conditions and other provisions of, the Consolidated Form Credit Agreement, the terms, covenants, conditions and other provisions of which Consolidated Form Credit Agreement (including without limitation the terms of each amendment to the Existing Credit Agreement reflected therein) are hereby incorporated by reference into this Agreement as if fully set forth herein. The parties hereto acknowledge and agree that each amendment to the Existing Credit Agreement effected hereby and reflected in the Consolidated Form Credit Agreement is and shall be effective as if individually specified in this Agreement (the parties further acknowledging that amendment of the Existing Credit Agreement by reference to the Consolidated Form Credit Agreement provides a convenience to the parties in order to show the amendments effected by this Agreement and by prior amendments to the Existing Credit Agreement, so that the amended terms can be read in the context of the full Credit Agreement), and that this Agreement is not a novation of the Existing Credit Agreement or of any credit facility provided thereunder or in respect thereof. The parties do not have to execute the signature pages contained in the Consolidated Form Credit Agreement. Subject to satisfaction of the conditions set forth herein, this Agreement will become effective as of the date first set forth above upon execution of the signature pages to this Amendment. The signature pages contained in the Consolidated Form Credit Agreement may be left blank. Notwithstanding that the Consolidated Form Credit Agreement is dated "as of January 28, 2000", the changes to the Existing Credit Agreement effected by this Agreement shall be effective as of the date first set forth above.

      3. Guarantors. Each of the Guarantors has joined into the execution of
         ----------
this Agreement for the purpose of consenting to the amendments contained herein and reaffirming its guaranty of the Obligations as amended by the terms of this Agreement.

      4.  Borrower's Representations and Warranties. The Borrower hereby
          -----------------------------------------
represents, warrants and certifies that:

          (a)  The representations and warranties made by it in Article VIII of
                                                                ------------
      the Credit Agreement are true on and as of the date hereof before and after giving effect to this Agreement except that the financial statements referred to in Section 8.6(a) shall be those most recently furnished to
                     --------------
      each Lender pursuant to Section 9.1(a) and (b) of the Credit Agreement;
                              --------------     ---

          (b) The Borrower has the power and authority to execute and perform this Agreement and has taken all action required for the lawful execution, delivery and performance thereof;

          (c) Except as has been disclosed to the Agent and the Lenders in writing, there has been no material adverse change in the condition, financial or otherwise, of the Borrower and its Subsidiaries, taken as a whole, since the date of the most recent financial reports of the Borrower received by each Lender under Section 9.1(a) of the Credit Agreement after
                                    --------------
      giving effect to the transaction contemplated by this Agreement;

          (d) The business and properties of the Borrower and its Subsidiaries are not, and since the date of the most recent financial report of the Borrower and its Subsidiaries received by the Agent under Section 9.1(a)
                                                                --------------
      of the Credit Agreement have not been, adversely affected in any substantial way as the result of any fire, explosion, earthquake, accident, strike, lockout, combination of workmen, flood, embargo, riot, activities of armed forces, war or acts of God or the public enemy, or cancellation or loss of any major contracts; and

          (e) No Default or Event of Default has occurred and is continuing.

      5.  Entire Agreement. This Agreement sets forth the entire understanding
          ----------------
and agreement of the parties hereto in relation to the subject matter hereof and supersedes any prior negotiations and agreements among the parties relative to such subject matter. None of the terms or conditions of this Agreement may be changed, modified, waived or canceled orally or otherwise, except as provided in the Credit Agreement.

      6.  Full Force and Effect of Amendment. Except as hereby specifically
          ----------------------------------
amended, modified or supplemented, the Credit Agreement and all of the other Loan Documents are hereby confirmed and ratified in all respects and shall remain in full force and effect according to their respective terms.

      7.  Counterparts. This Agreement may be executed in any number of
          ------------
counterparts and all the counterparts taken together shall be deemed to constitute one and the same instrument.

      8.  Enforceability. Should any one or more of the provisions of this
          --------------
Agreement be determined to be illegal or unenforceable as to one or more of the parties hereto, all other provisions nevertheless shall remain effective and binding on the parties hereto.

      9.  Credit Agreement and Other Loan Documents. All references in any of
          -----------------------------------------
the Loan Documents to the "Credit Agreement" shall mean the Credit Agreement as amended hereby.

      10. Amendment Fees. Concurrently with the closing of this Agreement, the
          --------------
Borrower will pay to the Agent (for the benefit of each Lender) an amendment fee (each, an "Amendment Fee") in an amount equal to (a) 0.75 percent (0.75%) multiplied by (b) the Revolving Credit Commitment of such Lender as of the date of such closing after giving effect to this Amendment. Such Amendment Fees shall be fully-earned upon becoming due and payable, shall be non-refundable for any reason whatsoever and shall be in addition to any other fee, cost or expense payable pursuant to the Credit Agreement, any other Loan Document or any other agreement.

      11. Conditions. The effectiveness of this Agreement shall be subject to
          ----------
fulfillment of the following conditions:

          (a) The Agent shall have received on or before the date hereof (or in the case of the Account Control Agreements described in clause (ii) below, within 30 days after the date hereof), in each case in form and substance satisfactory to the Agent, the following:

               (i)   a fully-executed original of this Agreement;

               (ii) fully-executed originals of Account Control Agreements from financial institutions acting as depositary for (and with respect to) the deposit accounts of the Borrower and the Guarantors (other than the Securitization

          Deposit Accounts) and other than Imprest/Payroll Accounts (provided that the aggregate amount deposited in all such Imprest/Payroll Accounts does not exceed the amounts permitted by Section 10.21 of the
                                                            -------------
          Credit Agreement), such Account Control Agreements to be in substantially the form attached hereto as Exhibit B or such other form
                                                    ---------
          or forms acceptable to the Agent;

               (iii) a fully-executed original of an Equity Appreciation Rights Agreement, in substantially the form attached hereto as Exhibit C;
                                                                  ---------

               (iv) the acknowledgment of General Electric Capital Corporation under the Receivables Purchase Agreement;

               (v) a fully-executed copy of an amendment to the Senior Note Agreement in substantially the form attached hereto as Exhibit D; and
                                                                 ---------

          evidence satisfactory to the Agent of the satisfaction of all conditions to the effectiveness of such amendment;

               (vi) a fully-executed original of an amendment to the Senior Debt Intercreditor Agreement in the form attached hereto as Exhibit E;
                                                                      ---------

               (vii) payment by the Borrower to the Agent of all fees required to be paid hereunder or otherwise due and payable to the Agent or the Lenders at or prior the closing date, including without limitation all Amendment Fees and the fees and expenses of special counsel to the Agent to the extent invoiced prior to or on the closing date, plus such additional amounts as shall constitute its reasonable estimate of fees and expenses incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude a final settling of accounts between the Borrower and the Agent);

               (viii) the opinion of in-house counsel to the Borrower and the Guarantors containing such opinions and in form and substance as shall be reasonably acceptable to the Agent and its special counsel;

               (ix) any additional agreements, instruments or documents which it may reasonably request in connection herewith; and

          (b) The correctness in all respects on the date hereof of the representations and warranties of the Borrower contained herein.

      12. Release. Each of the Borrower and each Guarantor acknowledges that it
          -------
has no existing defense, counterclaim, offset, cross-complaint, claim or demand of any kind or nature whatsoever that can be asserted to reduce or eliminate all or any part of its liability to pay the full indebtedness outstanding under the terms of the Credit Agreement, this Agreement, the Notes, the Facility Guaranty, and the other Loan Documents. In consideration for the execution of this Agreement, each of the Borrower and each Guarantor hereby releases and forever discharges the Agent, the Lenders, their respective affiliates, predecessors, successors and assignees, and all of the respective officers, directors, employees and agents of the Agent, the Lenders and such affiliates, predecessors, successors and assignees (collectively, the "Released Parties") from any and all actions, causes of action, debts, dues, claims, demands, liabilities and obligations of every kind and nature, both in law and in equity, from the beginning of the world to the date hereof, known or unknown, now existing, which might be asserted against the Agent, any Lender or any other Released Party. This release applies to all matters arising out of or relating to the Loan Documents, the indebtedness due under the Notes, the Credit Agreement, this Agreement or any other Loan Document, and the lending, deposit, borrowing and other banking relationships between the Borrower or any Guarantor and the Agent, any Lender or any other Released Party, including the administration, collateralization and funding thereof.

      13. Commitments. The parties hereto acknowledge that, after giving effect
          -----------
to the prepayment on the date hereof required by Section 2.1 (g) of the Credit
                                                 ---------------
Agreement (as amended hereby) and prior reductions of the Total Revolving Credit Commitment pursuant to the terms of the Credit Agreement, the Total Revolving Credit Commitment will be $68,375,804.34 as of the date hereof; and the Revolving Credit Commitment of each Lender as of the date hereof will be the respective amount shown on Schedule F attached hereto.


                           [Signature pages follow.]

                          EXHIBIT A TO AMENDMENT NO. 8


      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their duly authorized officers, all as of the day and year first above written.


                                    BORROWER:

                                    CONE MILLS CORPORATION


                                    By:    /s/Gary L. Smith
                                    Name:  Gary L. Smith
                                    Title: EVP & CFO


                                    GUARANTORS:

                                    CIPCO S.C., INC.


                                    By:    /s/W. Scott Wenhold
                                    Name:  W. Scott Wenhold
                                    Title: Treasurer


                                    CONE FOREIGN TRADING LLC


                                    By:    /s/Neil W. Koonce
                                    Name:  Neil W. Koonce
                                    Title: Vice President

                          EXHIBIT A TO AMENDMENT NO. 8


                                    AGENT:

                                    BANK OF AMERICA, N.A. as Agent for the
                                    Lenders

                                    By:    /s/John F. Register
                                    Name:  John F. Register
                                    Title: Principal


                                    LENDERS:

                                    BANK OF AMERICA, N.A.


                                    By:    /s/John F. Register
                                    Name:  John F. Register
                                    Title: Principal


                                    FIRST UNION NATIONAL BANK


                                    By:    /s/Tom Bohrer
                                    Name:  Tom Bohrer
                                    Title: Vice President


                                    WACHOVIA BANK, N.A.


                                    By:    /s/Charlene A. Johnson
                                    Name:  Charlene A. Johnson
                                    Title: Senior Vice President

                          EXHIBIT A TO AMENDMENT NO. 8


                                    SUNTRUST BANK


                                    By:    /s/Samuel M. Ballesteros
                                    Name:  Samuel M. Balesteros
                                    Title: Director


                                    MORGAN GUARANTY TRUST COMPANY OF NEW YORK


                                    By:    /s/Gev F Nentin
                                    Name:  Gev F. Nentin
                                    Title: Managing Director

                          EXHIBIT A TO AMENDMENT NO. 8


================================================================================



                                CREDIT AGREEMENT

                                  by and among



                             CONE MILLS CORPORATION
                                  as Borrower,


                             BANK OF AMERICA, N.A.,
                             as Agent and as Lender



                                       and



                   THE LENDERS PARTY HERETO FROM TIME TO TIME



                                January 28, 2000



                         BANC OF AMERICA SECURITIES LLC,
                   as Sole Lead Arranger and Sole Book Manager



================================================================================

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----


ARTICLE I      DEFINITIONS AND TERMS..........................................2

      1.1      Definitions....................................................2
      1.2      Rules of Interpretation.......................................39
ARTICLE II     THE CREDIT FACILITIES.........................................41

      2.1      Revolving Loans...............................................41
      2.2      Use of Proceeds...............................................46
      2.3      Revolving Notes...............................................46
ARTICLE III    LETTERS OF CREDIT.............................................47

      3.1      Letters of Credit.............................................47
      3.2      Reimbursement and Participations..............................47
ARTICLE IV     EURODOLLAR FUNDING, FEES, AND PAYMENT CONVENTIONS.............51

      4.1      Interest Rate Options.........................................51
      4.2      Conversions and Elections of Subsequent Interest Periods......51
      4.3      Payment of Interest...........................................52
      4.4      Prepayments of Eurodollar Rate Loans..........................52
      4.5      Manner of Payment.............................................52
      4.6      Fees..........................................................53
      4.7      Pro Rata Payments.............................................54
      4.8      Computation of Rates and Fees.................................54
      4.9      Deficiency Advances; Failure to Purchase Participations.......54
      4.10     Intraday Funding..............................................55
      4.11     Cessation of Eurodollar Rate Loans............................55
ARTICLE V      SECURITY......................................................56

      5.1      Security......................................................56
      5.2      Further Assurances............................................57
      5.3      Information Regarding Collateral..............................57
      5.4      Mortgages.....................................................58
      5.5      Intercreditor Matters.........................................58
      5.6      Account Control Agreements....................................59
ARTICLE VI     CHANGE IN CIRCUMSTANCES.......................................60

      6.1      Increased Cost and Reduced Return.............................60
      6.2      Limitation on Types of Loans..................................61
      6.3      Illegality....................................................61
      6.4      Treatment of Affected Loans...................................62
      6.5      Compensation..................................................62
      6.6      Taxes.........................................................63
ARTICLE VII    CONDITIONS TO MAKING LOANS AND ISSUING LETTERS OF CREDIT......65

      7.1      Conditions of Initial Advance.................................65

                                TABLE OF CONTENTS
                                   (continued)

                                                                            Page
                                                                            ----

      7.2      Conditions of Revolving Loans and Letter of Credit............68
ARTICLE VIII   REPRESENTATIONS AND WARRANTIES................................70

      8.1      Organization and Authority....................................70
      8.2      Loan Documents................................................70
      8.3      Solvency......................................................71
      8.4      Subsidiaries and Stockholders.................................71
      8.5      Ownership Interests...........................................71
      8.6      Financial Condition...........................................71
      8.7      Title to Properties...........................................72
      8.8      Taxes.........................................................72
      8.9      Other Agreements..............................................72
      8.10     Litigation....................................................73
      8.11     Margin Stock..................................................73
      8.12     Investment Company............................................73
      8.13     Patents, Etc..................................................73
      8.14     No Untrue Statement...........................................73
      8.15     No Consents, Etc..............................................74
      8.16     Employee Benefit Plans........................................74
      8.17     No Default....................................................75
      8.18     Environmental Laws............................................75
      8.19     Employment Matters............................................76
      8.20     RICO..........................................................76
      8.21     Year 2000 Compliance..........................................76
ARTICLE IX     AFFIRMATIVE COVENANTS.........................................77

      9.1      Financial Reports, Etc........................................77
      9.2      Maintain Properties...........................................79
      9.3      Existence, Qualification, Etc.................................79
      9.4      Regulations and Taxes.........................................80
      9.5      Insurance.....................................................80
      9.6      True Books....................................................80
      9.7      Year 2000 Compliance..........................................80
      9.8      Right of Inspection...........................................80
      9.9      Observe all Laws..............................................80
      9.10     Governmental Licenses.........................................81
      9.11     Covenants Extending to Other Persons..........................81
      9.12     Officer's Knowledge of Default................................81
      9.13     Suits or Other Proceedings....................................81
      9.14     Notice of Environmental Complaint or Condition................81
      9.15     Environmental Compliance......................................81
      9.16     Indemnification...............................................82
      9.17     Further Assurances............................................82
      9.18     Employee Benefit Plans........................................82

                                TABLE OF CONTENTS
                                   (continued)


                                                                            Page
                                                                            ----

      9.19     Continued Operations..........................................83
      9.20     New Subsidiaries..............................................83
      9.21     Controlled Accounts...........................................86
      9.22     Third-party Consultant........................................87
      9.23     Post-Closing Deliveries.......................................87
ARTICLE X      NEGATIVE COVENANTS............................................89

      10.1     Financial Covenants...........................................89
      10.2     Acquisitions..................................................90
      10.3     Capital Expenditures..........................................90
      10.4     Liens.........................................................90
      10.5     Indebtedness..................................................92
      10.6     Transfer of Assets............................................93
      10.7     Investments...................................................93
      10.8     Merger or Consolidation.......................................94
      10.9     Restricted Payments...........................................94
      10.10    Transactions with Affiliates..................................94
      10.11    Compliance with ERISA, the Code and Foreign Benefit Laws......94
      10.12    Fiscal Year...................................................95
      10.13    Dissolution, etc..............................................95
      10.14    Limitations on Sales and Leasebacks...........................95
      10.15    Rate Hedging Obligations......................................96
      10.16    Negative Pledge Clauses.......................................96
      10.17    Compensation; Reimbursement of Expenses.......................96
      10.18    Change in Accountants.........................................96
      10.19    Prepayments, Etc. of Indebtedness.............................96
      10.20    Partnerships..................................................96
      10.21    Imprest/Payroll Accounts......................................96
ARTICLE XI     EVENTS OF DEFAULT AND ACCELERATION............................97

      11.1     Events of Default.............................................97
      11.2     Agent to Act.................................................100
      11.3     Cumulative Rights............................................100
      11.4     No Waiver....................................................100
      11.5     Allocation of Proceeds.......................................100
ARTICLE XII    THE AGENT....................................................102

      12.1     Appointment, Powers, and Immunities..........................102
      12.2     Reliance by Agent............................................102
      12.3     Defaults.....................................................103
      12.4     Rights as Lender.............................................103
      12.5     Indemnification..............................................103
      12.6     Non-Reliance on Agent and Other Lenders......................104
      12.7     Resignation of Agent.........................................104

                                TABLE OF CONTENTS
                                   (continued)


                                                                            Page
                                                                            ----

ARTICLE XIII   MISCELLANEOUS................................................105

      13.1     Assignments and Participations...............................105
      13.2     Notices......................................................107
      13.3     Right of Set-off; Adjustments................................108
      13.4     Survival.....................................................109
      13.5     Expenses.....................................................109
      13.6     Amendments and Waivers.......................................109
      13.7     Counterparts; Facsimile Signatures...........................110
      13.8     Termination..................................................110
      13.9     Indemnification; Limitation of Liability.....................111
      13.10    Severability.................................................112
      13.11    Entire Agreement.............................................112
      13.12    Agreement Controls...........................................112
      13.13    Usury Savings Clause.........................................112
      13.14    Payments.....................................................113
      13.15    Fees.........................................................113
      13.16    Confidentiality..............................................113
      13.17    Governing Law; Waiver of Jury Trial..........................114

                                TABLE OF CONTENTS
                                   (continued)


EXHIBIT A         Applicable Commitment Percentages.........................A-1
EXHIBIT B         Form of Assignment and Acceptance.........................B-1
EXHIBIT C         Notice of Appointment (or Revocation) of Authorized
                  Representative............................................C-1
EXHIBIT D         Form of Borrowing Notice..................................D-1
EXHIBIT E         Form of Interest Rate Selection Notice....................E-1
EXHIBIT F         Form of Revolving Note....................................F-1
EXHIBIT G         Form of Opinion of Borrower's Counsel.....................G-1
EXHIBIT H         Compliance Certificate....................................H-1
EXHIBIT I         Form of Facility Guaranty.................................I-1
EXHIBIT J-1       Form of General Security Agreement......................J-1-1
EXHIBIT J-2       Form of Priority Security Agreement.....................J-2-1
EXHIBIT K         Form of Pledge Agreement (Borrower).......................K-1
EXHIBIT L         Form of Borrowing Base Certificate........................L-1
EXHIBIT M-1       Form of General Deed of Trust...........................M-1-1
EXHIBIT M-2       Form of General Mortgage................................M-2-1
EXHIBIT M-3       Form of Priority Deed of Trust..........................M-3-1
EXHIBIT M-4       Form of Priority Mortgage...............................M-4-1
EXHIBIT N         Real Properties to be Appraised...........................N-1
EXHIBIT O         Form of Certificate regarding Excess Cash Flow............O-1
EXHIBIT P         Imprest/Payroll Accounts..................................P-1
EXHIBIT Q         Projected EBITDA, PBGC Payments and LIFO Adjustments......Q-1

Schedule 1.1      Disposition of Assets.....................................S-1
Schedule 1.1A     Disposition of Additional Assets..........................S-2
Schedule 1.1B     Further Asset Dispositions................................S-3
Schedule 1.2      Material Subsidiaries.....................................S-4
Schedule 5.3      Information Regarding Collateral..........................S-5
Schedule 5.4      Real Property Subject to Mortgages........................S-6
Schedule 8.4      Subsidiaries and Investments in Other Persons.............S-7
Schedule 8.6      Indebtedness..............................................S-8
Schedule 8.7      Liens.....................................................S-9
Schedule 8.8      Tax Matters..............................................S-10
Schedule 8.10     Litigation...............................................S-11
Schedule 8.16     Employee Benefit Plan Events.............................S-12
Schedule 8.18     Environmental Issues.....................................S-13
Schedule 8.19     Employment Matters.......................................S-14
Schedule 9.5      Insurance................................................S-15
Schedule 10.10    Transactions with Affiliates.............................S-16
Schedule 10.14    Sale and Leaseback Transactions..........................S-17

                                CREDIT AGREEMENT


      THIS CREDIT AGREEMENT, dated as of January 28, 2000 (the "Agreement"), is made by and among CONE MILLS CORPORATION, a North Carolina corporation having its principal place of business in Greensboro, North Carolina (the "Borrower"), BANK OF AMERICA, N.A., a national banking association organized and existing under the laws of the United States, in its capacity as a Lender ("Bank of America"), and each other financial institution executing and delivering a signature page hereto and each other financial institution which may hereafter execute and deliver an instrument of assignment with respect to this Agreement pursuant to Section 13.1 (hereinafter such financial institutions may be
            ------------
referred to individually as a "Lender" or collectively as the "Lenders"), and BANK OF AMERICA, N.A., a national banking association organized and existing under the laws of the United States, in its capacity as agent for the Lenders (in such capacity, and together with any successor agent appointed in accordance with the terms of Section 12.7, the "Agent" or "Revolving Credit Agent");
                  ------------


                              W I T N E S S E T H:
                              --------------------

      WHEREAS, the Borrower has requested that the Lenders make available to the Borrower a revolving credit facility of up to $80,000,000, the proceeds of which are to be used for general corporate purposes and which shall include a letter of credit facility of up to $10,000,000 for the issuance of standby and commercial letters of credit; and

      WHEREAS, the Lenders are willing to make such revolving credit and letter of credit facilities available to the Borrower upon the terms and conditions set forth herein;

      NOW, THEREFORE, the Borrower, the Lenders and the Agent hereby agree as follows:

                                   ARTICLE I

                              Definitions and Terms
                              ---------------------

      1.1  Definitions. For the purposes of this Agreement, in addition to the
           -----------
definitions set forth above, the following terms shall have the respective meanings set forth below:

           "Account Control Agreements" means, collectively, agreements in the form of Exhibit B to Amendment No. 8 or such other agreements as shall be in form and substance acceptable to the Agent in its sole discretion among the relevant Credit Party, the Priority Collateral Agent (or the General Collateral Agent and the Designated Collateral Subagent, as applicable) and each depositary bank in which Deposit Accounts (as defined in the Security Agreements) of any Credit Party are located conferring upon the Collateral Agents control (within the meaning of such term as defined in the Article 9 of the UCC) of such Deposit Accounts (other than the Securitization Deposit Accounts and the Imprest/Payroll Accounts) and containing such other terms as shall be acceptable to the Agent in its sole discretion, as the same may be amended, supplemented or restated from time to time.

           "Account Debtor" means each Person obligated in any way or in connection with any Account.

           "Accounts" has the meaning given to such term in the Security Agreement.

           "Acquisition" means the acquisition of a controlling equity interest in another Person (including the purchase of an option, warrant or convertible or similar type security to acquire such a controlling interest at the time it becomes exercisable by the holder thereof), whether by purchase of such equity interest or upon exercise of an option or warrant for, or conversion of securities into, such equity interest, or assets of another Person which constitute all or substantially all of the assets of such Person or of a line or lines of business conducted by such Person.

           "Actual Non-Cash LIFO Adjustments" means, with respect to any period, the Non-Cash LIFO Adjustments to income (or loss) of the Borrower and its Subsidiaries (as determined on a consolidated basis in accordance with GAAP applied on a Consistent Basis), to the extent such adjustments are reflected in the computation of Consolidated EBITDA for such period.

           "Actual PBGC Payments" means, with respect to the Two-Quarter Period ended June 30, 2002, the minimum amount of payments during such period by the Borrower and its Subsidiaries to their respective pension plans, as required by the PBGC pursuant to the PBGC Agreement.

           "Advance" means a borrowing under the Revolving Credit Facility consisting of a Base Rate Loan or a Eurodollar Rate Loan.

           "Affiliate" means any Person (i) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with the

      Borrower; or (ii) which beneficially owns or holds 10% or more of any class of the outstanding voting stock (or in the case of a Person which is not a corporation, 10% or more of the equity interest) of the Borrower; or 10% or more of any class of the outstanding voting stock (or in the case of a Person which is not a corporation, 10% or more of the equity interest) of which is beneficially owned or held by the Borrower. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting stock, by contract or otherwise.

           "Amendment No. 8" means that certain Amendment No. 8 to Credit Agreement dated as of November 9, 2001, among the Borrower, the Lenders parties thereto, and the Agent.

           "Applicable Commitment Fee" means .50% per annum.

           "Applicable Commitment Percentage" means, for each Lender at any time, a fraction the numerator of which shall be such Lender's Revolving Credit Commitment and the denominator of which shall be the Total Revolving Credit Commitment, which Applicable Commitment Percentage for each Lender as of the Closing Date is as set forth in Exhibit A; provided
                                                            ---------  --------
      that the Applicable Commitment Percentage of each Lender shall be increased or decreased to reflect any assignments to or by such Lender effected in accordance with Section 13.1.
                                  ------------

           "Applicable Lending Office" means, for each Lender and for each Type of Loan, the "Lending Office" of such Lender (or of an affiliate of such Lender) designated for such Type of Loan on the signature pages hereof or such other office of such Lender (or an affiliate of such Lender) as such Lender may from time to time specify to the Agent and the Borrower by written notice in accordance with the terms hereof as the office by which its Loans of such Type are to be made and maintained.

           "Applicable Margin" means:

                (a) prior to the Eighth Amendment Closing Date (except as otherwise set forth in clause (c) below), that percent per annum set forth below for the Base Rate and the Eurodollar Rate, respectively:

                                    Applicable Margin
           ---------------------------------------------------------------------
           Base Rate                                             Eurodollar Rate
           ---------                                             ---------------

            2.00%                                                     4.25%

                and (b) on and after the Eighth Amendment Closing Date (except as otherwise set forth in clause (c) below), that percent per annum set forth below for the Base Rate and the Eurodollar Rate, respectively:

                                    Applicable Margin
           ---------------------------------------------------------------------

           Base Rate                                             Eurodollar Rate
           ---------                                             ---------------

            4.00%                                                     6.25%

                and (c) (unless the Borrower shall have entered into an irrevocable Recapitalization Agreement by June 30, 2002 which remains in full force and effect with a Person who was and remains at all relevant times a Permitted Equity Holder), that percent per annum set forth below for the Base Rate and the Eurodollar Rate, respectively, at all times on and after July 1, 2002:

                                    Applicable Margin
           ---------------------------------------------------------------------
           Base Rate                                             Eurodollar Rate
           ---------                                             ---------------

            4.50%                                                     6.75%

                Pursuant to Section 4.11, all Loans shall be Base Rate Loans on
                            ------------
           and after the Eighth Amendment Closing Date. The Eurodollar Rate or its Applicable Margin may apply, however, in the calculation of certain fees, including without limitation the fee on outstanding Letters of Credit as set forth in Section 4.6.
                                             -----------

           "Applications and Agreements for Letters of Credit" means, collectively, the Applications and Agreements for Letters of Credit, or similar documentation, executed by the Borrower from time to time and delivered to the Issuing Bank to support the issuance of Letters of Credit.

                             "Approved Option Plan" means the Cone Mills Amended and Restated 1992 Stock Option Plan, as amended, the Cone Mills 1983 ESOP, as amended, the Cone Mills Corporation 1994 Stock Option Plan For Non-Employee Directors, as amended, the Shareholder Rights Plan dated October 14, 1999, and any other stock incentive plan, stock option plan or similar stock rights plan approved by the Board of Directors of the Borrower in the ordinary course of business.

           "Asset Disposition" means any disposition, whether by sale, lease, assignment or other transfer of (i) any of the assets of the Borrower or its Subsidiaries, and (ii) any of the capital stock, or securities or investments exchangeable, exercisable or convertible for or into, or otherwise entitling the holder to receive any of the capital stock, of any Subsidiary (other than a disposition to the Borrower or a Guarantor).

           "Assignment and Acceptance" shall mean an Assignment and Acceptance in the form of Exhibit B (with blanks appropriately filled in) delivered
                     ---------
      to the Agent in connection with an assignment of a Lender's interest under this Agreement pursuant to Section 13.1.
                                 ------------

           "Authorized Representative" means any of the President or any Vice President or the Treasurer or Controller of the Borrower or, with respect to financial matters, the chief financial officer of the Borrower, or any other Person expressly designated by the Board of Directors of the Borrower (or the appropriate committee thereof) as an Authorized Representative of the Borrower, as set forth from time to time in a certificate in the form of Exhibit C.
                                                              ---------

           "Bank of America" means Bank of America, N.A. and its successors and permitted assigns.

           "BAS" means Banc of America Securities LLC and its successors.

           "Base Rate" means, for any day, the rate per annum equal to the sum of (a) the higher of (i) the Federal Funds Rate for such day plus one-half of one percent (0.5%) and (ii) the Prime Rate for such day plus (b) the Applicable Margin. Any change in the Base Rate due to a change in the Prime Rate or the Federal Funds Rate shall be effective on the effective date of such change in the Prime Rate or Federal Funds Rate.

           "Base Rate Loan" means a Loan for which the rate of interest is determined by reference to the Base Rate.

           "Base Rate Refunding Loan" means a Base Rate Loan made to satisfy Reimbursement Obligations arising from a drawing under a Letter of Credit.

           "Board" means the Board of Governors of the Federal Reserve System (or any successor body).

           "Bond Trustee" means The Bank of New York, as successor to Wachovia Bank, N.A. (formerly known as Wachovia Bank of North Carolina, N.A.), as Trustee for the benefit of the holders of the Securities (as defined in the Senior Indenture) under the Senior Indenture, and any successor acting in such capacity.

           "Borrower's Account" means demand deposit account number 3750377459 or any successor account with the Agent, which may be maintained at one or more offices of the Agent or an agent of the Agent.

           "Borrowing Base" means, as of any date of determination thereof, an amount equal to the sum of:

           (i)  the Core Borrowing Base; plus

           (ii) the Overadvance Basket.

           "Borrowing Base Certificate" means a certificate of the chief financial officer, chief executive officer, Treasurer or Controller of the Borrower setting forth the calculation of the Borrowing Base in the form of Exhibit L.
         ---------

           "Borrowing Notice" means the notice delivered by an Authorized Representative in connection with an Advance under the Revolving Credit Facility in the form of Exhibit D.
                              ---------

           "Business Day" means, (i) except as expressly provided in clause
      (ii), any day which is not a Saturday, Sunday or a day on which banks in the States of New York and North Carolina are authorized or obligated by law, executive order or governmental decree to be closed and, (ii) with respect to the selection, funding, interest rate, payment, and Interest Period of any Eurodollar Rate Loan, any day which is a Business Day, as described above, and on which the relevant international financial markets are open for the transaction of business contemplated by this Agreement in London, England, New York, New York and Charlotte, North Carolina.

           "Capital Expenditures" means, with respect to the Borrower and its
      Subsidiaries, for any period the sum of (without duplication) (i) all
                                       ---
      expenditures (whether paid in cash or accrued as liabilities) by the
      Borrower or any Subsidiary during such period for items that would be classified as "property, plant or equipment" or comparable items on the consolidated balance sheet of the Borrower and its Subsidiaries, including without limitation all transactional costs incurred in connection with such expenditures provided the same have been capitalized, excluding, however, the amount of any Capital Expenditures paid for with proceeds of casualty insurance as evidenced in writing and submitted to the Agent together with any compliance certificate delivered pursuant to Section
                                                                     -------
      9.1(a) or (b), and (ii) with respect to any Capital Lease entered into by
      ------    ---
      the Borrower or its Subsidiaries during such period, the present value of the lease payments due under such Capital Lease over the term of such Capital Lease applying a discount rate equal to the interest rate provided in such lease (or in the absence of a stated interest rate, that rate used in the preparation of the financial statements described in Section
                                                                  -------
      9.1(a)), all the foregoing in accordance with GAAP applied on a Consistent
      ------
      Basis.

           "Capital Leases" means all leases which have been or should be capitalized in accordance with GAAP as in effect from time to time including Statement Nos. 13 and 98 of the Financial Accounting Standards Board and any successor thereof.

           "Capital Market Transaction" means the issuance or sale in a registered public offering, Rule 144A/Regulation S transaction or private placement of capital stock (including equity-linked securities), other than the issuance of capital stock in connection with the exercise of stock options existing as of the Closing Date or hereafter granted in accordance with an Approved Option Plan.

           "Change of Control" means, at any time:

                (i) any "person" or "group" (each as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act) either (A) becomes the "beneficial owner" (as defined in Rule 13d-3 of the Exchange Act ), directly or indirectly, of Voting Securities of the Borrower (or securities convertible into or exchangeable for such Voting Securities) representing 25% or more of the combined voting power of all

           Voting Securities of the Borrower (on a fully diluted basis) or (B) otherwise has the ability, directly or indirectly, to elect a majority of the board of directors of the Borrower;

                (ii) during any period of up to 24 consecutive months, commencing on the Closing Date, individuals who at the beginning of such 24-month period were directors of the Borrower shall cease for any reason (other than the death, disability or retirement of an officer of the Borrower that is serving as a director at such time so long as another officer of the Borrower replaces such Person as a director) to constitute a majority of the board of directors of the Borrower; or

                (iii) any Person or two or more Persons acting in concert shall have acquired by contract or otherwise, or shall have entered into a contract or arrangement that, upon consummation thereof, will result in its or their acquisition of the power to exercise, directly or indirectly, a controlling influence on the management or policies of the Borrower.

           "CIPSA" means Compania Industrial de Parras, S.A.

           "Closing Date" means the date as of which this Agreement is executed by the Borrower, the Lenders and the Agent and on which the conditions set forth in Section 7.1 have been satisfied.
               -----------

           "Code" means the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder.

           "Collateral" means, collectively, all General Collateral and all Priority Collateral.

           "Collateral Agency Agreements" means, collectively, the General Collateral Agency Agreement and the Priority Collateral Agency Agreement, as amended, supplemented or restated from time to time.

           "Collateral Agents" means, collectively, the Priority Collateral Agent, the General Collateral Agent and the Agent for the Lenders and itself with respect to the Lien on the Senior Lease Facility.

           "Compliance Certificate" means a certificate of an Authorized Representative of the Borrower demonstrating compliance with the covenants contained in Sections 10.1, 10.3 and 10.7(g), substantially in the form of
                   -------------  ----     -------
      Exhibit H.
      ---------

           "Consistent Basis" in reference to the application of GAAP means the accounting principles observed in the period referred to are comparable in all material respects to those applied in the preparation of the audited financial statements of the Borrower referred to as of the Closing Date in
      Section 8.6(a).
      --------------

           "Consolidated EBITDA" means, with respect to the Borrower and its Subsidiaries for any period ending on the date of computation thereof, the sum of, without duplication, (i) Consolidated Net Income, (ii) Consolidated Interest Expense, (iii) taxes on income, (iv) amortization,
      (v) depreciation, (vi) non-cash charges otherwise deducted in calculating Consolidated Net Income resulting from FASB No. 88 Adjustments, FASB No. 106 Adjustments, FASB No. 112 Adjustments or FASB No. 121 Adjustments and
      (vii) Non-cash Restructuring Charges not to exceed $35,000,000 in Fiscal Year 2001, all determined on a consolidated basis in accordance with GAAP applied on a Consistent Basis.

           "Consolidated Indebtedness" means all Indebtedness for Money Borrowed of the Borrower and its Subsidiaries, all determined on a consolidated basis.

           "Consolidated Interest Coverage Ratio" means for any Four-Quarter Period ending on the date of computation thereof, the ratio of (i) Consolidated EBITDA for such Four-Quarter Period, to (ii) Consolidated Interest Expense for such Four-Quarter Period.

           "Consolidated Interest Expense" means, with respect to any period of computation thereof, the gross interest expense of the Borrower and its Subsidiaries, including without limitation (i) the current amortized portion of debt discounts to the extent included in gross interest expense, (ii) the current amortized portion of all fees (including fees payable in respect of any Rate Hedging Obligations) payable in connection with the incurrence of Indebtedness to the extent included in gross interest expense, (iii) the portion of any payments made in connection with Capital Leases allocable to interest expense, and (iv) the net cash financing costs incurred in connection with any Securitization Transaction, all determined on a consolidated basis in accordance with GAAP applied on a Consistent Basis.

           "Consolidated Leverage Ratio" means, as of the date of computation thereof, the ratio of (i) Consolidated Indebtedness (determined as at such date) to (ii) Consolidated EBITDA (for the Four-Quarter Period ending on (or most recently ended prior to) such date).

           "Consolidated Net Income" means, for any period of computation thereof, the gross revenues from operations of the Borrower and its Subsidiaries other than Parras Cone to the extent it constitutes a Subsidiary (including payments received by the Borrower and its Subsidiaries of (i) interest income, and (ii) dividends and distributions made in the ordinary course of their businesses by Persons (including Parras Cone) in which investment is permitted pursuant to this Agreement and not related to an extraordinary event), less all operating and non-operating expenses of the Borrower and its Subsidiaries including taxes on income, all determined on a consolidated basis in accordance with GAAP applied on a Consistent Basis; but excluding (for all purposes other than compliance with Section 10.1(a) hereof as income): (a) net gains or
                           ---------------
      losses on the sale, conversion or other disposition of capital assets, (b) net gains or losses on the acquisition, retirement, sale or other disposition of capital stock and other securities of the Borrower or its Subsidiaries, (c) net gains on the collection of proceeds of life insurance policies, (d) any write-up of any asset, (e) any net gain or loss recorded as a result of FASB 133 Adjustments, and (f) any other net gain or credit of an extraordinary nature as determined in accordance with GAAP applied on a Consistent Basis.

           "Consolidated Net Worth" means, as of any date on which the amount thereof is to be determined, the shareholders' equity of the Borrower and its Subsidiaries as of that date (excluding from the calculation thereof minimum pension liabilities as determined in accordance with FASB No. 87), determined on a consolidated basis, as reflected on the financial statements of the Borrower most recently delivered to the Lenders pursuant to Section 9.1 hereof, provided that Consolidated Net Worth shall be
         -----------
      computed and determined in accordance with GAAP applied on a Consistent Basis.

           "Contingent Obligation" means, as to any Person, any direct or indirect liability of that Person with respect to any Indebtedness, lease, dividend, guaranty, letter of credit or other obligation (each a "primary
                                                                        -------
      obligation") of another Person (the "primary obligor"), whether or not
      ----------                           ---------------
      contingent, (i) to purchase, repurchase or otherwise acquire any such primary obligation or any property constituting direct or indirect security therefor, or (ii) to advance or provide funds (a) for the payment or discharge of any such primary obligation, or (b) to maintain working capital or equity capital of the primary obligor in respect of any such primary obligation or otherwise to maintain the net worth or solvency or any balance sheet item, level of income or financial condition of such primary obligor, or (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor thereof to make payment of such primary obligation, or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss or failure or inability to perform in respect thereof. The amount of any Contingent Obligation, to the extent not expressly limited, shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof.

           "Continue," "Continuation," and "Continued" shall refer to the continuation pursuant to Section 4.2 hereof of a Eurodollar Rate Loan of
                               -----------
      one Type as a Eurodollar Rate Loan of the same Type from one Interest Period to the next Interest Period.

           "Controlled Accounts" means all depository accounts of the Borrower and its Subsidiaries, other than the Excluded Deposit Accounts, each of which shall be maintained with a Lender in accordance with Section 9.21.
                                                                 ------------

           "Convert," "Conversion," and "Converted" shall refer to a conversion pursuant to Section 4.2 of one Type of Loan into another Type of Loan.
                  -----------

           "Core Borrowing Base" means, as of any date of determination thereof, an amount equal to the sum of:

           (i)   the Eligible Receivables Amount multiplied by 85%; plus

           (ii)  the Eligible Inventory Amount multiplied by 50%; plus

           (iii) the Eligible Fixed Asset Amount multiplied by 50%.

           "Cost of Acquisition" means, with respect to any Acquisition, as at the date of entering into any agreement therefor, the sum of the following
                                                            ---
      (without duplication): (i) the value of the capital stock, warrants or options to acquire capital stock of Borrower or any Subsidiary to be transferred in connection therewith, (ii) the amount of any cash and fair market value of other property (excluding property described in clause (i) and the unpaid principal amount of any debt instrument) given as consideration, (iii) the amount (determined by using the face amount or the amount payable at maturity, whichever is greater) of any Indebtedness incurred, assumed or acquired by the Borrower or any Subsidiary in connection with such Acquisition, (iv) all additional purchase price amounts in the form of earnouts and other contingent obligations that should be recorded on the financial statements of the Borrower and its Subsidiaries in accordance with GAAP, (v) all amounts paid in respect of covenants not to compete, consulting agreements that should be recorded on financial statements of the Borrower and its Subsidiaries in accordance with GAAP, and other affiliated contracts in connection with such Acquisition, (vi) the aggregate fair market value of all other consideration given by the Borrower or any Subsidiary in connection with such Acquisition, and (vii) out of pocket transaction costs for the services and expenses of attorneys, accountants and other consultants incurred in effecting such transaction, and other similar transaction costs so incurred. For purposes of determining the Cost of Acquisition for any transaction, (A) the capital stock of the Borrower shall be valued (I) in the case of capital stock that is then listed on a national securities exchange or a national market system, the average of the last reported bid and ask quotations or the last prices reported thereon, and (II) with respect to any other shares of capital stock, as determined by a committee composed of the disinterested members of the Board of Directors of the Borrower and, if requested by the Agent, determined to be a reasonable valuation by the independent public accountants referred to in Section
                                                                     -------
      9.1(a), (B) the capital stock of any Subsidiary shall be valued as
      ------
      determined by a committee composed of the disinterested members of the Board of Directors of such Subsidiary and, if requested by the Agent, determined to be a reasonable valuation by the independent public accountants referred to in Section 9.1(a), and (C) with respect to any
                                 --------------
      Acquisition accomplished pursuant to the exercise of options or warrants or the conversion of securities, the Cost of Acquisition shall include both the cost of acquiring such option, warrant or convertible security as well as the cost of exercise or conversion.

           "Credit Parties" means, collectively, the Borrower, each Guarantor and each other Person providing Collateral pursuant to any Security Document from time to time (which Credit Parties as of the Closing Date are listed on Schedule 1.2).
                    ------------

           "Debenture Holders" means, at any time, collectively each of the holders of the Senior Debentures then outstanding.

           "Default" means any event or condition which, with the giving or receipt of notice or lapse of time or both, would constitute an Event of Default hereunder.

           "Default Rate" means (i) with respect to each Eurodollar Rate Loan, until the end of the Interest Period applicable thereto, a rate of two percent (2%) above the Eurodollar Rate applicable to such Loan, and thereafter at a rate of interest per annum which shall be two percent (2%) above the Base Rate, (ii) with respect to Base Rate Loans, Reimbursement Obligations, fees, and other amounts payable in respect of Obligations or (except as otherwise expressly provided therein) the obligations of any other Credit Party under any of the other Loan Documents, a rate of interest per annum which shall be two percent (2%) above the Base Rate and
      (iii) in any case, the maximum rate permitted by applicable law, if lower.

           "Designated Collateral Subagent" means Bank of America, N.A., not individually but solely in its capacity as designated collateral subagent on behalf of the General Secured Parties hereunder with respect to the General Collateral, pursuant to the terms of the General Collateral Agency Agreement, and its agents, successors and permitted assigns.

           "Direct Foreign Subsidiary" means a Subsidiary other than a Domestic Subsidiary a majority of whose Voting Securities, or a majority of whose Subsidiary Securities, are owned by the Borrower or a Domestic Subsidiary.

           "Dollars" and the symbol "$" means dollars constituting legal tender for the payment of public and private debts in the United States of America.

           "Domestic Subsidiary" means any Subsidiary of the Borrower organized under the laws of the United States of America, any state or territory thereof or the District of Columbia.

           "Eighth Amendment Closing Date" means November 9, 2001.

           "Eligible Assignee" means (i) a Lender, (ii) an affiliate of a Lender, and (iii) any other Person approved by the Agent and, unless an Event of Default has occurred and is continuing at the time any assignment is effected in accordance with Section 13.1, the Borrower, such approvals
                                     ------------
      not to be unreasonably withheld or delayed and such approval to be deemed given by the Borrower (in the absence of notice to the contrary, effective upon receipt) within two Business Days after notice of such proposed assignment has been provided by the assigning Lender to the Borrower; provided, however, that neither the Borrower nor an affiliate of the
      --------  -------
      Borrower shall qualify as an Eligible Assignee.

           "Eligible Fixed Assets" means the land and completed improvements thereon constituting real property and fixtures and all fully operable machinery and equipment of the Borrower and its Domestic Subsidiaries constituting fixed operating assets and associated repair parts, in each case which are located in the United States of America and in which (i) the Priority Collateral Agent for the benefit of the Priority Secured

      Parties shall have a Priority Lien pursuant to any Priority Mortgage, and
      (ii) the General Collateral Agent for the benefit of the General Secured Parties shall have a General Lien pursuant to any General Mortgage or other General Security Instrument.

           "Eligible Fixed Assets Amount" means (a) the net book value of Eligible Fixed Assets, all as determined in accordance with GAAP applied on a Consistent Basis and reflected on the financial statements of the Borrower most recently furnished to the Lenders pursuant to Section 9.1
                                                                  -----------
      hereof; minus (b) the aggregate amount of all Reserves allocable to Eligible Fixed Assets for purposes of calculating net book value of Eligible Fixed Assets, the Borrowers shall not adopt any method or schedule of depreciation providing for depreciation of such assets less rapidly than the depreciation methods and schedules in effect as of the Closing Date.

           "Eligible Inventory" means Inventory of the Borrower and its Domestic Subsidiaries which consists of the raw material, yarn and finished goods inventory (including greige goods) located in the United States of America, which the Agent, in its reasonable discretion, determines to be Eligible Inventory and in which (i) the Priority Collateral Agent for the benefit of the Priority Secured Parties shall have a Priority Lien pursuant to the Priority Security Agreement and (ii) the General Collateral Agent for the benefit of the General Secured Parties shall have a General Lien pursuant to the General Security Agreement. Without limiting the discretion of the Agent to establish other criteria of ineligibility, Eligible Inventory shall not, unless the Agent in its sole discretion elects, include any Inventory:
               (a)  that is not owned by the Borrower or a Domestic Subsidiary;
               (b) with respect to which any of the representations, warranties, covenants, and agreements contained in the Priority Security Agreement or the General Security Agreement are incorrect or have been breached;
               (c)  that does not consist of finished goods or raw materials;
               (d) that consists of work-in-process, chemicals, samples, prototypes, supplies, or packing and shipping materials;
               (e) that is not in good condition, is unmerchantable, or does not meet all standards imposed by any Governmental Authority, having regulatory authority over such goods, their use or sale;
               (f) that is not currently either usable or salable, at prices approximating at least carrying cost (as reflected on the Borrower's books), in the normal course of the Borrower's or the respective Domestic Subsidiary's business, or that is slow moving or stale;
               (g)  that is obsolete or used goods taken in trade;
               (h) that is located outside the United States of America (or that is in-transit from vendors or suppliers);
               (i) that is located in a public warehouse or in possession of a bailee or in a facility leased by the Borrower or a Domestic Subsidiary, if the warehouseman, or the bailee, or the lessor has not delivered to the Agent, if requested by the Agent, a subordination agreement in form and substance satisfactory to the Agent or if a

           Reserve for rents or storage charges has not been established for Inventory at that location;
               (j) that contains or bears any Proprietary Rights licensed to the Borrower or a Domestic Subsidiary by any Person, if the Agent is not satisfied that the Priority Collateral Agent and the General Collateral Agent may sell or otherwise dispose of such Inventory in accordance with the terms of the Priority Security Agreement, the General Security Agreement and Section 11.1(C) without infringing the
                                          ---------------
           rights of the licensor of such Proprietary Rights or violating any contract with such licensor (and without payment of any royalties other than any royalties due with respect to the sale or disposition of such Inventory pursuant to the existing license agreement), and, as to which the Borrower or the respective Domestic Subsidiary has not delivered to the Agent a consent or sublicense agreement from such licensor in form and substance acceptable to the Agent if requested;
               (k) that is not reflected in the details of an audit of Eligible Inventory; or
               (l)  that is Inventory placed on consignment.

           If any Inventory at any time ceases to be Eligible Inventory, such Inventory shall promptly be excluded from the calculation of Eligible Inventory and the Eligible Inventory Amount.
           "Eligible Inventory Amount" means (a) the net book value of Eligible Inventory on a "first in-first out" basis, all as determined in accordance with GAAP applied on a Consistent Basis and reflected on the books of the Borrower, minus (b) the aggregate amount of Reserves allocable to Eligible Inventory.

           "Eligible Receivables Amount" means the Overcollateralization Amount.

           "Eligible Securities" means the following obligations and any other obligations previously approved in writing by the Agent:

           (i)   Government Securities;

           (ii) obligations of any corporation organized under the laws of any state of the United States of America or under the laws of any other nation, payable in the United States of America, expressed to mature not later than 92 days following the date of issuance thereof and rated in an investment grade rating category by S&P and Moody's;

           (iii) interest bearing demand or time deposits issued by any Lender; and

                          (iv)  Repurchase Agreements.

           "Employee Benefit Plan" means (i) any employee benefit plan, including any Pension Plan, within the meaning of Section 3(3) of ERISA which (a) is maintained for employees of the Borrower or any of its ERISA Affiliates, or any Subsidiary or is assumed by the Borrower or any of its ERISA Affiliates, or any Subsidiary in connection with any Acquisition or
      (b) has at any time been maintained for the employees of the

      Borrower, any current or former ERISA Affiliate, or any Subsidiary and
      (ii) any plan, arrangement, understanding or scheme maintained by the Borrower or any Subsidiary that provides retirement, deferred compensation, employee or retiree medical or life insurance, severance benefits or any other benefit covering any employee or former employee and which is administered under any Foreign Benefit Law or regulated by any Governmental Authority other than the United States of America.

           "Environmental Compliance Reserve" means any reserve which the Agent establishes in its reasonable discretion after prior written notice to the Borrower from time to time for amounts that are reasonably likely to be expended by the Borrower or any Domestic Subsidiary in order for the Borrower or such Subsidiary and their respective operations and property
      (a) to comply with any notice from a Governmental Authority asserting material non-compliance with Environmental Laws, or (b) to correct any such material non-compliance identified in a report delivered to the Agent pursuant to Section 9.14.
                  ------------

           "Environmental Laws" means any federal, state or local statute, law, ordinance, code, rule, regulation, order, decree, permit or license regulating, relating to, or imposing liability or standards of conduct concerning, any environmental matters or conditions, environmental protection or conservation, including without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended; the Superfund Amendments and Reauthorization Act of 1986, as amended; the Resource Conservation and Recovery Act, as amended; the Toxic Substances Control Act, as amended; the Clean Air Act, as amended; the Clean Water Act, as amended; together with all regulations promulgated thereunder, and any other "Superfund" or "Superlien" law.

           "Equity Appreciation Rights Agreement" means that certain Equity Appreciation Rights Agreement dated as of November 9, 2001, among the Borrower, the Agent and the Lenders, as the same may be amended, supplemented or restated from time to time.

           "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute and all rules and regulations promulgated thereunder.


           "ERISA Affiliate," as applied to the Borrower, means any Person or trade or business which is a member of a group which is under common control with the Borrower, who together with the Borrower, is treated as a single employer within the meaning of Section 414(b) and (c) of the Code.

           "Eurodollar Rate" means the interest rate per annum calculated according to the following formula:

           Eurodollar      Interbank Offered Rate     Applicable
                        =  ----------------------  +
           Rate            1- Reserve Requirement     Margin

           "Eurodollar Rate Loan" means a Loan for which the rate of interest is determined by reference to the Eurodollar Rate.

           "Event of Default" means any of the occurrences set forth as such in
      Section 11.1.
      ------------

           "Excess Cash Flow" means, with respect to the Borrower and its Subsidiaries for any Two-Quarter Period that is listed in Exhibit Q
                                                                ---------
      hereto, the result (if positive) of the following calculation:

                (a) the difference of (i) Consolidated EBITDA for such period minus (ii) Projected Consolidated EBITDA for such period,

                plus
                ----

                (b) (in the case of the Two-Quarter Period ended June 30, 2002) the difference of (i) Projected PBGC Payments for such period minus
           (ii) Actual PBGC Payments for such period,

                plus
                ----

                (c)  (in the case of any Two-Quarter period listed in Exhibit Q)
                                                                      ---------
           the difference of (i) Projected Non-Cash LIFO Adjustments for such period minus (ii) Actual Non-Cash LIFO Adjustments for such period.

           "Excess Facility Sale Proceeds" means the amount of proceeds, net of transaction costs and expenses, received by the Borrower from the sale or sale and leaseback or other disposition of the Senior Lease Facility in excess of the amount paid to fully satisfy the Senior Lease Obligations.

           "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the regulations promulgated thereunder.

           "Excluded Deposit Accounts" means (i) cotton margin accounts with aggregate deposits not in excess of $3,000,000 and (ii) any Imprest/Payroll Accounts.

           "Existing Credit Agreement" means that certain Credit Agreement dated as of August 7, 1997 by and among the Borrower, Morgan Guaranty Trust Company of New York, as agent, and the lenders party thereto, as amended.

           "Facility Guaranty" means each Guaranty Agreement between one or more Guarantors and the Agent for the benefit of the Agent and the Lenders, Prudential, the Senior Lease Creditor, Morgan, the General Collateral Agent, the Designated Collateral Subagent and the Priority Collateral Agent delivered as of the Closing Date and otherwise pursuant to Section
                                                                       -------
      9.20, as the same may be amended, supplemented, or restated from time to
      ----
      time.

           "Facility Termination Date" means such date as all of the following shall have occurred: (i) the Borrower shall have permanently terminated the Revolving Credit Facility by payment in full of all Revolving Credit Outstandings and Letter of Credit Outstandings, together with all accrued and unpaid interest thereon, except for the undrawn portion of Letters of Credit as have been fully cash collateralized in a manner consistent with the terms of Section 11.1(B), (ii) Revolving Credit Commitments and Letter
                   ---------------
      of Credit Commitments shall have terminated or expired and (iii) the Borrower shall have fully, finally and irrevocably paid and satisfied in full all Obligations (other than the Morgan Swap Obligations and Obligations consisting of continuing indemnities and other Contingent Obligations of the Borrower or any Guarantor that may be owing to the Lenders pursuant to the Loan Documents and expressly survive termination of this Agreement).

           "FASB No. 87" means Statement of Financial Standards No. 87.

           "FASB No. 88 Adjustments" means adjustments charged to income (or loss) and a corresponding liability resulting from "settlements and curtailments of pension plans" (as defined in the Statement of Financial Accounting Standards No. 88) and for related termination benefits.

           "FASB No. 106 Adjustments" means adjustments to income (or loss) less actual cash payments resulting from "retirement benefits other than pensions" (as defined in the Statement of Financial Accounting Standards No. 106).

           "FASB No. 112 Adjustments" means adjustments to income (or loss) less actual cash payments resulting from "post-employment benefits" (as defined in the Statement of Financial Accounting Standards No. 112).

           "FASB No. 121 Adjustments" means adjustments charged to income (or loss) resulting from impairment of long-lived assets (as defined in the Statement of Financial Accounting Standards No. 121).

           "FASB 133 Adjustments" means entries on or adjustments to any balance sheet or statement of income in respect of derivatives or hedging instruments as required or permitted by Statement of Financial Accounting Standards No. 133 other than adjustments relating to transactions in cotton derivatives in the ordinary course of business.

           "Federal Funds Rate" means, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (i) if such day is not a
                                    --------
      Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business

      Day as so published on the next succeeding Business Day, and (ii) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate charged to the Agent (in its individual capacity) on such day on such transactions as determined by the Agent.

           "Fiscal Quarter" means each of the three month fiscal periods of the Borrower and its Subsidiaries ending on January 2, 2000, April 2, 2000, July 2, 2000, October 1, 2000, December 31, 2000, April 1, 2001, July 1,
      2001, September 30, 2001, December 30, 2001, March 31, 2002, June 30,
      2002, September 29, 2002 or December 29, 2002.

           "Fiscal Year" means, with respect to fiscal year 1999, the fiscal period of the Borrower and its Subsidiaries ending on January 2, 2000 and, with respect to fiscal year 2000, the fiscal period ending December 31, 2000 and, with respect to fiscal year 2001, the fiscal period ending on December 30, 2001 and, with respect to fiscal year 2002, the fiscal period ending December 29, 2002.

           "Foreign Benefit Law" means any applicable statute, law, ordinance, code, rule, regulation, order or decree of any foreign nation or any province, state, territory, protectorate or other political subdivision thereof regulating, relating to, or imposing liability or standards of conduct concerning, any Employee Benefit Plan.

           "Four-Quarter Period" means a period of four full consecutive Fiscal Quarters of the Borrower and its Subsidiaries, taken together as one accounting period.

           "Fully Satisfied" means, with respect to (i) the Senior Revolving Credit Obligations, the Facility Termination Date shall have occurred,
      (ii) the Senior Note Obligations, the same shall have been paid in full in cash, (iii) the Senior Lease Obligations, the same shall have been paid in full in cash, (iv) the Senior Debenture Obligations, the same shall have been paid in full in cash and (v) the Morgan Swap Obligations, the same, if any, shall have been paid in full in cash and the Morgan Swap Agreement shall have terminated.

           "GAAP" or "Generally Accepted Accounting Principles" means generally accepted accounting principles, being those principles of accounting set forth in pronouncements of the Financial Accounting Standards Board, the American Institute of Certified Public Accountants, or which have other substantial authoritative support and are applicable in the circumstances as of the date of a report.

           "General Collateral" means the real and personal property, fixtures and assets of the Borrower and its Material Subsidiaries whether now existing or hereafter arising, created or acquired upon which a General Lien has been granted to the General Collateral Agent for the benefit of the General Secured Parties pursuant to the General Security Instruments.

           "General Collateral Agency Agreement" means that certain Collateral Agency Agreement dated as of the date hereof among the General Secured Parties and the General Collateral Agent, as amended, supplemented or restated from time to time.

           "General Collateral Agent" means Wilmington Trust Company, not individually but solely in its capacity as collateral agent on behalf of the General Secured Parties hereunder with respect to the General Collateral, pursuant to the terms of the General Collateral Agency Agreement, and the Designated Collateral Subagent and their agents, successors and permitted assigns.

           "General Lien" means, with respect to any General Collateral, a valid and enforceable Lien thereon in favor of the General Collateral Agent for the benefit of the General Secured Parties conferred under the General Security Instruments which is fully perfected and ranking of higher priority than any other Lien on such property other than a Priority Lien and Permitted Liens.

           "General Mortgages" means, collectively, all mortgages, deeds of trust and deeds to secure debt substantially in the form of Exhibit M-1 or
                                                                  -----------
      Exhibit M-2 granting a General Lien by the Borrower or a Guarantor to the
      -----------
      General Collateral Agent (or a trustee for the benefit of the General Collateral Agent) for the benefit of the General Secured Parties in General Collateral constituting real property and fixtures as collateral security for the General Senior Obligations, and the Guarantors' Obligations with respect thereto, as such documents may be amended, supplemented or restated from time to time.

           "General Secured Parties" means the Lenders, the Revolving Credit Agent, Prudential, Atlantic Financial Group, Ltd. and SunTrust Bank, Morgan and the Bond Trustee for the benefit of the Debenture Holders.

           "General Security Agreement" means that certain General Security Agreement dated as of the date hereof, and each additional General Security Agreement entered into after the date hereof by any Subsidiary in accordance with the terms of any Senior Credit Document, granting a General Lien to the General Collateral Agent for the benefit of the General Secured Parties pursuant to the General Collateral Agency Agreement, as collateral security for the General Senior Obligations, and the Guarantors' Obligations with respect thereto, as amended, supplemented or restated from time to time.

           "General Security Instruments" means (i) the General Security Agreement, (ii) the General Mortgages, (iii) the Pledge Agreement and (iv) all other agreements, instruments and other documents, whether now existing or hereafter in effect, pursuant to which the Borrower or any Material Subsidiary shall grant or convey to the General Collateral Agent for the benefit of the General Secured Parties a General Lien in property as security for payment of all or any portion of the General Senior Obligations, and the Guarantors' Obligations with respect thereto, all as amended, supplemented or restated from time to time.

           "General Senior Obligations" mean all Senior Debt Obligations other than Priority Senior Obligations, comprised of a pro rata portion of the Senior Revolving Credit Obligations, the Senior Note Obligations, the Senior Lease Obligations, Morgan Swap Obligations and Senior Debenture Obligations outstanding at any time.

           "Government Securities" means direct obligations of, or obligations the timely payment of principal and interest on which are fully and unconditionally guaranteed by, the United States of America or any agency thereof.

           "Governmental Authority" shall mean any Federal, state, municipal, national or other governmental department, commission, board, bureau, court, agency or instrumentality or political subdivision thereof or any entity or officer exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to any government or any court, in each case whether associated with a state of the United States, the United States, or a foreign entity or government.

           "Guarantors" means, at any date, the Material Subsidiaries who are parties to a Facility Guaranty at such date which as of the Closing Date includes the Material Subsidiaries identified on Schedule 1.2.
                                                       ------------

           "Guarantors' Obligations" has the meaning given to such term in the Facility Guaranty.

           "Hazardous Material" means and includes any pollutant, contaminant, or hazardous, toxic or dangerous waste, substance or material (including without limitation petroleum products, asbestos-containing materials and lead), the generation, handling, storage, transportation, disposal, treatment, release, discharge or emission of which is subject to any Environmental Law.

           "Imprest/Payroll Accounts" means, collectively, the deposit accounts identified on Exhibit P.
                    ---------

           "Indebtedness" means as to any Person, without duplication, (i) all Indebtedness for Money Borrowed of such Person, (ii) all Rate Hedging Obligations of such Person, (iii) all indebtedness secured by any Lien on any property or asset owned or held by such Person regardless or whether the indebtedness secured thereby shall have been assumed by such Person or is non-recourse to the credit of such Person, and (iv) all Contingent Obligations of such Person.

           "Indebtedness for Money Borrowed" means with respect to any Person, without duplication, all indebtedness in respect of money borrowed, including without limitation, all obligations under Capital Leases, all Synthetic Lease Indebtedness, all Securitization Outstandings, the deferred purchase price of any property or services, the aggregate face amount of all surety bonds, letters of credit, and bankers' acceptances, and (without duplication) all payment and reimbursement obligations in respect thereof whether or not matured, evidenced by a promissory note, bond, debenture or similar written obligation for the payment of money (including reimbursement agreements and conditional sales or similar title retention agreements), other than trade payables, documentary letters of credit and accrued expenses incurred in the ordinary course of business.

           "Interbank Offered Rate" means, with respect to any Eurodollar Rate Loan for the Interest Period applicable thereto, the rate per annum (rounded upwards, if necessary), to the nearest 1/100 of 1%) appearing on Telerate Page 3750 (or any successor page) as the London interbank offered rate for deposits in Dollars at approximately 11:00 A.M. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period. If for any reason such rate is not available, the term "Interbank Offered Rate" shall mean, with respect to any Eurodollar Rate Loan for the Interest Period applicable thereto, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Reuters Screen LIBO Page as the London interbank offered rate for deposits in Dollars at approximately 11:00 A.M. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period, provided, however; if more than one
                                          --------  -------
      rate is specified on Reuters Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates (rounded upwards, if necessary, to the nearest 1/100 of 1%).

           "Intercreditor Agreements" means, collectively, the Senior Debt Intercreditor Agreement, the Leased Facility Intercreditor Agreement and the Securitization Intercreditor Agreement.

           "Interest Period" means, for each Eurodollar Rate Loan, a period commencing on the date such Eurodollar Rate Loan is made or Converted or Continued and ending, at the Borrower's option, on the date one, two or three months thereafter as notified to the Agent by the Authorized Representative in accordance with the terms hereof; provided that,
                                                          --------

                (i) if an Interest Period for a Eurodollar Rate Loan would end on a day which is not a Business Day, such Interest Period shall be extended to the next Business Day (unless such extension would cause the applicable Interest Period to end in the succeeding calendar month, in which case such Interest Period shall end on the next preceding Business Day); and

                (ii) any Interest Period which begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month.

           "Interest Rate Selection Notice" means the written notice delivered by an Authorized Representative in connection with the election of a subsequent Interest Period for any Eurodollar Rate Loan or the Conversion of any Eurodollar Rate Loan into a Base Rate Loan or the Conversion of any Base Rate Loan into a Eurodollar Rate Loan, in the form of Exhibit E.
                                                                 ---------

           "Inventory" has the meaning given to such term in the Security Agreement.

           "Issuing Bank" means Bank of America as issuer of Letters of Credit under Article III and its successors and permitted assigns.
            -----------

           "Leased Facility Intercreditor Agreement" means that certain Intercreditor Agreement dated as of the date hereof between the Agent and the Senior Lease Creditor relating to relative rights and remedies with respect to the Senior Leased Facility, as from time to time amended, supplemented or replaced.

           "Letter of Credit" means each standby or commercial letter of credit issued by the Issuing Bank pursuant to Article III hereof for the account of the Borrower in favor of a Person advancing credit or securing an obligation on behalf of the Borrower.

           "Letter of Credit Commitment" means, with respect to each Lender, the obligation of such Lender to acquire Participations in respect of Letters of Credit and Reimbursement Obligations up to an aggregate amount at any one time outstanding equal to such Lender's Applicable Commitment Percentage of the Total Letter of Credit Commitment as the same may be increased or decreased from time to time pursuant to this Agreement.

           "Letter of Credit Facility" means the facility described in Article
                                                                       -------
      III hereof providing for the issuance by the Issuing Bank for the account
      ---
      of the Borrower of Letters of Credit in an aggregate stated amount at any time outstanding not exceeding the Total Letter of Credit Commitment minus outstanding Reimbursement Obligations.

           "Letter of Credit Outstandings" means, as of any date of determination, the aggregate amount available to be drawn under all Letters of Credit plus Reimbursement Obligations then outstanding.

           "Lien" means any interest in property securing any obligation owed to, or a claim by, a Person other than the owner of the property, whether such interest is based on the common law, statute or contract, and including but not limited to the lien or security interest arising from a mortgage, encumbrance, pledge, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes. For the purposes of this Agreement, the Borrower and any Subsidiary shall be deemed to be the owner of any property which it has acquired or holds subject to a conditional sale agreement, financing lease, or other arrangement pursuant to which title to the property has been retained by or vested in some other Person for security purposes.

           "Loan" or "Loans" means any of the Revolving Loans made under the Revolving Credit Facility.

           "Loan Documents" means this Agreement, the Notes, the Security Documents, the Intercreditor Agreements, the Facility Guaranties, the Applications and Agreements for Letter of Credit, the Equity Appreciation Rights Agreement, the Account Control Agreements, and all other instruments and documents heretofore or hereafter executed or delivered to or in favor of any Lender (including the Issuing Bank) or the Agent in connection with the Loans made and transactions contemplated under this Agreement, as amended, supplemented or restated from time to time.

           "Master Lease" means that certain Master Lease Agreement dated as of October 24, 1994 between the Borrower, as Lessee, and TCB Realty II Corporation, as Lessor ("TCB"), relating to the North Pointe Center Development, as amended, supplemented or restated from time to time and as assigned by TCB to Atlantic Financial Group, Ltd. pursuant to that certain Assignment Agreement dated as of April 15, 1999 among Citicorp Leasing, Inc. and SunTrust Bank.

           "Material Adverse Effect" means a material adverse effect on (i) the business, properties, operations, prospects or condition, financial or otherwise, of the Borrower and its Subsidiaries, taken as a whole, (ii) the ability of any Credit Party to pay or perform its respective obligations, liabilities and indebtedness under the Loan Documents as such payment or performance becomes due in accordance with the terms thereof, or (iii) the rights, powers and remedies of the Agent or any Lender under any Loan Document or the validity, legality or enforceability thereof.

           "Material Direct Foreign Subsidiary" means any Direct Foreign Subsidiary which would be considered a Material Subsidiary under clauses
      (i) or (ii) of the definition "Material Subsidiary" if it were a Domestic Subsidiary.

           "Material Real Property" means (i) each Mortgaged Property set forth on Schedule 5.4 and (ii) each other parcel of real property owned from
         ------------
      time to time by the Borrower or any Domestic Subsidiary having a fair market value at any time of determination of at least $1,000,000.

           "Material Real Property Support Documents" means for each Material Real Property (other than the Comfort Sleep property) and, with respect to Mortgaged Property subject to Sections 5.4(a)(ii)(B) and 5.4(b)(ii)(B),
                                    ----------------------     -------------
      only such of the following as are required by the applicable Governmental Authority), (i) the Title Policy pertaining thereto, (ii) such surveys, flood hazard certifications, appraisals, and environmental assessments thereof as the Agent may require prepared by recognized experts in their respective fields selected by the Borrower and reasonably satisfactory to the Agent, (iii) as to Material Real Property located in a flood hazard area, such flood hazard insurance as the Agent may require, (iv) as to leasehold interests, such lessor estoppel, waiver and consent certificates, (v) with respect to facilities leased or subleased to third parties (other than properties leased for less than $300,000 per Fiscal
      Year), such lessees' estoppel, waiver and consent certificates and subordination, nondisturbance and attornment agreements, (vi) such owner's or lessee's affidavits as the Agent may require, (vii) such opinions of local counsel with respect to the Mortgages or leasehold mortgages, as applicable, as the Agent may require, and (viii) such other documentation as the Agent may reasonably require, in each case as shall be in form and substance reasonably acceptable to the Agent.

           "Material Subsidiary" means any direct or indirect Domestic Subsidiary of the Borrower which (i) has total assets equal to or greater than 2% of consolidated total assets of the Borrower and its Domestic Subsidiaries (calculated as of the most recent fiscal period with respect to which the Agent shall have received financial statements required to be delivered pursuant to Sections 9.1(a) or (b) (or if prior to
                                  ---------------    ---
      delivery of any financial statements pursuant to such Sections, then calculated with respect to the Fiscal Year end financial statements referenced in Section 8.6) (the "Required Financial Information")) or (ii)
                    -----------
      has revenue equal to or greater than 2% of consolidated total revenue of the Borrower and its Domestic Subsidiaries (calculated for the most recent period for which the Agent has received the Required Financial Information); provided, however, that notwithstanding the foregoing, the
                    --------  -------
      term "Material Subsidiary" shall mean each of those Domestic Subsidiaries that together with the Borrower and each other Material Subsidiary have assets equal to not less than 98% of consolidated total assets of the Borrower and its Domestic Subsidiaries (calculated as described above) and revenue of not less than 98% of consolidated total revenue of the Borrower and its Domestic Subsidiaries (calculated as described above); provided further that if more than one combination of Domestic Subsidiaries satisfies both such thresholds, then those Domestic Subsidiaries so determined to be "Material Subsidiaries" shall be specified by the Borrower, and which include as of the Closing Date the Subsidiaries identified on Schedule 1.2.
                    ------------

           "Material Supply Agreement" means, collectively, (i) the exclusive Supply Agreement dated as of March 30, 1992 between the Borrower and Levi Strauss & Co., as amended or replaced from time to time, and (ii) any other contract or agreement with any retail or wholesale customer of the Borrower or any Subsidiary the cancellation, termination, or non-renewal of which would reasonably be likely to have a Material Adverse Effect.

           "Mexican Capital Expenditures" means all Capital Expenditures made with respect to property, plant or equipment located in Mexico other than Parras Cone Capital Expenditures.

           "Moody's" means Moody's Investors Service, Inc.

           "Morgan" means Morgan Guaranty Trust Company of New York, in its capacity as party to the Morgan Swap Agreement and obligee of the Morgan Swap Obligations.

           "Morgan Swap Agreement" means that certain ISDA Master Agreement dated as of July 20, 1998 between the Borrower and Morgan as supplemented pursuant to that certain letter agreement dated as of July 20, 1998, as from time to time amended, supplemented or restated, and as terminated on October 4, 2001.

           "Morgan Swap Obligations" means all obligations and liabilities of the Borrower to Morgan in respect of the interest rate hedging agreements entered into prior to, and outstanding on, the Closing Date under the Morgan Swap Agreement, including, but not limited to, (i) the obligations of the Borrower to make periodic payments to Morgan in accordance with the terms of the Morgan Swap Agreement and (ii) the obligation of the Borrower to make a termination payment to Morgan under Section 6(e) of the Morgan Swap Agreement, provided, however, that in the event that the payments to be made by the Borrower to Morgan under (i) and (ii) above are greater than $3,000,000, the amount of such obligations shall be deemed to be $3,000,000 for purposes of this definition.

           "Mortgaged Property" means, collectively, (i) the real property, leasehold interests, improvements, fixtures and other items of real and personal property related thereto and the products thereof of the Borrower and its Domestic Subsidiaries which are subject to a Mortgage on the Closing Date, and (ii) thereafter, any of such property owned or acquired by the Borrower or any Domestic Subsidiary, including any Subsidiary that is or is required to become a Guarantor after the Closing Date pursuant to
      Section 9.20, which has a fair market value in excess of $300,000 which is
      ------------
      required to become subject to a Mortgage hereunder and (iii) any other real property with respect to which the Borrower or a Domestic Subsidiary has elected in its sole discretion to make subject to a Mortgage.

           "Mortgages" means, collectively, each of the Priority Mortgages, the General Mortgages and the Senior Lease Facility Mortgage.

           "Multiemployer Plan" means a "multiemployer plan" as defined in
      Section 4001(a)(3) of ERISA to which the Borrower or any ERISA Affiliate is making, or is accruing an obligation to make, contributions or has made, or been obligated to make, contributions within the preceding six
      (6) Fiscal Years.

           "Net Proceeds" (a) from any public or private offering of any security (including securities evidencing Indebtedness and any Capital Market Transaction) means cash payments received by the Borrower or any Subsidiary therefrom as and when received, net of all legal, accounting, banking and underwriting fees and expenses, commissions, discounts and other issuance expenses incurred in connection therewith and all taxes required to be paid or accrued as a consequence of such issuance; and (b) from any Asset Disposition means cash payments received by the Borrower or any Subsidiary therefrom (including any cash payments received pursuant to any note or other debt security received in connection with any Asset Disposition) as and when received, net of (i) all legal fees and expenses and other fees and expenses paid to third parties and incurred in connection therewith, (ii) all taxes required to be paid or accrued as a consequence of such disposition, (iii) all amounts applied to repayment of Indebtedness (other than the Obligations and Senior Note Obligations) secured by a Lien on the asset or property disposed.

           "Non-Cash LIFO Adjustments" means non-cash adjustments to income (reflected as a negative amount if a charge, or as a positive amount if a credit) resulting from the use of the "last in-first out" inventory method (as opposed to the "first in-first out" inventory method) in determining the cost of goods sold, all as determined in accordance with GAAP applied on a Consistent Basis.

           "Non-cash Restructuring Charges" means those expenses and charges against earnings incurred in connection with the Borrower's comprehensive corporate downsizing and reorganization program and which do not result in any cash payment by the Borrower or any Subsidiary, all as determined on a consolidated basis in accordance with GAAP applied on a Consistent Basis.

           "Notes" means the Revolving Notes.

           "Obligations" means the obligations, liabilities and Indebtedness of the Borrower with respect to (i) the principal and interest on the Loans as evidenced by the Notes, (ii) the Reimbursement Obligations and otherwise in respect of the Letters of Credit, and (iii) the payment and performance of all other obligations, liabilities and Indebtedness of the Borrower to the Lenders (including the Issuing Bank), the Agent or BAS hereunder, under any one or more of the other Loan Documents or with respect to the Loans.

           "Operating Documents" means with respect to any corporation, limited liability company, partnership, limited partnership, limited liability partnership or other legally authorized incorporated or unincorporated entity, the bylaws, operating agreement, partnership agreement, limited partnership agreement or other applicable documents relating to the operation, governance or management of such entity.

           "Organizational Action" means with respect to any corporation, limited liability company, partnership, limited partnership, limited liability partnership or other legally authorized incorporated or unincorporated entity, any corporate, organizational or partnership action (including any required shareholder, member or partner action), or other similar official action, as applicable, taken by such entity.

           "Organizational Documents" means with respect to any corporation, limited liability company, partnership, limited partnership, limited liability partnership or other legally authorized incorporated or unincorporated entity, the articles of incorporation, certificate of incorporation, articles of organization, certificate of limited partnership or other applicable organizational or charter documents relating to the creation of such entity.

           "Outstandings" means, collectively, at any date, the Letter of Credit Outstandings and Revolving Credit Outstandings on such date.

           "Overadvance Basket" means an amount of to $52,500,000, as modified from time to time in accordance with Section 2.1(h).
                                           --------------

           "Overcollateralization Amount" means, at any date of determination, the excess of the aggregate Outstanding Balance (as defined in the Receivables Purchase Agreement) of all Transferred Receivables (as defined in the Receivables Purchase Agreement) over the Capital Investment (as defined in the Receivables Purchase Agreement) with respect to such Transferred Receivables.

           "Parras Cone" means Parras Cone de Mexico, S. A., a joint venture of the Borrower and CIPSA.

           "Parras Cone Acquisition" means the purchase of (i) substantially all of the assets of, or (ii) a controlling equity interest in, Parras Cone, in each case, pursuant to a transaction financed exclusively with Parras Cone Debt and investments permitted under Section 10.7(h).
                      ---------------

           "Parras Cone Capital Expenditures" means all Capital Expenditures made by Parras Cone financed exclusively from internally generated revenue and/or the Parras Cone Debt.

           "Parras Cone Debt" means Indebtedness (other than Advances under the Revolving Credit Facility) incurred to finance the Parras Cone Acquisition (which may include refinancing the existing Indebtedness of Parras Cone), which Indebtedness is non-recourse to the Borrower and its Subsidiaries.

           "Participation" means, with respect to any Lender (other than the Issuing Bank) and a Letter of Credit, the extension of credit represented by the participation of such Lender hereunder in the liability of the Issuing Bank in respect of a Letter of Credit issued by the Issuing Bank in accordance with the terms hereof.

           "Payroll Accounts" means, collectively, the Imprest/Payroll Accounts that are identified as payroll accounts in Exhibit P.
                                                 ---------

           "PBGC" means the Pension Benefit Guaranty Corporation and any successor thereto.

           "PBGC Agreement" means (i) initially, the Memorandum of Understanding dated January 3, 2000 between the Borrower and the PBGC concerning certain of the Borrower's Pension Plans and (ii) from and after the execution of definitive documentation thereafter entered into between the Borrower on substantially the same terms as set forth in such Memorandum of Understanding, such definitive documentation.

           "Pension Plan" means any employee pension benefit plan within the meaning of Section 3(2) of ERISA, other than a Multiemployer Plan, which is subject to the provisions of Title IV of ERISA or Section 412 of the Code and which (i) is maintained for employees of the Borrower or any of its ERISA Affiliates or is assumed by the Borrower or any of its ERISA Affiliates in connection with any Acquisition or (ii) has at any time been maintained for the employees of the Borrower or any current or former ERISA Affiliate.

           "Permitted Asset Dispositions" means Asset Dispositions consisting of
      (i) dispositions of inventory in the ordinary course of business, (ii) dispositions of property that is substantially worn, damaged, obsolete or, in the judgment of the Borrower, no longer best used or useful in its business or that of any Subsidiary which in the aggregate during any Fiscal Year has a fair market value or book value, whichever is greater, of $1,000,000 or less, (iii) transfers of assets necessary to give effect to merger or consolidation transactions permitted by Section 10.8, (iv)
                                                           ------------
      the disposition of cash or Eligible Securities in the ordinary course of management of the investment portfolio of the Borrower and its Subsidiaries, (v) securitization of accounts receivable and related rights pursuant to the Securitization Transaction, (vi) the sale or discount without recourse of accounts receivable or notes receivable, or the conversion or exchange of accounts receivable into or for notes receivable in connection with the compromise or collection thereof, each in the ordinary course of business, (vii) dispositions of assets described on Schedule 1.1 hereto, (viii) dispositions of assets described on
         ------------
      Schedule 1.1A hereto, (ix) sale and leaseback transactions permitted under
      -------------
      Section 10.14, and (x) dispositions of assets described on Schedule 1.1B
      -------------                                              -------------
      hereto.

           "Permitted Equity Holder" means a Person that (a) in the good faith judgment of the Agent has sufficient financial means to perform the terms of a Recapitalization Agreement and (b) is otherwise acceptable to the Agent in its sole discretion.

           "Permitted Liens" has the meaning given to such term in Section 10.4.

           "Person" means an individual, partnership, corporation, limited liability company, limited liability partnership, trust, unincorporated organization, association, joint venture or a government or agency or political subdivision thereof.

           "Pledge Agreement" means, collectively (or individually as the context may indicate), (i) that certain Securities Pledge Agreement dated as of the date hereof from the Borrower to the General Collateral Agent for the benefit of the General Secured Parties, (ii) that certain Pledge Agreement dated as of the date hereof from the Borrower pledging 65% of the total outstanding shares of each of its Material Direct Foreign Subsidiaries to the General Collateral Agent for the benefit of the General Secured Parties, (iii) any additional Securities Pledge Agreement delivered to the General Collateral Agent pursuant to Section 5.1 and
                                                            -----------
      9.20, and (iv) with respect to any Subsidiary Securities issued by a
      ----
      Material Direct Foreign Subsidiary, any additional or substitute charge, agreement, document, instrument or conveyance, in form and substance acceptable to the General Collateral Agent, conferring under applicable foreign law upon the General Collateral Agent for the benefit of the General Secured Parties a General Lien upon such Subsidiary Securities and equity interests as are owned by the Borrower or any Domestic Subsidiary, in each case as hereafter amended, supplemented (including by Pledge Agreement Supplement) or restated from time to time.

           "Pledge Agreement Supplement" means, with respect to each Pledge Agreement, the Pledge Agreement Supplement in the form affixed as an exhibit to such Pledge Agreement.

           "Pledged Interests" means the Subsidiary Securities required to be pledged as General Collateral pursuant to Article V or the terms of any
                                                ---------
      Pledge Agreement.

           "Prime Rate" means the per annum rate of interest established from time to time by Bank of America as its prime rate, which rate may not be the lowest rate of interest charged by Bank of America to its customers.

           "Principal Office" means the principal office of Bank of America, presently located at 101 North Tryon Street, 15th Floor, NC1 001-15-04, Charlotte, North Carolina 28255, Attention: Agency Services, or such other office and address as the Agent may from time to time designate.

           "Priority Collateral" means the certain personal and real property, assets and fixtures of the Borrower and its Material Subsidiaries whether now existing or hereafter arising, created or acquired, upon which a Priority Lien has been granted to the Priority Collateral Agent for the benefit of the Priority Secured Parties pursuant to the Priority Security Instruments.

           "Priority Collateral Agency Agreement" means that certain Collateral Agency Agreement dated as of the date hereof among the Priority Secured Parties and the Priority Collateral Agent, as amended, supplemented or restated from time to time.

           "Priority Collateral Agent" means Bank of America not individually but solely in its capacity as collateral agent for the Priority Secured Parties with respect to the Priority Collateral pursuant to the terms of the Priority Collateral Agency Agreement, and its agents, successors and permitted assigns.

           "Priority Lien" means, with respect to any Priority Collateral, a valid and enforceable Lien thereon in favor of the Priority Collateral Agent for the benefit of the Agent, the Lenders and the other Priority Secured Parties conferred under the Priority Security Instruments which is fully perfected and ranking of higher priority than any other Lien, including any General Lien, on such property, except for Permitted Liens.

           "Priority Mortgages" means, collectively, all mortgages, deeds of trust and deeds to secure debt substantially in the form of Exhibit M-3 or
                                                                  -----------
      Exhibit M-4 granting a Priority Lien by the Borrower or a Guarantor to the
      -----------
      Priority Collateral Agent (or a trustee for the benefit of the Priority Collateral Agent) for the benefit of the Priority Secured Parties in Priority Collateral constituting real property and fixtures as collateral security for the Priority Senior Obligations, and if applicable, the Guarantors' Obligations with respect thereto, as such documents may be amended, supplemented or restated from time to time.

           "Priority Secured Parties" means the Lenders, the Revolving Credit Agent, Prudential, Atlantic Financial Group, Ltd. and SunTrust Bank.

                       "Priority Security Agreement" means that certain Priority Security Agreement dated as of the date hereof, and each additional Priority Security Agreement entered into after the date hereof by any Subsidiary in accordance with the terms of any Senior Credit Document, granting a Priority Lien to the Priority Collateral Agent for the benefit of the Priority Secured Parties pursuant to the Priority Collateral Agency Agreement as collateral security for the Priority Senior Obligations, and if applicable, the Guarantors' Obligations with respect thereto, as amended, supplemented or restated from time to time.

           "Priority Security Instruments" means (i) the Priority Security Agreement, (ii) the Priority Mortgages and (iii) all other agreements, instruments and other documents, whether now existing or hereafter in effect pursuant to which the Borrower or any Material Subsidiary shall grant or convey a Priority Lien to the Priority Collateral Agent for the benefit of the Priority Secured Parties as collateral security for the Priority Senior Obligations, and if applicable, the Guarantors' Obligations with respect thereto, all as amended, supplemented and restated from time to time.

           "Priority Senior Obligations" has the meaning given to such term in the Intercreditor Agreement.

           "Projected Consolidated EBITDA" means, with respect to any Two-Quarter Period, the projected amount of Consolidated EBITDA for such period, as set forth in Exhibit Q.
                              ---------

           "Projected Non-Cash LIFO Adjustments" means, with respect to any Two-Quarter Period, the projected amount of Non-Cash LIFO Adjustments for such period, as set forth in Exhibit Q.
                                   ---------

           "Projected PBGC Payments" means, with respect to the Two-Quarter Period ended June 30, 2002, the projected amount of payments during such period by the Borrower and its Subsidiaries into their respective pensions plans pursuant to the PBGC Agreement, as such projected amount is set forth in Exhibit Q.
               ---------

           "Proprietary Rights" means all of the Borrower's or any Domestic Subsidiary's now owned and hereafter arising or acquired: licenses, franchises, permits, patents, patent rights, copyrights, works which are the subject matter of copyrights, trademarks, service marks, trade names, trade styles, patent, trademark and service mark applications, and all licenses and rights related to any of the foregoing, and all other rights under any of the foregoing, all extensions, renewals, reissues, divisions, continuations, and continuations-in-part of any of the foregoing, and all rights to sue for past, present and future infringement of any of the foregoing.

           "Prudential" means The Prudential Insurance Company of America, in its capacity as holder of the Senior Notes.

           "Rate Hedging Obligations" means, without duplication, any and all obligations of the Borrower or any Subsidiary, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (i) any and all agreements, devices or arrangements designed to protect at least one of the parties thereto from the fluctuations of interest rates, exchange rates or forward rates applicable to such party's assets, liabilities or exchange transactions, including, but not limited to, Dollar-denominated or cross-currency interest rate exchange agreements, forward currency exchange agreements, interest rate cap or collar protection agreements, forward rate currency or interest rate options, puts, warrants and those commonly known as interest rate "swap" agreements; (ii) all other "derivative instruments" as defined in FASB 133 and which are subject to the reporting requirements of FASB 133; and (iii) any and all cancellations, buybacks, reversals, terminations or assignments of any of the foregoing; provided, however, under no circumstances shall obligations for cotton hedging in the ordinary course of business be considered Rate Hedging Obligations.

           "Recapitalization Agreement" means a written agreement (in form and substance satisfactory to the Agent in its sole discretion) between the Borrower and a Permitted Equity Holder, which agreement requires the Permitted Equity Holder to make a cash equity contribution to the Borrower on or before January 15, 2003, in an amount sufficient (in the judgment of the Agent) to ensure the effective recapitalization of the Borrower and its Subsidiaries that includes repayment of all Obligations and Senior Note Obligations on such date.

           "Receivables Purchase Agreement" means that certain Receivables Purchase and Servicing Agreement dated September 1, 1999 by and among Cone Receivables II LLC, as Seller, Redwood Receivables Corporation, as Purchaser, Cone Mills Corporation, as Servicer, and General Electric Capital Corporation, as Operating Agent and Collateral Agent, as amended by the First Amendment and Waiver to Securitization Agreements dated as of November 16, 1999 and the Second Amendment to Securitization Agreements dated as of the Closing Date and as amended, supplemented or restated from time to time.

           "Receivables Transfer Agreement" means that certain Receivables Transfer Agreement dated September 1, 1999 by and among Cone Mills Corporation, the other originators party thereto and Cone Receivables II LLC, as amended by the First Amendment and Waiver to Securitization Agreements dated as of November 16, 1999 and the Second Amendment to Securitization Agreements dated as of the Closing Date and as amended, supplemented or restated from time to time.

           "Registrar" means, with respect to any Subsidiary Securities required to be pledged pursuant to the terms of any Pledge Agreement, any Person authorized or obligated to maintain records of the registration of ownership or transfer of ownership of interests in such Subsidiary Securities, and in the event no such Person shall have been expressly designated by the related Subsidiary, shall mean (i) as to any corporation or limited liability company, its Secretary (or comparable official), and
      (ii) as to any partnership, its general partner (or managing general partner if one shall have been appointed).

           "Regulation D" means Regulation D of the Board as the same may be amended or supplemented from time to time.

           "Reimbursement Obligation" shall mean at any time, the obligation of the Borrower with respect to any Letter of Credit to reimburse the Issuing Bank and the Lenders to the extent of their respective Participations (including by the receipt by the

      Issuing Bank of proceeds of Loans pursuant to Section 2.1(c)(iii)) for
                                                    -------------------
      amounts theretofore paid by the Issuing Bank pursuant to a drawing under such Letter of Credit.

           "Repurchase Agreement" means a repurchase agreement entered into with any financial institution whose debt obligations or commercial papers are rated "A" by either of S&P or Moody's or "A-1" by S&P or "P-1" by Moody's with a term of no more than seven days.

           "Required Enforcement General Secured Parties" shall have the meaning given to such term in the Intercreditor Agreement.

           "Required General Secured Parties" means, as of any date, General Secured Parties (other than the Bond Trustee and the Debenture Holders) holding more than fifty percent (50%) of the General Senior Obligations (other than the Senior Debenture Obligations) outstanding on such date.

           "Required Lenders" means, as of any date, Lenders on such date having Credit Exposures (as defined below) aggregating (i) if there shall be fewer than three (3) Lenders, 100% of the aggregate Credit Exposures of all Lenders on such date, and (ii) if there shall be three (3) or more Lenders, more than 66-2/3% of the aggregate Credit Exposures of all the Lenders on such date. For purposes of the preceding sentence, the amount of the "Credit Exposure" of each Lender shall be equal at all times (a)
              ---------------
      other than following the occurrence and during the continuance of an Event of Default, to its Revolving Credit Commitment, and (b) following the occurrence and during the continuance of an Event of Default, to the sum of (i) the amount of such Lender's Applicable Commitment Percentage of Revolving Credit Outstandings plus (ii) the amount of such Lender's Applicable Commitment Percentage of Letter of Credit Outstandings; provided that, for the purpose of this definition only, (A) if any Lender
      --------
      shall have failed to fund its Applicable Commitment Percentage of any Advance, then the Revolving Credit Commitment of such Lender shall be deemed reduced by the amount it so failed to fund for so long as such failure shall continue and such Lender's Credit Exposure attributable to such failure shall be deemed held by any Lender making more than its Applicable Commitment Percentage of such Advance to the extent it covers such failure and (B) if any Lender shall have failed to pay to the Issuing Bank upon demand its Applicable Commitment Percentage of any drawing under any Letter of Credit resulting in an outstanding Reimbursement Obligation (whether by funding its Participation therein or otherwise), such Lender's Credit Exposure attributable to all Letter of Credit Outstandings shall be deemed to be held by the Issuing Bank until such Lender shall pay such deficiency amount to the Issuing Bank together with interest thereon as provided in Section 4.9.
                  -----------

           "Required Priority Secured Parties" means, as of any date, Priority Secured Parties holding more than fifty percent (50%) of the Priority Senior Obligations outstanding on such date.

           "Required Secured Parties" means, as of any date, (i) Priority Secured Parties holding more than fifty percent (50%) of the Priority Senior Obligations outstanding on such date and (ii) General Secured Parties (other than the Debenture Holders) holding more than fifty percent (50%) of the General Senior Obligations outstanding on such date, excluding in such calculations for all purposes of determination the Senior Debenture Obligations.

           "Reserves" means reserves that limit the availability of credit hereunder, consisting of reserves against Eligible Inventory, Eligible Fixed Assets, the Eligible Inventory Amount or the Eligible Fixed Assets Amount, established by the Agent from time to time in the Agent's reasonable credit judgment. Without limiting the generality of the foregoing, the following reserves shall be deemed to be a reasonable exercise of the Agent's credit judgment: (a) a reserve for accrued, unpaid interest on the Obligations, (b) reserves for rent at leased locations subject to statutory or contractual landlord liens, (c) Inventory shrinkage, (d) Environmental Compliance Reserves, (e) customs charges, and
      (f) warehousemen's or bailees' charges.

           "Reserve Requirement" means, at any time, the maximum rate at which reserves (including, without limitation, any marginal, special, supplemental, or emergency reserves) are required to be maintained under regulations issued from time to time by the Board by member banks of the Federal Reserve System against "Eurocurrency liabilities" (as such term is used in Regulation D). Without limiting the effect of the foregoing, the Reserve Requirement shall reflect any other reserves required to be maintained by such member banks with respect to (i) any category of liabilities which includes deposits by reference to which the Eurodollar Rate is to be determined, or (ii) any category of extensions of credit or other assets which include Eurodollar Rate Loans. The Eurodollar Rate shall be adjusted automatically on and as of the effective date of any change in the Reserve Requirement.

           "Restricted Payment" means (i) any dividend or other distribution, direct or indirect, on account of any shares of any class of stock of Borrower or any Subsidiary Securities of its Subsidiaries (other than those payable or distributable solely to the Borrower) now or hereafter outstanding, except a dividend payable solely in shares of a class of stock to the holders of that class; (ii) any redemption, conversion, exchange, put, call, retirement or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of stock of Borrower or any of its Subsidiaries (other than those payable or distributable solely to the Borrower) now or hereafter outstanding; (iii) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of stock of Borrower or any Subsidiary Securities of its Subsidiaries now or hereafter outstanding; and (iv) any issuance and sale of Subsidiary Securities (other than director qualifying shares) of any Subsidiary of the Borrower (or any option, warrant or right to acquire such stock) other than to the Borrower; excluding in all instances however all payments which would otherwise be considered "Restricted Payments" made in accordance with the terms of an Approved Option Plan.

           "Revolving Credit Commitment" means, with respect to each Lender, the obligation of such Lender to make Revolving Loans to the Borrower up to an aggregate principal amount at any one time outstanding equal to such Lender's Applicable Commitment Percentage of the Total Revolving Credit Commitment.

           "Revolving Credit Facility" means the facility described in Section
      2.1 hereof providing for Loans to the Borrower by the Lenders in the aggregate principal amount of the Total Revolving Credit Commitment.

           "Revolving Credit Outstandings" means, as of any Determination Date, the aggregate principal amount of all Revolving Loans then outstanding.

           "Revolving Credit Termination Date" means (i) the Stated Termination Date or (ii) such earlier date of termination of Lenders' obligations pursuant to Section 11.1 upon the occurrence of an Event of Default, or
                  ------------
      (iii) such date as the Borrower may voluntarily and permanently terminate the Revolving Credit Facility by payment in full of all Revolving Credit Outstandings and Letter of Credit Outstandings and cancellation (or cash collateralization) of all Letters of Credit, together with all accrued and unpaid interest thereon.

           "Revolving Loan" means any borrowing pursuant to an Advance under the Revolving Credit Facility in accordance with Section 2.1.
                                                   -----------

           "Revolving Notes" means, collectively, the promissory notes of the Borrower evidencing Revolving Loans executed and delivered to the Lenders as provided in Section 2.3(a) substantially in the form of Exhibit F-1,
                                                                 -----------
      with appropriate insertions as to amounts, dates and names of Lenders.

           "S&P" means Standard & Poor's Ratings Group, a division of The McGraw-Hill Companies, Inc.

           "Secured Parties" means, collectively, the Priority Secured Parties, the General Secured Parties and the Agent and the Lenders with respect to the Senior Leased Facility.

           "Securitization Deposit Accounts" means those certain lockbox deposit accounts nos. 3750818293 with Bank of America, N.A. in each case held with such financial institutions in connection with the transactions contemplated under the Receivables Purchase Agreement.

           "Securitization Intercreditor Agreement" means the Intercreditor Agreement of even date herewith among General Electric Capital Corporation, the General Collateral Agent and certain other parties and more particularly described in the definition of "Permitted Encumbrances" in Annex X to the Receivables Purchase Agreement, as amended, supplemented
         -------
      or restated from time to time.

           "Securitization Outstandings" means, at any time, the Capital Investment (as defined in the Receivables Purchase Agreement) under the Receivables Purchase Agreement, in an aggregate amount not in excess of $60,000,000 at any time.

           "Securitization Transaction" means any transaction pursuant to which the Borrower or any Subsidiary, through Cone Receivables II LLC, sells, disposes of or otherwise transfers any interest, including any security interest, in accounts receivable and related rights pursuant to the Receivables Purchase Agreement.

           "Security Agreement" means, collectively (or individually as the context may indicate), (i) the Priority Security Agreement, (ii) the General Security Agreement, and (iii) any additional Security Agreement delivered to the Agent pursuant to Section 9.20, as amended, supplemented
                                         ------------
      or restated from time to time.

           "Security Documents" means, collectively, the General Security Instruments, the Priority Security Instruments and the Senior Lease Facility Mortgage.

           "Security Termination Date" means the earliest date on which any of the following shall occur: (i) all Senior Debt Obligations are Fully Satisfied, (ii) all Senior Revolving Credit Obligations, all Senior Note Obligations and all Senior Lease Obligations are Fully Satisfied, or (iii) when each of the Agent (at the direction of all the Lenders), the holders of the Senior Notes and the Senior Lease Creditor agree in writing to the termination of all the General Security Instruments and the Priority Security Instruments and to the release of all General Liens and Priority Liens granted thereto thereunder.

           "Senior Credit Documents" means, collectively, each of the Loan Documents, the Senior Debenture Documents, the Senior Lease Documents, the Senior Note Documents, and the Morgan Swap Agreement, as amended, supplemented or restated from time to time.

           "Senior Creditors" means, collectively, all of (i) the Agent and the Lenders and (ii) Prudential, (iii) the Senior Lease Creditor, (iv) Morgan and (v) the Bond Trustee on behalf of and for the benefit of the Debenture Holders.

           "Senior Debenture Documents" means, collectively, the Senior Indenture, the Senior Debentures and all documents delivered by or on behalf of the Borrower to the Bond Trustee or the Debenture Holders in connection therewith, as amended, supplemented or restated from time to time.

           "Senior Debenture Obligations" means, as of any date, all obligations, liabilities and indebtedness of the Borrower with respect to the payment of (i) all outstanding principal, together with accrued and unpaid interest thereon, and premium thereon, if any, of the Senior Debentures, and (ii) all fees, expenses and other payments required by or under the Senior Debenture Documents.

           "Senior Debentures" means the 8 1/8% Debentures due March 15, 2005 issued by the Borrower pursuant to the Senior Indenture in an aggregate original principal amount of $100,000,000, as amended, restated or supplemented from time to time.

           "Senior Debt Intercreditor Agreement" means that certain Intercreditor Agreement dated as of the date hereof among the Collateral Agents and the Senior Creditors, as amended, supplemented or restated from time to time.

           "Senior Debt Obligations" means, collectively, all of the Senior Revolving Credit Obligations, the Senior Note Obligations, the Senior Lease Obligations, the Senior Debenture Obligations and the Morgan Swap Obligations.

           "Senior Debt Outstandings" means the sum of (i) the aggregate amount of Revolving Credit Outstandings and Letter of Credit Outstandings, plus
      (ii) the aggregate outstanding principal amount of the Senior Debentures, plus (iii) the aggregate outstanding principal amount of the Senior Notes.

           "Senior Indenture" means that certain Indenture dated as of February 14, 1995 between the Borrower and the Bond Trustee, as amended, restated or supplemented from time to time.

           "Senior Lease Creditor" means, collectively, SunTrust Bank and Atlantic Financial Group, Ltd., as creditors of the Senior Lease Obligations.

           "Senior Lease Documents" means the Master Lease, the Loan Agreement (up to $16,000,000) dated as of October 24, 1994 between Atlantic Financial Group, Ltd. (as successor to TCB Realty II Corporation), as borrower, and SunTrust Bank (as successor to Citicorp Leasing, Inc.), as lender (the "Development Loan Agreement") and the other Key Agreements (as defined in the Development Loan Agreement), as amended by the Tenth Amendment to Master Lease of even date herewith and as amended, supplemented or restated from time to time.

           "Senior Lease Facility" means the Borrower's corporate headquarters, including land and improvements, located at 3101 North Elm Street, Greensboro, North Carolina and leased by the Borrower pursuant to the Senior Lease Documents.

           "Senior Lease Facility Mortgage" means the Deed of Trust and Security Agreement dated as of the Closing Date from Atlantic Financial Group, Ltd. in favor of the Agent for the benefit of itself and the Lenders granting a Lien on the Senior Lease Facility, as such document may be amended, supplemented or restated from time to time.

           "Senior Lease Obligations" means, as of any date, all obligations, liabilities and indebtedness of the Borrower with respect to the payment of all rent, fees, expenses and other payments required by or under the Senior Lease Documents to which it is a party.

           "Senior Note Agreement" means that certain Note Agreement dated August 13, 1992 between the Borrower and The Prudential Insurance Company of America pursuant to which the Senior Notes were issued, as amended, supplemented or restated from time to time.

           "Senior Note Documents" means the Senior Note Agreement, the Senior Notes, the Senior Note Equity Appreciation Rights Agreement and all documents delivered by or on behalf of the Borrower to Prudential in connection therewith, as amended, supplemented or restated from time to time.

           "Senior Note Equity Appreciation Rights Agreement" means that certain Equity Appreciation Rights Agreement dated as of November 9, 2001, between the Borrower and Prudential, as amended, supplemented or restated from time to time.

           "Senior Note Obligations" means, as of any date, all obligations, liabilities and indebtedness of the Borrower with respect to the payment of (i) all outstanding principal, together with accrued and unpaid interest and Yield Maintenance Amount thereon, on the Senior Notes, and
      (ii) all fees, expenses and other payments required by or under the Senior Note Agreement or any other Senior Note Document to which it is a party.

           "Senior Notes" means the [13.70%] Senior Notes Due January 15, 2003 issued by the Borrower pursuant to the Senior Note Agreement in the original aggregate principal amount of $75,000,000, as amended, supplemented or restated from time to time.

           "Senior Pro Rata Share" means, with respect to any specified amount, the Lenders and the Agent's Senior Pro Rata Share (as defined in the Senior Debt Intercreditor Agreement) with respect to such amount.

           "Senior Revolving Credit Obligations" means, except as set forth below, all obligations, liabilities and indebtedness of the Borrower with respect to the payment of (i) all outstanding principal, together with accrued and unpaid interest thereon, on the Revolving Notes, (ii) all Letter of Credit Outstandings and (iii) all fees, expenses and other payments required by or under this Agreement or any other Loan Document to which it is a party; provided, however, with respect to all matters
                           --------  -------
      covered by Section 5.5 hereof and Section 1.2(b) of the Senior Debt
                 -----------
      Intercreditor Agreement for which determination is made at any time other than following the occurrence and during the continuance of an Event of Default under this Agreement or any other Loan Document, Senior Revolving Credit Obligations shall mean and be equal to the Total Revolving Credit Commitment.

           "Solvent" means, when used with respect to any Person, that at the time of determination:

           (a) the fair value of its assets (both at fair valuation and at present fair saleable value on an orderly basis) is in excess of the total amount of its liabilities, including Contingent Obligations; and

           (b) it is then able and expects to be able to pay its debts as they mature; and

           (c) it has capital sufficient to carry on its business as conducted and as proposed to be conducted.

           "Stated Termination Date" means January 15, 2003.

           "Subsidiary" means any corporation or other entity in which more than 50% of its outstanding Voting Securities or more than 50% of all equity interests is owned directly or indirectly by the Borrower and/or by one or more of the Borrower's Subsidiaries; provided however that neither Cone Receivables II LLC nor Parras Cone (prior to the consummation of the Parras Cone Acquisition in compliance with the terms hereof) shall constitute Subsidiaries for the purposes of this Agreement.

           "Subsidiary Securities" means the shares of capital stock or the other equity interests issued by or equity participations in any Subsidiary, whether or not constituting a "security" under Article 8 of the Uniform Commercial Code as in effect in any jurisdiction.

           "Swap Agreement" means one or more agreements between the Borrower and any Person with respect to Indebtedness evidenced by any or all of the Notes, on terms mutually acceptable to Borrower and such Person and approved by the Required Lenders, which agreements create Rate Hedging Obligations, as amended, supplemented or restated from time to time; provided, however, that no such approval of the Lenders shall be required
      --------  -------
      to the extent such agreements are entered into between the Borrower and any Lender or any affiliate of any Lender.

           "Synthetic Lease" means a leveraged leasing arrangement under which the lease of property is treated as an operating lease under GAAP but is treated as a financing lease arrangement for legal and tax purposes and in which a special purpose entity incurs Indebtedness to acquire such property and leases such property to the Borrower.

           "Synthetic Lease Indebtedness" means, with respect to a Person that is a lessee under a Synthetic Lease, at any time an amount equal to (i) the aggregate purchase price of any property that the lessor under such synthetic lease acquired, through one or a series of related transactions, and thereafter leased to such Person pursuant to such Synthetic Lease less
                                                                            ----
      (ii) the aggregate amount of all payments made on or prior to such time of fixed rent or other rent payments which reduced such Person's obligation under such Synthetic Lease and which are not the financial equivalent of interest. Synthetic Lease Indebtedness of a Person shall also include, without duplication, the amount of Synthetic Lease Indebtedness of others to the extent guarantied by such Person.

           "Termination Event" means: (i) a "Reportable Event" described in
      Section 4043 of ERISA and the regulations issued thereunder (unless the notice requirement has been waived by applicable regulation) other than any reportable event that is the subject of the PBGC Agreement; or (ii) the withdrawal of the Borrower or any ERISA Affiliate from a

      Pension Plan during a plan year in which it was a "substantial employer" as defined in Section 4001(a)(2) of ERISA or was deemed such under Section 4062(e) of ERISA; or (iii) the termination of a Pension Plan, the filing of a notice of intent to terminate a Pension Plan or the treatment of a Pension Plan amendment as a termination under Section 4041 of ERISA; or
      (iv) the institution of proceedings to terminate a Pension Plan by the PBGC other than those actions by the PBGC that are the subject of the PBGC Agreement; or (v) any other event or condition which would constitute grounds under Section 4042(a) of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan other than those actions by the PBGC that are the subject of the PBGC Agreement; or (vi) the partial or complete withdrawal of the Borrower or any ERISA Affiliate from a Multiemployer Plan; or (vii) the imposition of a Lien pursuant to
      Section 412 of the Code or Section 302 of ERISA other than those actions by the PBGC that are the subject of the PBGC Agreement; or (viii) any event or condition which results in the reorganization or insolvency of a Multiemployer Plan under Section 4241 or Section 4245 of ERISA, respectively; or (ix) any event or condition which results in the termination of a Multiemployer Plan under Section 4041A of ERISA or the institution by the PBGC of proceedings to terminate a Multiemployer Plan under Section 4042 of ERISA; or (x) any event or condition with respect to any Employee Benefit Plan which is regulated by any Foreign Benefit Law that results in the termination of such Employee Benefit Plan or the revocation of such Employee Benefit Plan's authority to operate under the applicable Foreign Benefit Law.

           "Title Policy" means, with respect to each Mortgaged Property as to which Mortgage Support Documents are required hereunder, the mortgagee title insurance policy (together with such endorsements as the Agent may reasonably require) issued to the General Collateral Agent in respect of such Mortgaged Property by an insurer selected by the Borrower and reasonably acceptable to the Revolving Credit Agent, insuring (in an amount satisfactory to the Agent) the General Lien of the General Collateral Agent for the benefit of the General Secured Parties on such Mortgaged Property to be duly perfected and of first priority, subject only to such exceptions as shall be acceptable to the Agent.

           "Total Letter of Credit Commitment" means an amount not to exceed $10,000,000.

           "Total Revolving Credit Commitment" means a principal amount equal to $80,000,000, as reduced from time to time in accordance with Sections
                                                                   --------
      2.1(e), (f), (g), and (j).
      -------------------------

           "Twelve-Month Period" means a period of twelve consecutive calendar months taken together as one accounting period.

           "Two-Quarter Period" means a period of two full consecutive Fiscal Quarters of the Borrower and its Subsidiaries, taken together as one accounting period.

           "Type" shall mean any type of Loan (i.e., a Base Rate Loan or a Eurodollar Rate Loan).

           "UCC" means the Uniform Commercial Code of the State of North Carolina as codified from time to time in the North Carolina General Statutes.

           "U.S. Capital Expenditures" means all Capital Expenditures other than Mexican Capital Expenditures and Parras Cone Capital Expenditures.

           "Voting Securities" means shares of capital stock issued by a corporation, or equivalent interests in any other Person, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even if the right so to vote has been suspended by the happening of such a contingency.

           "Year 2000 Compliant" means all computer applications (including those affected by information received from its suppliers and vendors) that are material to the Borrower's or any of its Subsidiaries' business and operations are able to perform properly date-sensitive functions involving all dates on and after January 1, 2000.

           "Year 2000 Problem" means that computer applications used by the Borrower or any of its Subsidiaries (including those affected by information received from its suppliers and vendors) are unable to recognize correctly and perform properly date-sensitive functions involving certain dates on and after January 1, 2000.

           "Yield Maintenance Amount" has the meaning assigned thereto in the Senior Note Agreement.

      1.2  Rules of Interpretation.
           -----------------------

           (a) All accounting terms not specifically defined herein shall have the meanings assigned to such terms and shall be interpreted in accordance with GAAP applied on a Consistent Basis.

           (b) Each term defined in Articles 1, 8 or 9 of the North Carolina Uniform Commercial Code shall have the meaning given therein unless otherwise defined herein, except to the extent that the Uniform Commercial Code of another jurisdiction is controlling, in which case such terms shall have the meaning given in the Uniform Commercial Code of the applicable jurisdiction.

           (c) The headings, subheadings and table of contents used herein or in any other Loan Document are solely for convenience of reference and shall not constitute a part of any such document or affect the meaning, construction or effect of any provision thereof.

           (d) Except as otherwise expressly provided, references in any Loan Document to articles, sections, paragraphs, clauses, annexes, appendices, exhibits and schedules are references to articles, sections, paragraphs, clauses, annexes, appendices, exhibits and schedules in or to such Loan Document.

           (e) All definitions set forth herein or in any other Loan Document shall apply to the singular as well as the plural form of such defined term, and all references to the masculine gender shall include reference to the feminine or neuter gender, and vice versa, as the context may require.

           (f) When used herein or in any other Loan Document, words such as "hereunder," "hereto," "hereof" and "herein" and other words of like import shall, unless the context clearly indicates to the contrary, refer to the whole of the applicable document and not to any particular article, section, subsection, paragraph or clause thereof.

           (g) References to "including" means including without limiting the generality of any description preceding such term, and for purposes hereof the rule of ejusdem generis shall not be applicable to limit a general statement, followed by or referable to an enumeration of specific matters, to matters similar to those specifically mentioned.

           (h) Except as otherwise expressly provided, all dates and times of day specified herein shall refer to such dates and times at Charlotte, North Carolina.

           (i) Whenever interest rates or fees are established in whole or in part by reference to a numerical percentage expressed as "___%," such arithmetic expression shall be interpreted in accordance with the convention that 1% = 100 basis points.

           (j) Each of the parties to the Loan Documents and their counsel have reviewed and revised, or requested (or had the opportunity to request) revisions to, the Loan Documents, and any rule of construction that ambiguities are to be resolved against the drafting party shall be inapplicable in the construing and interpretation of the Loan Documents and all exhibits, schedules and appendices thereto.

           (k) Any reference to an officer of the Borrower or any other Person by reference to the title of such officer shall be deemed to refer to each other officer of such Person, however titled, exercising the same or substantially similar functions.

           (l) All references to any agreement or document as amended, supplemented or restated, or words of similar effect, shall mean such document or agreement, as the case may be, as amended, supplemented or restated from time to time only as and to the extent permitted therein and in the Loan Documents.

                                   ARTICLE II

                             The Credit Facilities
                             ---------------------

      2.1  Revolving Loans.
           ---------------

           (a) Commitment. Subject to the terms and conditions of this Agreement, each Lender severally agrees to make Advances to the Borrower under the Revolving Credit Facility from time to time from the Closing Date until the Revolving Credit Termination Date on a pro rata basis as to the total borrowing requested by the Borrower on any day determined by such Lender's Applicable Commitment Percentage up to but not exceeding the Revolving Credit Commitment of such Lender, provided, however, that the
                                                  --------
      Lenders will not be required and shall have no obligation to make any such Advance (i) so long as a Default or an Event of Default has occurred and is continuing or (ii) if the Agent has accelerated the maturity of any of the Notes as a result of an Event of Default; provided further, however,
                                                    --------
      that immediately after giving effect to each such Advance, (A) the amount of Revolving Credit Outstandings plus Letter of Credit Outstandings shall not exceed the Total Revolving Credit Commitment and (B) Senior Debt Outstandings shall not exceed the Borrowing Base. Within such limits and subject to the other terms and conditions of this Agreement, the Borrower may borrow, repay and reborrow under the Revolving Credit Facility on any Business Day from the Closing Date until, but (as to borrowings and reborrowings) not including, the Revolving Credit Termination Date.

           (b)  Amounts. Except as otherwise permitted by the Lenders from time
                -------
      to time, the amount of (i) Revolving Credit Outstandings plus Letter of Credit Outstandings shall not exceed the Total Revolving Credit Commitment and (ii) Senior Debt Outstandings shall not exceed the Borrowing Base, and, in the event there shall be outstanding any such excess, the Borrower shall immediately make such payments and prepayments of the Revolving Credit Facility as shall be necessary to comply with these restrictions. Each Advance under the Revolving Credit Facility, other than Base Rate Refunding Loans, shall be in an amount of at least $1,000,000, and, if greater than $1,000,000, an integral multiple of $1,000,000.

           (c)  Advances.
                --------

                (i) An Authorized Representative shall give the Agent (1) at least three (3) Business Days' irrevocable telephonic notice of each Eurodollar Rate Loan (whether representing an additional borrowing or the Continuation of a borrowing hereunder or the Conversion of a borrowing hereunder from a Base Rate Loan to a Eurodollar Rate Loan) prior to 11:00 A.M. and (2) irrevocable telephonic notice of each Base Rate Loan (other than Base Rate Refunding Loans to the extent the same are effected without notice pursuant to Section 2.1(c)(iii)
                                                            -------------------
           and whether representing an additional borrowing hereunder or the Conversion of borrowing hereunder from Eurodollar Rate Loans to Base Rate Loans) prior to 11:00 A.M. on the day of such proposed Revolving Loan. Each such notice shall be effective upon receipt by the Agent, shall specify the amount of the borrowing, the type of Revolving Loan (Base Rate or Eurodollar Rate), the date of borrowing and, if a Eurodollar Rate Loan, the Interest Period to be used in the computation of interest. The Authorized Representative shall provide the Agent written confirmation of each such telephonic notice in the form of a Borrowing Notice or Interest Rate Selection Notice (as applicable) with appropriate insertions but failure to provide such confirmation shall not affect the validity of such telephonic notice. Notice of receipt of such Borrowing Notice or Interest Rate Selection Notice, as the case may be, together with the amount of each Lender's portion of an Advance requested thereunder, shall be provided by the Agent to each Lender by telefacsimile transmission with reasonable promptness, but (provided the Agent shall have received such notice by 11:00 A.M.) not later than 1:00 P.M. on the same day as the Agent's receipt of such notice.

                (ii) Not later than 2:00 P.M. on the date specified for each borrowing under this Section 2.1, each Lender shall, pursuant to the
                                -----------
           terms and subject to the conditions of this Agreement, make the amount of the Advance or Advances to be made by it on such day available by wire transfer to the Agent in the amount of its pro rata share, determined according to such Lender's Applicable Commitment Percentage of the Revolving Loan or Revolving Loans to be made on such day. Such wire transfer shall be directed to the Agent at the Principal Office and shall be in the form of Dollars constituting immediately available funds. The amount so received by the Agent shall, subject to the terms and conditions of this Agreement, be made available to the Borrower by delivery of the proceeds thereof to the Borrower's Account or otherwise as shall be directed in the applicable Borrowing Notice by the Authorized Representative and reasonably acceptable to the Agent.

                (iii) Notwithstanding the foregoing, if a drawing is made under any Letter of Credit, such drawing is honored by the Issuing Bank, and the Borrower shall not immediately fully reimburse the Issuing Bank in respect of such drawing from other funds available to the Borrower, (A) provided that the conditions to making a Loan as herein provided shall then be satisfied, the Reimbursement Obligation arising from such drawing shall be paid to the Issuing Bank by the Agent without the requirement of notice to or from the Borrower from immediately available funds which shall be advanced as a Base Rate Refunding Loan to the Agent at its Principal Office by each Lender under the Revolving Credit Facility in an amount equal to such Lender's Applicable Commitment Percentage of such Reimbursement Obligation, and (B) if the conditions to making a Revolving Loan as herein provided shall not then be satisfied, each of the Lenders shall fund by payment to the Agent (for the benefit of the Issuing
           Bank) at its Principal Office in immediately available funds the purchase from the Issuing Bank of their respective Participations in the related Reimbursement Obligation based on their respective Applicable Commitment Percentages of the Total Letter of Credit Commitment. If a drawing is presented under any Letter of Credit in accordance with the terms thereof and the Borrower shall not immediately reimburse the Issuing Bank in respect thereof, then notice of such drawing or payment shall be provided promptly by the Issuing Bank to the Agent and the Agent shall provide notice to each Lender by telephone or telefacsimile transmission. If notice to the Lenders of a drawing under any Letter of Credit is given by the Agent at or before 12:00 noon on any Business Day, each Lender shall either make a Base Rate Refunding Loan or fund the purchase of its Participation as specified above in the amount of such Lender's Applicable Commitment Percentage of such drawing or payment and shall pay such amount to the Agent for the account of the Issuing Bank at the Principal Office in Dollars and in immediately available funds before 2:30 P.M. on the same Business Day. If such notice to the Lenders is given by the Agent after 12:00 noon on any Business Day, each Lender shall either make such Base Rate Refunding Loan or fund such purchase before 12:00 noon on the next following Business Day.

           (d)  Repayment of Revolving Loans. The principal amount of each
                ----------------------------
      Revolving Loan shall be due and payable to the Agent for the benefit of each Lender in full on the Revolving Credit Termination Date, or earlier as specifically provided herein. The principal amount of any Revolving Loan may be prepaid in whole or in part (without penalty or premium, but subject to payment of any amounts required to be paid pursuant to Section
                                                                        -------
      6.5) on any Business Day, upon (A) at least three (3) Business Days'
      ---
      irrevocable telephonic notice in the case of each Revolving Loan that is a Eurodollar Rate Loan from an Authorized Representative (effective upon receipt) to the Agent prior to 11:00 A.M. and (B) irrevocable telephonic notice in the case of each Revolving Loan that is a Base Rate Loan from an Authorized Representative (effective upon receipt) to the Agent prior to 11:00 A.M. on the day of such proposed repayment. The Authorized Representative shall provide the Agent written confirmation of each such telephonic notice but failure to provide such confirmation shall not effect the validity of such telephonic notice. All prepayments of Revolving Loans made by the Borrower shall be in the amount of $1,000,000 or such greater amount which is an integral multiple of $1,000,000, or the amount equal to all Revolving Credit Outstandings, or such other amount as necessary to comply with Section 2.1(b),(f), (g), (h), (i) or (j). Subject
                               ----------------------------------------
      to Sections 2.1(a) and 7.2, all amounts repaid under this Section 2.1(d)
         ---------------     ---                                --------------
      may be reborrowed hereunder.

           (e)  Optional Reductions. The Borrower shall, by notice from an
                -------------------
      Authorized Representative, have the right from time to time but not more frequently than once each calendar month, upon not less than three (3) Business Days' written notice to the Agent, effective upon receipt, to reduce the Total Revolving Credit Commitment. The Agent shall give each Lender, within one (1) Business Day of receipt of such notice, telefacsimile notice, or telephonic notice (confirmed in writing), of such reduction. Each such reduction shall be in the aggregate amount of $1,000,000 or such greater amount which is in an integral multiple of $1,000,000, or the entire remaining Total Revolving Credit Commitment, and shall permanently reduce the Total Revolving Credit Commitment. Each reduction of the Total Revolving Credit Commitment shall be accompanied by payment of the Revolving Loans to the extent that the principal amount of Revolving Credit Outstandings plus Letter of Credit Outstandings exceeds the Total Revolving Credit Commitment after giving effect to such reduction, together with any amounts required to be paid pursuant to
      Section 6.5 and accrued and unpaid interest on the amounts prepaid.

           (f)  Mandatory Prepayments of Revolving Loans and Reductions of Total
                ----------------------------------------------------------------
      Revolving Credit Commitment -- Certain Proceeds. In addition to any
      -----------------------------------------------
      optional or mandatory reductions of the Total Revolving Credit Commitment effected under Section 2.1(e), (g), (h), (i) or (j). The Borrower shall
                     ------------------------------------
      make a mandatory prepayment in an amount equal to (i) the Lenders' Senior Pro Rata Share of (A) the Net Proceeds of each Capital Market Transaction of the Borrower or any Subsidiary (other than securities issued to the Borrower or another Subsidiary) permitted, (B) the Net Proceeds of any Asset Dispositions described in clause (ii) of the definition of "Permitted Asset Dispositions", and (C) the Net Proceeds of any Asset Dispositions described in clause (vii), (viii), (ix) or (x) of the definition of "Permitted Asset Dispositions", and (ii) 100% of the proceeds of any other Sharing Payment (as defined in the Senior Debt Intercreditor Agreement) received by the Agent or the Lenders from time to time.

           Each such mandatory prepayment required under Section 2.1(f)(i)(C)
                                                         --------------------
      shall be applied to the Priority Senior Obligations (as defined in the Senior Debt Intercreditor Agreement) and to the extent applied to the Revolving Credit Outstandings shall be a permanent reduction in the Total Revolving Credit Commitment to be effective on the date of receipt of such Net Proceeds. Each such mandatory prepayment required under Section
                                                                  -------
      2.1(f)(i)(A) and (B) and Section 2.1(f)(ii) shall be applied as a
      ------------     ---     ------------------
      permanent reduction in the Total Revolving Credit Commitment to be effective on the date of receipt of such Net Proceeds.

           Each mandatory prepayment required under this Section 2.1(f) shall be
                                                         --------------
      made (1) within 10 Business Days after the end of each Fiscal Quarter if the aggregate Net Proceeds received during such Fiscal Quarter (exclusive of amounts paid pursuant to subsection (3) below) are less than $250,000,
      (2) within 10 Business Days after the date on which the aggregate Net Proceeds received in any Fiscal Quarter (exclusive of amounts paid pursuant to subsection (3) below) exceed $250,0000, and (3) within 3 Business Days after the date of receipt of Net Proceeds of $250,000 or more from any individual transaction. Each mandatory prepayment required under this Section 2.1(f) shall include a certificate of an Authorized
                 --------------
      Representative setting forth in reasonable detail the calculations utilized in computing the amount of such prepayment."

           (g)  Scheduled Mandatory Prepayments of Revolving Credit Outstandings
                ----------------------------------------------------------------
      and Letter of Credit Outstandings, and Reductions of Total Revolving
      --------------------------------------------------------------------
      Credit Commitment. In addition to any optional or mandatory reductions of
      -----------------
      the Total Revolving Credit Commitment effected under Section 2.1(e), (f),
                                                           --------------  ---
      (h), (i) or (j), the principal amount of the outstanding Revolving Loans
      ---  ---    ---
      and Letter of Credit Outstandings shall be prepaid by the Borrower according to the following schedule, each such prepayment to be accompanied by the payment of all amounts required to be paid pursuant to
      Section 6.5 and accrued and unpaid interest on the amounts prepaid:
      -----------

Date                                    Amount of Principal Repayment
----                                    -----------------------------

Eighth Amendment Closing Date           The Lenders' Senior Pro Rata Share of
                                        $1,000,000
May 15, 2002                            The Lenders' Senior Pro Rata Share of
                                        $2,500,000
June 30, 2002                           The Lenders' Senior Pro Rata Share of
                                        $2,500,000
August 15, 2002                         The Lenders' Senior Pro Rata Share of
                                        $2,500,000
September 30, 2002                      The Lenders' Senior Pro Rata Share of
                                        $2,500,000

           Each prepayment of principal pursuant to this Section 2.1(g) shall permanently reduce the Total Revolving Credit Commitment.
           (h)  Mandatory Changes in Overadvance Basket. From the Eighth
                ---------------------------------------
      Amendment Closing Date through March 31, 2002, the Overadvance Basket shall be $52,500,000. Thereafter, the Overadvance Basket shall be (i) $50,500,000 from April 1, 2002 through June 30, 2002, inclusive, (ii) $45,000,000 from July 1, 2002 through September 30, 2002, inclusive, (iii) $43,000,000 from October 1, 2002 through the Stated Termination Date. Each reduction of the Overadvance Basket shall be accompanied by payments and prepayments of the Revolving Credit Facility to the extent that the amount of Senior Debt Outstandings exceeds the Borrowing Base after giving effect to such reduction, each such repayment or prepayment to be accompanied by the payment of all amounts required to be paid pursuant to Section 6.5 and accrued and unpaid interest on the amounts repaid or prepaid.

           (i)  Cash Flow Reductions. The Borrower shall use its best efforts to
                --------------------
      ensure that the principal amount of all Revolving Loans is prepaid on each Business Day in an amount equal to the difference of (i) the aggregate collected cash balance of all Controlled Accounts as of the close of the immediately preceding Business Day less (ii) $3,000,000. Prepayments under this subsection shall be applied first to Base Rate Loans and then, if no such Loans are outstanding, to Eurodollar Rate Loans, such prepayment to be subject to the provisions of Section 6.5. Subject to Sections 2.1(a)
                                      -----------             ---------------
      and 7.2, all amounts repaid pursuant to this Section 2.1(i) may be
          ---                                      --------------
      reborrowed hereunder.

           (j)  Cash Flow Reductions of Revolving Credit Outstandings and Letter
           ---  ----------------------------------------------------------------
      of Credit Outstandings -- Excess Cash Flow. Within 3 Business Days after
      ------------------------------------------
      the actual date of delivery to the Agent (or, if earlier, within 3 Business Days after the required date of delivery to the Agent hereunder) of the financial statements of the Borrower and its Subsidiaries (and related Compliance Certificate) as at (i) the end of any Fiscal Year ending after the Eighth Amendment Closing Date (a "Year-End Date"), or
      (ii) the end of the second Fiscal Quarter of any Fiscal Year ending after the Eighth Amendment Closing Date (a "Second-Quarter End Date"), the Borrower shall make a mandatory prepayment in an amount equal to 75% multiplied by the Lenders' Senior Pro Rata Share of the Excess Cash Flow for the Two-Quarter Period ended on each such Year-End Date or Second-Quarter End Date (as the case may be). Each such prepayment shall be accompanied by (a) the payment of all amounts required to be paid pursuant to Section 6.5 and accrued and unpaid interest on the amounts
                  -----------
      repaid or prepaid, and (b) a certificate of an Authorized Representative, in the form attached hereto as Exhibit O, setting forth the computation of
                                     ---------
      such Excess Cash Flow. Each such prepayment pursuant to this Section
                                                                   -------
      2.1(j) shall permanently reduce the Total Revolving Credit Commitment.
      ------
           The prepayments pursuant to this Section 2.1(j) shall be in addition
                                            --------------
      to any optional or mandatory prepayments effected under Sections 2.1(e) -
                                                              -----------------
      (i).
      ---
      2.1  Use of Proceeds. The proceeds of Revolving Loans shall be used by the
           ---------------
Borrower to refinance certain existing Indebtedness of the Borrower and for general working capital needs and other corporate purposes.

      2.2  Revolving Notes. Revolving Loans made by each Lender shall be
           ---------------
evidenced by the Revolving Note payable to the order of such Lender in the respective amount of its Applicable Commitment Percentage of the Total Revolving Credit Commitment, which Revolving Note shall be dated the Closing Date or a later date pursuant to an Assignment and Acceptance and shall be duly completed, executed and delivered by the Borrower.

                                   ARTICLE III

                                Letters of Credit
                                -----------------

      3.1  Letters of Credit. The Issuing Bank agrees, subject to the terms and
           -----------------
conditions of this Agreement, upon request of the Borrower to issue from time to time for the account of the Borrower Letters of Credit upon delivery to the Issuing Bank of an Application and Agreement for Letter of Credit relating thereto in form and content acceptable to the Issuing Bank; provided, that (i) the Issuing Bank shall not issue (or renew) any Letter of Credit if it has been notified by the Agent or has actual knowledge that a Default or Event of Default has occurred and is continuing, (ii) the Letter of Credit Outstandings shall not exceed the Total Letter of Credit Commitment and (iii) no Letter of Credit shall be issued (or renewed) if, after giving effect thereto, Letter of Credit Outstandings plus Revolving Credit Outstandings shall exceed the Total Revolving Credit Commitment or Senior Debt Outstandings shall exceed the Borrowing Base. No Letter of Credit shall have an expiry date (including all rights of the Borrower or any beneficiary named in such Letter of Credit to require renewal) or payment date occurring later than the earlier to occur of one year after the date of its issuance or the seventh Business Day prior to the Stated Termination Date.

      3.2  Reimbursement and Participations.
           --------------------------------

           (a) The Borrower hereby unconditionally agrees to pay to the Issuing Bank immediately on demand at the Principal Office all amounts required to pay all drafts drawn or purporting to be drawn under the Letters of Credit and all reasonable expenses incurred by the Issuing Bank in connection with the Letters of Credit, and in any event and without demand to place in possession of the Issuing Bank (which shall include Advances under the Revolving Credit Facility if permitted by Section 2.1) sufficient funds to
                                                -----------
      pay all debts and liabilities arising under any Letter of Credit. The Issuing Bank agrees to give the Borrower prompt notice of any request for a draw under a Letter of Credit. The Issuing Bank may charge any account the Borrower may have with it for any and all amounts the Issuing Bank pays under a Letter of Credit, plus charges and reasonable expenses as from time to time agreed to by the Issuing Bank and the Borrower; provided that to the extent permitted by Section 2.1(c)(iii) and Section 2.4,
                                      -------------------     -----------
      amounts shall be paid pursuant to Advances under the Revolving Credit Facility. The Borrower agrees to pay the Issuing Bank interest on any Reimbursement Obligations not paid when due hereunder at the Default Rate.

           (b)  In accordance with the provisions of Section 2.1(c), the Issuing
                                                     --------------
      Bank shall notify the Agent of any drawing under any Letter of Credit promptly following the receipt by the Issuing Bank of such drawing.

           (c) Each Lender (other than the Issuing Bank) shall automatically acquire on the date of issuance thereof a Participation in the liability of the Issuing Bank in respect of each Letter of Credit in an amount equal to such Lender's Applicable Commitment Percentage of such liability, and to the extent that the Borrower is obligated to pay the Issuing Bank under
      Section 3.2(a), each Lender (other than the Issuing Bank) thereby
      --------------
      shall absolutely, unconditionally and irrevocably assume, and shall be unconditionally obligated to pay to the Issuing Bank, its Applicable Commitment Percentage of the liability of the Issuing Bank under such Letter of Credit in the manner and with the effect provided in Section
                                                                     -------
      2.1(c)(iii).
      -----------

           (d) Simultaneously with the making of each payment by a Lender to the Issuing Bank pursuant to Section 2.1(c)(iii)(B), such Lender shall,
                                   ----------------------
      automatically and without any further action on the part of the Issuing Bank or such Lender, acquire a Participation in an amount equal to such payment (excluding the portion thereof constituting interest accrued prior to the date the Lender made its payment) in the related Reimbursement Obligation of the Borrower. Each Lender's obligation to make payment to the Agent for the account of the Issuing Bank pursuant to Section
                                                                -------
      2.1(c)(iii) and Section 3.2(c), and the right of the Issuing Bank to
      -----------     --------------
      receive the same, shall be absolute and unconditional, shall not be affected by any circumstance whatsoever and shall be made without any offset, abatement, withholding or reduction whatsoever. In the event the Lenders have purchased Participations in any Reimbursement Obligation as set forth above, then at any time payment (in fully collected, immediately available funds) of such Reimbursement Obligation, in whole or in part, is received by the Issuing Bank from the Borrower, the Issuing Bank shall promptly pay to each Lender an amount equal to its Applicable Commitment Percentage of such payment from the Borrower.

           (e) Promptly following the end of each calendar quarter, the Issuing Bank shall deliver to the Agent a notice describing the aggregate undrawn amount of all Letters of Credit at the end of such quarter. Upon the request of any Lender from time to time, the Issuing Bank shall deliver to the Agent, and the Agent shall deliver to such Lender, any other information reasonably requested by such Lender with respect to each Letter of Credit outstanding.

           (f) The issuance by the Issuing Bank of each Letter of Credit shall, in addition to the conditions precedent set forth in Article VII, be
                                                           -----------
      subject to the conditions that such Letter of Credit be in such form and contain such terms as shall be reasonably satisfactory to the Issuing Bank consistent with the then current practices and procedures of the Issuing Bank with respect to similar letters of credit, and the Borrower shall have executed and delivered such other instruments and agreements relating to such Letters of Credit as the Issuing Bank shall have reasonably requested consistent with such practices and procedures. All Letters of Credit shall be issued pursuant to and subject to the Uniform Customs and Practice for Documentary Credits, 1993 revision, International Chamber of Commerce Publication No. 500 or, if the Issuing Bank shall elect by express reference in an affected Letter of Credit, the International Chamber of Commerce International Standby Practices commonly referred to as "ISP98," or any subsequent amendment or revision of either thereof.

           (g) The Borrower agrees that the Issuing Bank may, in its sole discretion, accept or pay, as complying with the terms of any Letter of Credit, any drafts or other documents otherwise in order which may be signed or issued by an administrator, executor, trustee in bankruptcy, debtor in possession, assignee for the benefit of creditors, liquidator, receiver, attorney in fact or other legal representative of a party who is authorized under such Letter of Credit to draw or issue any drafts or other documents.

           (h)  Without limiting the generality of the provisions of Section
                                                                     -------
      13.9, the Borrower hereby agrees to indemnify and hold harmless the
      ----
      Issuing Bank, each other Lender and the Agent from and against any and all claims and damages, losses, liabilities, reasonable costs and expenses which the Issuing Bank, such other Lender or the Agent may incur (or which may be claimed against the Issuing Bank, such other Lender or the Agent) by any Person by reason of or in connection with the issuance or transfer of or payment or failure to pay under any Letter of Credit; provided that the Borrower shall not be required to indemnify the Issuing Bank, any other Lender or the Agent for any claims, damages, losses, liabilities, costs or expenses to the extent, but only to the extent, (i) caused by the willful misconduct or gross negligence of the party to be indemnified or
      (ii) caused by the failure of the Issuing Bank to pay under any Letter of Credit after the presentation to it of a request for payment strictly complying with the terms and conditions of such Letter of Credit, unless such payment is prohibited by any law, regulation, court order or decree. The indemnification and hold harmless provisions of this Section 3.2(h)
                                                               --------------
      shall survive repayment of the Obligations, occurrence of the Revolving Credit Termination Date, the Facility Termination Date and expiration or termination of this Agreement.

           (i)  Without limiting Borrower's rights as set forth in Section
                                                                   -------
      3.2(h), the obligation of the Borrower to immediately reimburse the
      ------
      Issuing Bank for drawings made under Letters of Credit and the Issuing Bank's right to receive such payment shall be absolute, unconditional and irrevocable, and such obligations of the Borrower shall be performed strictly in accordance with the terms of this Agreement and such Letters of Credit and the related Application and Agreement for any Letter of Credit, under all circumstances whatsoever, including the following circumstances:

                (i) any lack of validity or enforceability of the Letter of Credit, the obligation supported by the Letter of Credit or any other agreement or instrument relating thereto (collectively, the "Related LC Documents");

                (ii) any amendment or waiver of or any consent to or departure from all or any of the Related LC Documents;

                (iii) the existence of any claim, setoff, defense (other than the defense of payment in accordance with the terms of this Agreement) or other rights which the Borrower may have at any time against any beneficiary or any transferee of a Letter of Credit (or any persons or entities for whom any such beneficiary or any such transferee may be acting), the Agent, the Lenders or any other Person, whether in connection with the Loan Documents, the Related LC Documents or any unrelated transaction;

                (iv) any breach of contract or other dispute between the Borrower and any beneficiary or any transferee of a Letter of Credit (or any persons or entities for whom such beneficiary or any such transferee may be acting), the Agent, the Lenders or any other Person;

                (v) any draft, statement or any other document presented under the Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect whatsoever;

                (vi) any delay, extension of time, renewal, compromise or other indulgence or modification granted or agreed to by the Agent, with or without notice to or approval by the Borrower in respect of any of Borrower's Obligations under this Agreement; or

                (vii) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing.

                                  ARTICLE IV

                Eurodollar Funding, Fees, and Payment Conventions
                -------------------------------------------------

     4.1   Interest Rate Options. Eurodollar Rate Loans and Base Rate Loans may
           ---------------------
be outstanding at the same time and, so long as no Default or Event of Default shall have occurred and be continuing, the Borrower shall have the option to elect the Type of Loan and the duration of the initial and any subsequent Interest Periods and to Convert Revolving Loans in accordance with Sections
                                                                   --------
2.1(c)(i) and 4.2, as applicable; provided, however, (i) there shall not be
-----------------
outstanding at any one time Eurodollar Rate Loans having more than ten (10) different Interest Periods, (ii) each Eurodollar Rate Loan (including each Conversion into and each Continuation as a Eurodollar Rate Loan) shall be in an amount of $1,000,000 or, if greater than $1,000,000, an integral multiple of $1,000,000, and (iii) no Eurodollar Rate Loan shall have an Interest Period that extends beyond the Stated Termination Date. If the Agent does not receive a Borrowing Notice or an Interest Rate Selection Notice giving notice of election of the duration of an Interest Period or of Conversion of any Loan to or Continuation of a Loan as a Eurodollar Rate Loan by the time prescribed by Sections 2.1(c)(i) and 4.2, as applicable, the Borrower shall be deemed to have
--------------------------
elected to obtain or Convert such Loan to (or Continue such Loan as) a Base Rate Loan until the Borrower notifies the Agent in accordance with Section 4.2. The
                                                              -----------
Borrower shall not be entitled to elect to Continue any Loan as or Convert any Loan into a Eurodollar Rate Loan if a Default or Event of Default shall have occurred and be continuing.

      4.2  Conversions and Elections of Subsequent Interest Periods. Subject to
           --------------------------------------------------------
the limitations set forth in the definition of "Interest Period" and in Section
                                                                        -------
4.1, Section 4.11 and Article VI, the Borrower may:
---  ------------     ----------

           (a) upon delivery of telephonic notice to the Agent (which shall be irrevocable) on or before 11:00 A.M. on any Business Day, Convert any Eurodollar Rate Loan to a Base Rate Loan on the last day of the Interest Period for such Eurodollar Rate Loan; and

           (b) provided that no Default or Event of Default shall have occurred and be continuing, upon delivery of telephonic notice to the Agent (which shall be irrevocable on or before 11:00 A.M. three (3) Business Days' prior to the date of such Conversion or Continuation:

                (i) elect a subsequent Interest Period for any Eurodollar Rate Loan to begin on the last day of the then current Interest Period for such Eurodollar Rate Loan; or

                (ii) Convert any Base Rate Loan to a Eurodollar Rate Loan on any Business Day.

Each such notice shall be effective upon receipt by the Agent, shall specify the amount of the Eurodollar Rate Loan affected and, if a Continuation as or Conversion into a Eurodollar Rate Loan, the Interest Period to be used in the computation of interest. The Authorized

Representative shall provide the Agent written confirmation of each such telephonic notice in the form of a Borrowing Notice or Interest Rate Selection Notice (as applicable) with appropriate insertions but failure to provide such confirmation shall not affect the validity of such telephonic notice. Notice of receipt of such Borrowing Notice or Interest Rate Selection Notice, as the case may be, shall be provided by the Agent to each Lender by telefacsimile transmission with reasonable promptness, but (provided the Agent shall have received such notice by 11:00 A.M.) not later than 3:00 P.M. on the same day as the Agent's receipt of such notice. All such Continuations or Conversions of Loans shall be effected pro rata based on the Applicable Commitment Percentages of the Lenders.

      4.3  Payment of Interest. The Borrower shall pay interest on the
           -------------------
outstanding and unpaid principal amount of each Revolving Loan, commencing on the first date of such Revolving Loan until such Revolving Loan shall be repaid at the applicable Base Rate or Eurodollar Rate as designated by the Borrower in the related Borrowing Notice or Interest Rate Selection Notice or as otherwise provided hereunder. Interest on each Revolving Loan shall be paid on the earlier of (a) in the case of any Base Rate Loan, quarterly in arrears on the last Business Day of each March, June, September and December, commencing on March 31, 2000, until the Eighth Amendment Closing Date, and then monthly in arrears on the last Business Day of each month commencing November 30, 2001, until the Revolving Credit Termination Date, at which date as applicable the entire principal amount of and all accrued interest on the Revolving Loans shall be paid in full, (b) in the case of any Eurodollar Rate Loan, on last day of the applicable Interest Period for such Eurodollar Rate Loan and if such Interest Period extends for more than three (3) months, at intervals of three (3) months after the first day of such Interest Period, and (c) upon payment in full of the Revolving Loan; provided, however, that if any Event of Default shall occur and
                --------  -------
be continuing, all amounts outstanding hereunder shall bear interest thereafter until paid in full at the Default Rate.

      4.4  Prepayments of Eurodollar Rate Loans. Whenever any payment of
           ------------------------------------
principal shall be made in respect of any Loan hereunder, whether at maturity, on acceleration, by prepayment or as otherwise required or permitted hereunder, with the effect that any Eurodollar Rate Loan shall be prepaid in whole or in part prior to the last day of the Interest Period applicable to such Eurodollar Rate Loan, such payment of principal shall be accompanied by the additional payment, if any, required by Section 6.5.
                             -----------

      4.5  Manner of Payment.
           -----------------

           (a) Each payment of principal (including any prepayment) and payment of interest and fees, and any other amount required to be paid by or on behalf of the Borrower to the Lenders, the Issuing Bank, the Agent, or Bank of America with respect to any Revolving Loan, Letter of Credit or Reimbursement Obligation, shall be made to the Agent at the Principal Office in Dollars in immediately available funds without condition or deduction for any setoff, recoupment, deduction or counterclaim on or before 12:30 P.M. on the date such payment is due. The Agent may, but shall not be obligated to, debit the amount of such payment from any one or more ordinary deposit accounts of the Borrower with the Agent.

           (b) Any payment made by or on behalf of the Borrower that is not made both in Dollars in immediately available funds and prior to 12:30 P.M. on the date such payment is to be made shall constitute a non-conforming payment. Any such non-conforming payment shall not be deemed to be received until the later of (i) the time such funds become available funds and (ii) the next Business Day. Any non-conforming payment may constitute or become a Default or Event of Default as otherwise provided herein. Interest shall continue to accrue at the Default Rate on any principal or fees as to which no payment or a non-conforming payment is made from the date such amount was due and payable until the later of
      (i) the date such funds become available funds or (ii) the next Business Day.

           (c) In the event that any payment hereunder or under any of the Notes becomes due and payable on a day other than a Business Day, then such due date shall be extended to the next succeeding Business Day unless provided otherwise under the definition of "Interest Period"; provided, however, that interest shall continue to accrue during the period of any such extension; and provided further, however, that in no event shall any such due date be extended beyond the Revolving Credit Termination Date.

      4.6  Fees.
           ----

           (a)  Commitment Fees. For the period beginning on the Closing Date
                ---------------
      and ending on the Revolving Credit Termination Date, the Borrower agrees to pay to the Agent, for the pro rata benefit of the Lenders based on their Applicable Commitment Percentages, a commitment fee equal to the Applicable Commitment Fee multiplied by the average daily amount by which the Total Revolving Credit Commitment exceeds the sum of (i) Revolving Credit Outstandings plus (ii) Letter of Credit Outstandings. Such fees shall be due in arrears on the last Business Day of each March, June, September and December, commencing March 31, 2000 until the Eighth Amendment Closing Date, and then monthly in arrears on the last Business Day of each month, commencing November 30, 2001, to and on the Revolving Credit Termination Date. Notwithstanding the foregoing, so long as any Lender fails to make available any portion of its Revolving Credit Commitment when requested, such Lender shall not be entitled to receive payment of its pro rata share of such fee until such Lender shall make available such portion.

           (b)  Letter of Credit Facility Fees. The Borrower shall pay to the
                ------------------------------
      Agent, for the pro rata benefit of the Lenders based on their Applicable Commitment Percentages, a fee on the aggregate amount available to be drawn on each outstanding Letter of Credit at a rate equal to the Applicable Margin for Eurodollar Rate Loans. Such fees shall be due with respect to each Letter of Credit quarterly in arrears on the last day of each March, June, September and December, the first such payment to be made on the first such date occurring after the date of issuance of a Letter of Credit.

           (c)  Letter of Credit Fronting and Administrative Fees. The Borrower
                -------------------------------------------------
      shall pay to the Issuing Bank a fronting fee of one-eighth percent per annum (.125%) on the stated amount of each Letter of Credit calculated for the stated term, such fee to be payable in full at or prior to the time of issuance of such Letter of Credit. Any renewal or continuation of a Letter of Credit beyond its current stated term shall be deemed to be a new issuance of such Letter of Credit subject to payment of a fronting fee as herein calculated. The Borrower shall also pay to the Issuing Bank such administrative fee and other fees, if any, in connection with the Letters of Credit in such amounts and at such times as the Issuing Bank and the Borrower shall agree from time to time.

           (d)  Agent Fees. The Borrower agrees to pay to the Agent, for the
                ----------
      Agent's individual account, an annual Agent's fee, such fee to be payable in such amounts and at such dates as from time to time agreed to by the Borrower and Agent in writing.

      4.7  Pro Rata Payments. Except as otherwise specified herein, (a) each
           -----------------
payment on account of the principal of and interest on Loans, the fees described in Section 4.6(a), (b) and (c), and Reimbursement Obligations as to which the
   ---------------------------
Lenders have funded their respective Participations which remain outstanding, shall be made to the Agent for the account of the Lenders pro rata based on their Applicable Commitment Percentages, and (b) the Agent will promptly distribute to the Lenders in immediately available funds payments received in fully collected, immediately available funds from the Borrower.

      4.8  Computation of Rates and Fees. Except as may be otherwise expressly
           -----------------------------
provided, all interest rates (other than the Prime Rate which shall be computed on the basis of the actual number of days elapsed in a year of 365/366 days) and fees shall be computed on the basis of a year of 360 days and calculated for actual days elapsed.

      4.9  Deficiency Advances; Failure to Purchase Participations. No Lender
           -------------------------------------------------------
shall be responsible for any default of any other Lender in respect to such other Lender's obligation to make any Loan or Advance hereunder or to fund its purchase of any Participation hereunder nor shall the Revolving Credit Commitment or Letter of Credit Commitment of any Lender hereunder be increased as a result of such default of any other Lender. Without limiting the generality of the foregoing or the provisions of Section 4.10, in the event any Lender
                                      ------------
shall fail to advance funds to the Borrower as herein provided, the Agent may in its discretion, but shall not be obligated to, advance under the applicable Note in its favor as a Lender all or any portion of such amount or amounts (each, a "deficiency advance") and shall thereafter be entitled to payments of principal of and interest on such deficiency advance in the same manner and at the same interest rate or rates to which such other Lender would have been entitled had it made such Advance under its Note; provided that, (i) such defaulting Lender shall not be entitled to receive payments of principal, interest or fees with respect to such deficiency advance until such deficiency advance (together with interest thereon as provided in clause (ii)) shall be paid by such Lender and
(ii) upon payment to the Agent from such other Lender of the entire outstanding amount of each such deficiency advance, together with accrued and unpaid interest thereon at the Federal Funds Rate, from the most recent date or dates interest was paid to the Agent by the Borrower on each Loan comprising the deficiency advance, then such payment shall be credited against the applicable Note of the Agent in full payment of such deficiency advance and the Borrower shall be deemed to have borrowed the amount of such deficiency advance from such other Lender as of the most recent date or dates, as the case may be, upon which any payments of interest were made by the Borrower thereon. In the event any Lender shall fail to fund its purchase of a Participation after notice from the Issuing Bank, such Lender shall pay to the Issuing Bank, such amount on demand, together with interest at the Federal Funds Rate on the amount so due from the date of such notice to the date such purchase price is received by the Issuing Bank.

      4.10 Intraday Funding. Without limiting the provisions of Section 4.9,
           ----------------                                     -----------
unless the Borrower or any Lender has notified the Agent not later than 12:00 Noon of the Business Day before the date any payment (including in the case of Lenders any Advance) to be made by it is due, that it does not intend to remit such payment, the Agent may, in its discretion, assume that the Borrower or each Lender, as the case may be, has timely remitted such payment in the manner required hereunder and may, in its discretion and in reliance thereon, make available such payment (or portion thereof) to the Person entitled thereto as otherwise provided herein. If such payment was not in fact remitted to the Agent in the manner required hereunder, then:

                (i) if the Borrower failed to make such payment, each Lender shall forthwith on demand repay to the Agent the amount of such assumed payment made available to such Lender, together with interest thereon in respect of each day from and including the date such amount was made available by the Agent to such Lender to the date such amount is repaid to the Agent at the Federal Funds Rate; and

                (ii) if any Lender failed to make such payment, the Agent shall be entitled to recover such corresponding amount forthwith upon the Agent's demand therefor, the Agent promptly shall notify the Borrower, and the Borrower shall promptly pay such corresponding amount to the Agent in immediately available funds upon receipt of such demand. The Agent also shall be entitled to recover interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Agent to the Borrower to the date such corresponding amount is recovered by the Agent, (A) from such Lender at a rate per annum equal to the daily Federal Funds Rate or (B) from the Borrower, at a rate per annum equal to the interest rate applicable to the Loan which includes such corresponding amount. Until the Agent shall recover such corresponding amount together with interest thereon, such corresponding amount shall constitute a deficiency advance within the meaning of Section 4.9. Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its commitments hereunder or to prejudice any rights which the Agent or the Borrower may have against any Lender as a result of any default by such Lender hereunder.

      4.11 Cessation of Eurodollar Rate Loans. Notwithstanding any provision in
           ----------------------------------
this Agreement to the contrary, on and after the Eighth Amendment Closing Date, the Borrower shall only be entitled to request Advances which bear interest at the Base Rate, and the Borrower shall no longer be entitled to Convert Loans pursuant to Section 4.2 (or otherwise) to, or Continue Loans as, Eurodollar Rate
            -----------
Loans. On the Eighth Amendment Closing Date, all Eurodollar Rate Loans shall be automatically Converted to Base Rate Loans; and (except in the case of that certain Loan whose Interest Period ends on November 15, 2001) the Borrower shall pay any amounts required by Section 6.5.
                            -----------

                                   ARTICLE V

                                    Security
                                    --------

      5.1  Security.
           --------

           (a) As security for the full and timely payment and performance of all Obligations, the Borrower shall, and shall cause all other Credit Parties to, on or before the Closing Date, do or cause to be done all things necessary in the opinion of the Agent and its counsel to (i) grant to the Priority Collateral Agent for the benefit of the Priority Secured Parties to secure the Priority Senior Obligations a Priority Lien in all now owned or hereafter acquired Priority Collateral subject to no prior Lien or other encumbrance or restriction on transfer (other than restrictions on transfer imposed by applicable securities laws), and (ii) grant to the General Collateral Agent for the benefit of the General Secured Parties to secure the General Senior Obligations a General Lien in all now owned or hereafter acquired General Collateral subject to no prior Lien or other encumbrance or restriction on transfer (other than any Priority Lien and restrictions on transfer imposed by applicable securities laws).

           (b) Without limiting the foregoing, the Borrower and each Domestic Subsidiary having rights in any Subsidiary Securities shall on the Closing Date deliver to the General Collateral Agent, in form and substance reasonably acceptable to the Agent, (A) a Pledge Agreement which shall pledge to the General Collateral Agent for the benefit of the General Secured Parties (i) 65% of the Voting Securities of each Material Direct Foreign Subsidiary (to the extent 65% of such Voting Securities is owned by the Borrower or such Domestic Subsidiary and, if less than such 65% is so owned, then 100% of such lesser amount) and 100% of the non-voting Subsidiary Securities of such Direct Foreign Subsidiary, (ii) 100% of the Subsidiary Securities of all Domestic Subsidiaries and (iii) all of the membership interests of the Borrower in Cone Receivables II LLC, (B) if such Subsidiary Securities are in the form of certificated securities, such certificated securities, together with undated stock powers or other appropriate transfer documents endorsed in blank pertaining thereto, (C) if such Subsidiary Securities do not constitute securities and the issuer thereof has not elected to have such interests treated as securities under
      Article 8 of the Uniform Commercial Code, a control agreement (containing the provisions described in Section 9.20(f)(ii)) from the Registrar of
                                  -------------------
      such Subsidiary Securities and (D) Uniform Commercial Code financing statements reflecting the General Lien in favor of the General Collateral Agent on such Subsidiary Securities, each in form and substance acceptable to the Agent, and shall take such further action and deliver or cause to be delivered such further documents as required by the Security Documents or otherwise as the Agent may request to effect the transactions contemplated by this Article V. The Borrower shall, and shall cause each
                           ---------
      Domestic Subsidiary to, pledge to the General Collateral Agent for the benefit of the General Secured Parties to secure the General Senior Obligations (and as appropriate to reaffirm its prior pledge of) all of the Pledged Interests of any Domestic Subsidiary or Direct Foreign Subsidiary acquired or created after the Closing Date to the respective extent set forth above and deliver to the

      General Collateral Agent all of the documents and instruments in connection therewith as are required pursuant to the terms of Section 9.20
                                                                    ------------
      and of the Security Documents.

           (c) As further security for the full and timely payment and performance of all Obligations, Atlantic Financial Group, Ltd. (borrower under the Senior Lease Documents) on or before the Closing Date the Borrower will execute and deliver the Senior Lease Facility Mortgage and do or cause to be done all things necessary in the opinion of the Agent and its counsel to grant to the Agent for the benefit of the Agent and the Lenders a Lien on the Senior Lease Facility subject to no prior Lien or other encumbrance or restriction on transfer other than Permitted Liens and Liens in favor of the Senior Lease Creditor. The Agent and the Senior Lease Creditor shall have entered into the Leased Facility Intercreditor Agreement on or prior to the Closing Date.

      5.2  Further Assurances. At the request of the Agent, the Borrower will or
           --------
will cause all other Credit Parties, as the case may be, to execute, by its duly authorized officers, alone or with the Agent, General Collateral Agent or the Priority Collateral Agent, as applicable, any certificate, instrument, financing statement, control agreement, statement or document, or to procure any such certificate, instrument, statement or document, or to take such other action (and pay all connected costs) which the Agent, the Priority Collateral Agent, the General Collateral Agent or any of them reasonably deems necessary from time to time to create, continue or preserve the Priority Liens in the Priority Collateral, the General Liens in the General Collateral and the Lien on the Senior Leased Facility (and the perfection and priority thereof) and specifically including all Collateral acquired by the Borrower or other Credit Party after the Closing Date. Each of the Agent, General Collateral Agent and the Priority Collateral Agent is hereby irrevocably authorized to execute and file or cause to be filed, with or if permitted by applicable law without the signature of the Borrower or any Credit Party appearing thereon, all Uniform Commercial Code financing statements reflecting the Borrower or any other Credit Party as "debtor" and the Agent (on behalf of the Lenders), General Collateral Agent (on behalf of the General Secured Parties) or the Priority Collateral Agent (on behalf of the Priority Secured Parties), as applicable, as "secured party", and continuations thereof and amendments thereto, as the Agent or either of the Collateral Agents reasonably deems necessary or advisable to give effect to the transactions contemplated hereby and by the other Loan Documents.

      5.3  Information Regarding Collateral. The Borrower represents, warrants
           --------------------------------
and covenants that (i) the chief executive office of the Borrower and each other Person providing Collateral pursuant to a Security Document (each, a "Grantor") at the Closing Date is located at the address or addresses specified on Schedule
                                                                        --------
5.3, and (ii) Schedule 5.3 contains a true and complete list of (a) the exact
---           ------------
legal name, jurisdiction of formation, and address of each Grantor and of each other Person that has effected any merger or consolidation with a Grantor or contributed or transferred to a Grantor any property constituting Collateral at any time since January 1, 1995 (excluding Persons making sales in the ordinary course of their businesses to a Grantor of property constituting inventory in the hands of such seller), (b) the exact legal name, jurisdiction of formation, and each location of the chief executive office of each Grantor at any time since January 1, 1995, (c) each location in the United States in which goods constituting material Collateral are or have been located since January 1, 1995 (together with the name of each owner of the property located at such address if not the applicable Grantor, and a summary description of the relationship between the applicable Grantor and such Person), and (d) each trade style used by any Grantor or any division thereof since January 1, 1995 and the purposes for which it was used. The Borrower shall not change, and shall not permit any other Grantor to change, its name, jurisdiction of formation (whether by reincorporation, merger or otherwise), the location of its chief executive office or any location specified in clause (c) of the immediately preceding sentence, or use or permit any other Grantor or any division thereof to use, any additional trade style, except upon giving not less than thirty (30) days' prior written notice to the Agent and taking or causing to be taken all such action at Borrower's or such other Grantor's expense as may be reasonably requested by the Agent, the General Collateral Agent or the Priority Collateral Agent to perfect or maintain the perfection of the General Lien in the General Collateral and the Priority Lien in the Priority Collateral.

      5.4  Mortgages.
           ---------

           (a)  Without limiting the generality of Section 5.1, the Borrower, as
                                                   -----------
      security for all Priority Senior Obligations, and each Domestic Subsidiary, as security for the Guarantors' Obligations and for all Priority Senior Obligations, as applicable, shall deliver to the Priority Collateral Agent (i) on the Closing Date, with respect to each parcel of real property owned or leased by the Borrower or a Subsidiary listed on
      Schedule 5.4, a Priority Mortgage, and (ii) thereafter, with respect to
      ------------
      each parcel of real property owned, acquired or leased by the Borrower or a Domestic Subsidiary with a fair market value greater than $300,000, unless otherwise determined by the Required Lenders, a Priority Mortgage with respect to such parcel of real property and, (A) to the extent such real property is or becomes Material Real Property, the related Material Real Property Support Documents and (B) to the extent required by any law, regulation or directive of any applicable Governmental Authority, such required Material Real Property Support Documents.

           (b)  Without limiting the generality of Section 5.1, the Borrower, as
                                                   -----------
      security for all General Senior Obligations, and each Domestic Subsidiary, as security for all General Senior Obligations and, if a Guarantor, for the Guarantors' Obligations, as applicable, shall deliver to the General Collateral Agent (i) on the Closing Date, with respect to each parcel of real property owned or leased by the Borrower or a Subsidiary listed on
      Schedule 5.4, a General Mortgage, and (ii) thereafter, with respect to
      ------------
      each parcel of real property owned, acquired or leased by the Borrower or a Domestic Subsidiary with a fair market value greater than $300,000, unless otherwise determined by the Required Lenders, a General Mortgage with respect to such parcel of real property and, (A) to the extent such real property is or becomes Material Real Property, the related Material Real Property Support Documents and (B) to the extent required by any law, regulation or directive of any applicable Governmental Authority, such required Material Real Property Support Documents.

      5.5  Intercreditor Matters.
           ---------------------

           (a) Each Lender from time to time party hereto, the Agent and the Borrower hereby consent to and agree with the terms of the Senior Debt Intercreditor Agreement and such Lenders hereby (i) acknowledge and agree that each General Lien and/or Priority Lien in all Collateral now owned or hereafter acquired and all remedies available with respect to such Collateral are subject to the terms of the Senior Debt Intercreditor Agreement, (ii) directs the Agent on their behalf to enter into each of the Senior Debt Intercreditor Agreement and the Collateral Agency Agreements and consents to the service by the Agent in the capacity of Priority Collateral Agent and Designated Collateral Subagent (as defined in the General Security Agreement) and (iii) acknowledges and agrees that:

                (A) With respect to the Debenture Holders, the determination of the Required Enforcement General Secured Parties shall be made based on the entire amount of Senior Debenture Obligations then outstanding voting on a consolidated basis as a single vote as directed to the Bond Trustee by such Debenture Holders as may be required for any enforcement action under the terms of the Indenture, and

                (B) With respect to the Lenders, the determination of the Required Enforcement General Secured Parties, the Required General Secured Parties and the Required Priority Secured parties shall be made based on the entire amount of Senior Revolving Credit Obligations then outstanding voting on a consolidated basis as a single vote as directed by the Required Lenders.

           (b) Each Lender from time to time party hereto, the Agent and the Borrower hereby further consent to and agree with the terms of the Leased Facility Intercreditor Agreement and the Securitization Intercreditor Agreement and directs the Agent on their behalf to enter into such agreements.

      5.6  Account Control Agreements. From and after the Eighth Amendment
           --------------------------
Closing Date, the Borrower shall and shall cause each Credit Party to maintain in full force and effect Account Control Agreements in respect of all Deposit Accounts (as defined in the Security Agreements) of each Credit Party (other than the Securitization Deposit Accounts and the Imprest/Payroll Accounts). The Borrower shall not, nor shall it cause, suffer or permit any other Credit Party to, open any Deposit Account (other than Securitization Deposit Accounts and Excluded Deposit Accounts, in each case as to which the Borrower shall give immediate notice thereof to the Agent and designate the Deposit Account as such) unless the Borrower shall have given not less than twenty (20) Business Days prior written notice thereof to the Agent and caused there to be executed and delivered to the Agent an Account Control Agreement with respect to such Deposit Account. The Borrower shall give prompt written notice to the Agent of any notice or election of any depositary institution purporting to terminate, suspend, cancel, revoke or declare invalid or unenforceable any Account Control Agreement.

                                   ARTICLE VI

                             Change in Circumstances
                             -----------------------

      6.1  Increased Cost and Reduced Return.
           ---------------------------------

           (a) If, after the date hereof, the adoption of any applicable law, rule, or regulation, or any change in any applicable law, rule, or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank, or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or its Applicable Lending Office) with any request or directive (whether or not having the force of law) of any such governmental authority, central bank, or comparable agency:

                (i) shall subject such Lender (or its Applicable Lending Office) to any tax, duty, or other charge with respect to any Eurodollar Rate Loans, its Note, or its obligation to make Eurodollar Rate Loans, or change the basis of taxation of any amounts payable to such Lender (or its Applicable Lending Office) under this Agreement or its Note in respect of any Eurodollar Rate Loans (other than taxes imposed on the overall net income of such Lender by the jurisdiction in which such Lender has its principal office or such Applicable Lending Office);

                (ii) shall impose, modify, or deem applicable any reserve, special deposit, assessment, or similar requirement (other than the Reserve Requirement utilized in the determination of the Eurodollar
           Rate) relating to any extensions of credit or other assets of, or any deposits with or other liabilities or commitments of, such Lender (or its Applicable Lending Office), including the Revolving Credit Commitment of such Lender hereunder; or

                (iii) shall impose on such Lender (or its Applicable Lending Office) or on the London interbank market any other condition affecting this Agreement or its Note or any of such extensions of credit or liabilities or commitments;

      and the result of any of the foregoing is to increase the cost to such Lender (or its Applicable Lending Office) of making, Converting into, Continuing, or maintaining any Loans or to reduce any sum received or receivable by such Lender (or its Applicable Lending Office) under this Agreement or its Note with respect to any Eurodollar Rate Loans, then the Borrower shall pay to such Lender on demand such amount or amounts as will compensate such Lender for such increased cost or reduction. If any Lender requests compensation by the Borrower under this Section 6.1(a), the
                                                       --------------
      Borrower may, by notice to such Lender (with a copy to the Agent), suspend the obligation of such Lender to make or Continue Loans of the Type with respect to which such compensation is requested, or to Convert Loans of any other Type into Loans of such Type, until the event or condition giving rise to such request ceases to be in effect (in which case the provisions of Section 6.4 shall be applicable); provided that such
                    -----------                       --------
      suspension shall not affect the right of such Lender to receive the compensation so requested.

           (b) If, after the date hereof, any Lender shall have determined that the adoption of any applicable law, rule, or regulation regarding capital adequacy or any change therein or in the interpretation or administration thereof by any governmental authority, central bank, or comparable agency charged with the interpretation or administration thereof, or any request or directive regarding capital adequacy (whether or not having the force of law) of any such governmental authority, central bank, or comparable agency, has or would have the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of such Lender's obligations hereunder to a level below that which such Lender or such corporation could have achieved but for such adoption, change, request, or directive (taking into consideration its policies with respect to capital adequacy), then from time to time upon demand the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender for such reduction.

           (c) Each Lender shall promptly notify the Borrower and the Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Lender to compensation pursuant to this Section
                                                                      -------
      6.1 and will designate a different Applicable Lending Office if such
      ---
      designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Lender, be otherwise disadvantageous to it. Any Lender claiming compensation under this Section
                                                                         -------
      6.1 shall furnish to the Borrower and the Agent a statement setting forth
      ---
      the additional amount or amounts to be paid to it hereunder which shall be conclusive in the absence of manifest error. In determining such amount, such Lender may use any reasonable averaging and attribution methods.

      6.2 Limitation on Types of Loans. If on or prior to the first day of any
          ----------------------------
Interest Period for any Eurodollar Rate Loan:

           (a) the Agent determines (which determination shall be conclusive) that by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period; or

           (b) the Required Lenders determine (which determination shall be conclusive) and notify the Agent that the Eurodollar Rate will not adequately and fairly reflect the cost to the Lenders of funding Eurodollar Rate Loans for such Interest Period;

then the Agent shall give the Borrower prompt notice thereof specifying the relevant Type of Loans and the relevant amounts or periods, and so long as such condition remains in effect, the Lenders shall be under no obligation to make additional Loans of such Type, Continue Loans of such Type, or to Convert Loans of any other Type into Loans of such Type and the Borrower shall, on the last day(s) of the then current Interest Period(s) for the outstanding Loans of the affected Type, either prepay such Loans or Convert such Loans into another Type of Loan in accordance with the terms of this Agreement.

      6.3  Illegality. Notwithstanding any other provision of this Agreement, in
           ----------
the event that it becomes unlawful for any Lender or its Applicable Lending Office to make, maintain, or fund

Eurodollar Rate Loans hereunder, then such Lender shall promptly notify the Borrower thereof and such Lender's obligation to make or Continue Eurodollar Rate Loans and to Convert other Types of Loans into Eurodollar Rate Loans shall be suspended until such time as such Lender may again lawfully make, maintain, and fund Eurodollar Rate Loans (in which case the provisions of Section 6.4
                                                                -----------
shall be applicable).

      6.4  Treatment of Affected Loans. If the obligation of any Lender to make
           ---------------------------
a Eurodollar Rate Loan or to Continue, or to Convert Loans of any other Type into, Loans of a particular Type shall be suspended pursuant to Section 6.1 or
                                                                -----------
6.3 hereof (Loans of such Type being herein called "Affected Loans" and such
---
Type being herein called the "Affected Type"), such Lender's Affected Loans shall be automatically Converted into Base Rate Loans on the last day(s) of the then current Interest Period(s) for Affected Loans (or, in the case of a Conversion required by Section 6.3 hereof, on such earlier date as such Lender
                       -----------
may specify to the Borrower with a copy to the Agent) and, unless and until such Lender gives notice as provided below that the circumstances specified in
Section 6.1 or 6.3 hereof that gave rise to such Conversion no longer exist:
------------------

           (a) to the extent that such Lender's Affected Loans have been so Converted, all payments and prepayments of principal that would otherwise be applied to such Lender's Affected Loans shall be applied instead to its Base Rate Loans; and

           (b) all Loans that would otherwise be made or Continued by such Lender as Loans of the Affected Type shall be made or Continued instead as Base Rate Loans, and all Loans of such Lender that would otherwise be Converted into Loans of the Affected Type shall be Converted instead into (or shall remain as) Base Rate Loans.

If such Lender gives notice to the Borrower (with a copy to the Agent) that the circumstances specified in Section 6.1 or 6.3 hereof that gave rise to the
                           -------------------------
Conversion of such Lender's Affected Loans pursuant to this Section 6.4 no
                                                            -----------
longer exist (which such Lender agrees to do promptly upon such circumstances ceasing to exist) at a time when Loans of the Affected Type made by other Lenders are outstanding, such Lender's Base Rate Loans shall be automatically Converted, on the first day(s) of the next succeeding Interest Period(s) for such outstanding Loans of the Affected Type, to the extent necessary so that, after giving effect thereto, all Loans held by the Lenders holding Loans of the Affected Type and by such Lender are held pro rata (as to principal amounts, Types, and Interest Periods) in accordance with their respective Revolving Credit Commitments.

      6.5  Compensation. Upon the request of any Lender, the Borrower shall pay
           ------------
to such Lender such amount or amounts as shall be sufficient (in the reasonable opinion of such Lender) to compensate it for any loss, cost, or expense (including loss of anticipated profits) incurred by it as a result of:

           (a) any payment, prepayment, or Conversion of a Eurodollar Rate Loan for any reason (including, without limitation, the acceleration of the Loans pursuant to Section 11.1) on a date other than the last day of the
                        ------------
      Interest Period for such Loan; or

           (b) any failure by the Borrower for any reason (including, without limitation, the failure of any condition precedent specified in Article
                                                                      -------
      VII to be satisfied) to borrow, Convert, Continue, or prepay a Eurodollar
      ---
      Rate Loan on the date for such borrowing, Conversion, Continuation, or prepayment specified in the relevant notice of borrowing, prepayment, Continuation, or Conversion under this Agreement.

      6.6  Taxes.
           -----

           (a) Any and all payments by the Borrower to or for the account of any Lender or the Agent hereunder or under any other Loan Document shall be made free and clear of and without deduction for any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the
                                                              ---------
      case of each Lender and the Agent, taxes imposed on its income, and franchise taxes imposed on it, by the jurisdiction under the laws of which such Lender (or its Applicable Lending Office) or the Agent (as the case may be) is organized or any political subdivision thereof (all such non-excluded taxes, duties, levies, imposts, deductions, charges, withholdings, and liabilities being hereinafter referred to as "Taxes"). If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable under this Agreement or any other Loan Document to any Lender or the Agent, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 6.6)
                                                                  -----------
      such Lender or the Agent receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions, (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law, and (iv) the Borrower shall furnish to the Agent, at its address referred to in Section 13.2, the original or a certified copy of a
                             ------------
      receipt evidencing payment thereof.

           (b) In addition, the Borrower agrees to pay any and all present or future stamp or documentary taxes and any other excise or property taxes or charges or similar levies which arise from any payment made under this Agreement or any other Loan Document or from the execution or delivery of, or otherwise with respect to, this Agreement or any other Loan Document (hereinafter referred to as "Other Taxes").

           (c) The Borrower agrees to indemnify each Lender and the Agent for the full amount of Taxes and Other Taxes (including, without limitation, any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section 6.6) paid by such Lender or the Agent
                                 -----------
      (as the case may be) and any liability (including penalties, interest, and expenses) arising therefrom or with respect thereto.

           (d) Each Lender organized under the laws of a jurisdiction outside the United States, on or prior to the date of its execution and delivery of this Agreement in the case of each Lender listed on the signature pages hereof and on or prior to the date on which it becomes a Lender in the case of each other Lender, and from time to time thereafter if requested in writing by the Borrower or the Agent (but only so long as such Lender remains lawfully able to do so), shall provide the Borrower and the Agent with (i) Internal

      Revenue Service Form 1001 or 4224, as appropriate, or any successor form prescribed by the Internal Revenue Service, certifying that such Lender is entitled to benefits under an income tax treaty to which the United States is a party which reduces the rate of withholding tax on payments of interest or certifying that the income receivable pursuant to this Agreement is effectively connected with the conduct of a trade or business in the United States, (ii) Internal Revenue Service Form W-8 or W-9, as appropriate, or any successor form prescribed by the Internal Revenue Service, and (iii) any other form or certificate required by any taxing authority (including any certificate required by Sections 871(h) and 881(c) of the Internal Revenue Code), certifying that such Lender is entitled to an exemption from or a reduced rate of tax on payments pursuant to this Agreement or any of the other Loan Documents.

           (e) For any period with respect to which a Lender has failed to provide the Borrower and the Agent with the appropriate form pursuant to
      Section 6.6(d) (unless such failure is due to a change in treaty, law, or
      --------------
      regulation occurring subsequent to the date on which a form originally was required to be provided), such Lender shall not be entitled to indemnification under Section 6.6(a) or 6.6(b) with respect to Taxes
                            ------------------------
      imposed by the United States; provided, however, that should a Lender,
                                    --------  -------
      which is otherwise exempt from or subject to a reduced rate of withholding tax, become subject to Taxes because of its failure to deliver a form required hereunder, the Borrower shall take such steps as such Lender shall reasonably request to assist such Lender to recover such Taxes.

           (f) If the Borrower is required to pay additional amounts to or for the account of any Lender pursuant to this Section 6.6, then such Lender
                                                 -----------
      will agree to use reasonable efforts to change the jurisdiction of its Applicable Lending Office so as to eliminate or reduce any such additional payment which may thereafter accrue if such change, in the judgment of such Lender, is not otherwise disadvantageous to such Lender.

           (g) Within thirty (30) days after the date of any payment of Taxes, the Borrower shall furnish to the Agent the original or a certified copy of a receipt evidencing such payment.

           (h) Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in this Section 6.6 shall survive the termination of the
                        -----------
      Revolving Credit Commitments and the payment in full of the Notes and the Facility Termination Date.

                                   ARTICLE VII

            Conditions to Making Loans and Issuing Letters of Credit
            --------------------------------------------------------

      7.1                   Conditions of Initial Advance. The obligation of the
                            -----------------------------
                            Lenders to make the initial Advance under the Revolving Credit Facility, and of the Issuing Bank to issue any Letter of Credit, is subject to the conditions precedent that:

           (a) the Agent shall have received on the Closing Date, in form and substance satisfactory to the Agent and Lenders, the following:

                (i) executed originals of each of this Agreement, the Notes, the initial Facility Guaranties, the initial Security Documents, and the other Loan Documents, together with all schedules and exhibits thereto;

                (ii) the favorable written opinions with respect to the Loan Documents and the transactions contemplated thereby of special counsel to the Credit Parties (including special indenture counsel) in the jurisdictions of North Carolina, South Carolina, New York and Mexico, dated the Closing Date, addressed to the Agent and the Lenders and satisfactory to Smith Helms Mulliss & Moore, L.L.P., special counsel to the Agent, substantially in the form of Exhibit G;
                                                                      ---------

                (iii) resolutions of the boards of directors or other appropriate governing body (or of the appropriate committee thereof) of each Credit Party certified by its secretary or assistant secretary as of the Closing Date, approving and adopting the Loan Documents to be executed by such Person, and authorizing the execution and delivery thereof;

                (iv) specimen signatures of officers or other appropriate representatives executing the Loan Documents on behalf of each of the Credit Parties, certified by the secretary or assistant secretary of such Credit Party;

                (v) the Organizational Documents of each of the Credit Parties certified as of a recent date by the Secretary of State of its state of organization;

                (vi) Operating Documents of each of the Credit Parties certified as of the Closing Date as true and correct by its secretary or assistant secretary;

                (vii) certificates issued as of a recent date by the Secretaries of State of the respective jurisdictions of formation of each of the Credit Parties as to the due existence and good standing of such Person;

                (viii) appropriate certificates of qualification to do business, good standing and, where appropriate, authority to conduct business under assumed name, issued in respect of each of the Credit Parties as of a recent date by the

           Secretary of State or comparable official of each jurisdiction in which the failure to be qualified to do business or authorized so to conduct business could have a Material Adverse Effect;

                (ix) notice of appointment of the initial Authorized Representative(s);

                (x)    a Compliance Certificate as of the end of the fiscal
  `        quarter most recently ended prior to the Closing Date;

                (xi)   evidence of all insurance required by the Loan Documents;

                (xii) an initial Borrowing Notice, if any, and, if elected by the Borrower, Interest Rate Selection Notice;

                (xiii) evidence of the filing of Uniform Commercial Code financing statements reflecting the filing in all places required by applicable law to perfect the General Liens of the General Collateral Agent under the General Security Instruments and the Priority Liens of the Priority Collateral Agent under the Priority Security Instruments and the Lien of the Agent in the Senior Leased Facility, as to items of Collateral in which a security interest may be perfected by the filing of financing statements, and such other documents and/or evidence of other actions as may be necessary under applicable law to perfect the General Liens of the General Collateral Agent under the General Security Instruments and the Priority Liens of the Priority Collateral Agent under the Priority Security Instruments and the Lien of the Agent in the Senior Leased Facility, as the Agent, General Collateral Agent or Priority Collateral Agent may require, including without limitation the delivery by the Borrower of all certificates evidencing Pledged Interests, accompanied in each case by duly executed stock powers (or other appropriate transfer documents) in blank affixed thereto;

                (xiv) evidence satisfactory to the Agent of the payment in full and termination of the Existing Credit Agreement;

                (xv) executed originals of the Collateral Agency Agreements and the Senior Debt Intercreditor Agreement;

                (xvi) executed originals of the Securitization Intercreditor Agreement and the Leased Facility Intercreditor Agreement;

                (xvii) copies of the Senior Indenture, the Senior Note Agreement, the Morgan Swap Agreement, the Receivables Transfer Agreement, the Receivables Purchase Agreement and the Senior Lease Documents, together with all material agreements executed in connection therewith, and amendments of the Senior Note Agreement, the Senior Lease Documents, the Receivables Transfer Agreement and the Receivables Purchase Agreement each in form and substance acceptable to the Lenders, certified as true and correct by an Authorized Officer of the Borrower;

                (xviii) evidence that all fees payable by the Borrower on the Closing Date to the Agent, BAS and the Lenders have been paid in full;

                (xix) Uniform Commercial Code search results showing only those Liens as are acceptable to the Lenders;

                (xx) the consolidated financial statements of the Borrower and its Subsidiaries for the fiscal years ended 1996, 1997 and 1998, including balance sheets, income and cash flow statements audited by independent public accountants of recognized national standing and prepared in conformity with GAAP and such other financial information as the Agent may request, all in form and substance acceptable to the Agent and the Lenders;

                (xxi) information as may be requested by the Agent regarding litigation, tax, accounting, labor, insurance, pension liabilities (actual or contingent), real estate leases, material contracts, debt agreements, property ownership, environmental matters, contingent liabilities and management of the Borrower and its Subsidiaries, which information shall include, if requested by the Agent, (a) asset appraisal reports with respect to all of the material real and personal property owned by the Borrower and its Subsidiaries, and (b) a written audit of the accounts receivable not sold to Cone Receivables II LLC, inventory, payables, controls and systems of the Borrower and its Subsidiaries, all in form and substance acceptable to the Agent and the Lenders;

                (xxii) information confirming that the Borrower's and its Subsidiaries' material computer applications and those of its key vendors and customers adequately address the Year 2000 Problem in all material respects, all in form and substance acceptable to the Agent and the Lenders;

                (xxiii) delivery of Material Real Property Support Documents as may be required by any Governmental Authority in connection with the delivery of any Mortgage;

                (xxiv) executed officer's certificate by the chief financial officer of the Borrower as to compliance with Section 3.9(i) of the Indenture;

                (xxv) the projected Borrowing Base as of the Closing Date, acceptable to the Lenders in form and substance;

                (xxvi) thirteen week consolidated cash flow projections of the Borrower and its Subsidiaries commencing with the week starting January 17, 2000, acceptable to the Lenders in form and substance;

                (xxvii) such other documents, instruments, certificates and opinions as the Agent or any Lender may reasonably request on or prior to the Closing Date in connection with the consummation of the transactions contemplated hereby; and

           (b)  In the good faith judgment of the Agent and the Lenders:

                (i) except as otherwise disclosed in public filings made with the Securities and Exchange Commission or disclosed in the financial projections delivered to the Agent by the Borrower dated October, 1999 (the "October Projections"), or as disclosed to the Lenders with respect to a certain customer's payment practices, there shall not have occurred a material adverse change since January 3, 1999 in the business, assets, liabilities (actual or contingent), operations, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole or in the facts and information regarding such entities as represented to date other than as reflected in the October Projections;

                (ii) no litigation, action, suit, investigation or other arbitral, administrative or judicial proceeding shall be pending or threatened in any court or before any arbitrator or Governmental Authority which could reasonably be likely to result in a Material Adverse Effect;

                (iii) the Credit Parties shall have received all governmental, shareholder and third party approvals, consents and waivers necessary or advisable in connection with the Loan Documents and the transactions contemplated thereby, all of which shall be in full force and effect, and shall have made or given all necessary filings and notices as shall be required, and all applicable waiting periods shall have expired, to consummate the transactions contemplated hereby without the occurrence of any default under, conflict with or violation of (A) any applicable law, rule, regulation, order or decree of any Governmental Authority or arbitral authority or (B) any agreement, document or instrument to which any of the Credit Parties is a party or by which any of them or their properties is bound, except for such approvals, consents, waivers, filings and notices the receipt, making or giving of which will not have a Material Adverse Effect;

                (iv) each of the lenders under the Existing Credit Agreement is a Lender party hereto with a Revolving Credit Commitment hereunder of not less than its equivalent commitment under the Existing Credit Agreement; and

                (v) each of the Lenders is satisfied with (a) the form and content of all agreements relating to other Indebtedness of the Borrower and its Subsidiaries, including the Intercreditor Agreements, (b) the corporate capital and ownership structure of the Borrower and its Subsidiaries (including articles of incorporation, bylaws and management of the Borrower and its Subsidiaries) and (c) the status of all litigation of the Borrower and its Subsidiaries.

      7.2  Conditions of Revolving Loans and Letter of Credit. The obligations
           --------------------------------------------------
of the Lenders to make any Revolving Loans, and the Issuing Bank to issue (or renew) Letters of Credit, hereunder on or subsequent to the Closing Date are subject to the satisfaction of the following conditions:

           (a)  the Agent shall have received a Borrowing Notice if required by
      Article II;
      ----------

           (b) the representations and warranties of the Credit Parties set forth in Article VIII and in each of the other Loan Documents shall be
               ------------
      true and correct in all material respects on and as of the date of such Advance or Letter of Credit issuance or renewal, with the same effect as though such representations and warranties had been made on and as of such date, except to the extent that such representations and warranties expressly relate to an earlier date and except that the financial statements referred to in Section 8.6(a) shall be deemed (solely for the
                                --------------
      purpose of the representation and warranty contained in such Section
                                                                   -------
      8.6(a) but not for the purpose of any cross reference to such Section
      ------                                                        -------
      8.6(a) or to the financial statements described therein contained in any
      ------
      other provision of Section 8.6 or elsewhere in Article 8) to be those
                         -----------                 ---------
      financial statements most recently delivered to the Agent and the Lenders pursuant to Section 9.1 from the date financial statements are delivered
                  -----------
      to the Agent and the Lenders in accordance with such Section;

           (c) in the case of the issuance of a Letter of Credit, the Borrower shall have executed and delivered to the Issuing Bank an Application and Agreement for Letter of Credit in form and content acceptable to the Issuing Bank together with such other instruments and documents as it shall request;

           (d) at the time of (and after giving effect to) each Advance or the issuance of a Letter of Credit, no Default or Event of Default specified in Article XI shall have occurred and be continuing; and
         ----------

           (e)  immediately after giving effect to:

                (i) a Revolving Loan, the aggregate principal balance of all outstanding Revolving Loans for each Lender shall not exceed such Lender's Revolving Credit Commitment;

                (ii) a Letter of Credit or renewal thereof, the aggregate principal balance of all outstanding Participations in Letters of Credit and Reimbursement Obligations (or in the case of the Issuing Bank, its remaining interest after deduction of all Participations in Letters of Credit and Reimbursement Obligations of other Lenders) for each Lender and in the aggregate shall not exceed, respectively, (X) such Lender's Letter of Credit Commitment or (Y) the Total Letter of Credit Commitment;

                (iii) a Revolving Loan or a Letter of Credit or renewal thereof, (A) the sum of Revolving Credit Outstandings plus Letter of Credit Outstandings shall not exceed the Total Revolving Credit Commitment and (B) Senior Debt Outstandings shall not exceed the Borrowing Base.

                                  ARTICLE VIII

                         Representations and Warranties
                         ------------------------------

      The Borrower represents and warrants with respect to itself and to its Subsidiaries (which representations and warranties shall survive the delivery of the documents mentioned herein and the making of Loans), that:

      8.1  Organization and Authority.
           --------------------------

           (a) The Borrower and each Subsidiary is a corporation duly organized and validly existing under the laws of the jurisdiction of its formation;

           (b) The Borrower and each Subsidiary (x) has the requisite power and authority to own its properties and assets and to carry on its business as now being conducted and as contemplated in the Loan Documents, and (y) is qualified to do business in every jurisdiction in which failure so to qualify would have a Material Adverse Effect;

           (c) The Borrower has the power and authority to execute, deliver and perform this Agreement and the Notes, and to borrow hereunder, and to execute, deliver and perform each of the other Loan Documents to which it is a party;

           (d) Each Credit Party (other than the Borrower) has the power and authority to execute, deliver and perform the Facility Guaranty and each of the other Loan Documents to which it is a party;

           (e) When executed and delivered, each of the Loan Documents to which any Credit Party is a party will be the legal, valid and binding obligation or agreement, as the case may be, of such Credit Party, enforceable against such Credit Party in accordance with its terms, subject to the effect of any applicable bankruptcy, moratorium, insolvency, reorganization or other similar law affecting the enforceability of creditors' rights generally and to the effect of general principles of equity (whether considered in a proceeding at law or in equity); and

           (f) The Security Documents create valid security interests in the Collateral purported to be covered thereby, which security interests and Liens are and will remain perfected security interests and Liens, prior to all other Liens other than Permitted Liens.

      8.2  Loan Documents. The execution, delivery and performance by each
           --------------
Credit Party of each of the Loan Documents to which it is a party:

           (a) have been duly authorized by all requisite Organizational Action of such Credit Party required for the lawful execution, delivery and performance thereof;

           (b) do not violate any provisions of (i) any applicable law, rule or regulation, (ii) any judgment, writ, order, determination, decree or arbitral award of any Governmental Authority or arbitral authority binding on such Credit Party or its properties, or (iii) the Organizational Documents or Operating Documents of such Credit Party;

           (c) does not and will not be in conflict with, result in a breach of or constitute an event of default, or an event which, with notice or lapse of time or both, would constitute an event of default, under any contract, indenture, agreement or other instrument or document to which such Credit Party is a party, or by which the properties or assets of such Credit Party are bound; and

           (d) does not and will not result in the creation or imposition of any Lien upon any of the properties or assets of such Credit Party or any Subsidiary except any Liens in favor of the Secured Parties created by the Security Documents.

      8.3  Solvency. Each Credit Party is Solvent after giving effect to the
           --------
transactions contemplated by the Loan Documents.

      8.4  Subsidiaries and Stockholders. The Borrower has no Subsidiaries other
           -----------------------------
than those Persons listed as Subsidiaries in Schedule 8.4 and additional
                                             ------------
Subsidiaries created or acquired after the Closing Date in compliance with
Section 9.20; Schedule 8.4 states as of the date hereof the organizational form
------------  ------------
of each entity, the authorized and issued capitalization of each Subsidiary listed thereon, the number of shares or other equity interests of each class of capital stock or interest issued and outstanding of each such Subsidiary and the number and/or percentage of outstanding shares or other equity interest (including options, warrants and other rights to acquire any interest) of each such class of capital stock or other equity interest owned by Borrower or by any such Subsidiary; the outstanding shares or other equity interests of each such Subsidiary have been duly authorized and validly issued and are fully paid and non-assessable; and Borrower and each such Subsidiary owns beneficially and of record all the shares and other interests it is listed as owning in Schedule
                                                                    --------
8.4, free and clear of any Lien (other than Liens in favor of the Collateral
---
Agents under the Security Documents).

      8.5  Ownership Interests. Borrower owns no interest in any Person other
           -------------------
than the Persons listed in Schedule 8.4, equity investments in Persons not
                           ------------
constituting Material Subsidiaries permitted under Section 10.7 and additional
                                                   ------------
Subsidiaries created or acquired after the Closing Date in compliance with
Section 9.20.
------------

      8.6  Financial Condition.
           -------------------

           (a) The Borrower has heretofore furnished to each Lender an audited consolidated balance sheet of the Borrower and its Subsidiaries as at January 3, 1999 and the notes thereto and the related consolidated statements of income, stockholders' equity and cash flows for the Fiscal Year then ended as examined and certified by McGladrey & Pullen LLP, and unaudited consolidated interim financial statements of the Borrower and its Subsidiaries consisting of a consolidated balance sheets and related consolidated statements of income, stockholders' equity and cash flows, in each case without notes, for and as of the end of the nine month period ending October 3, 1999. Except as set forth therein, such financial statements (including the notes thereto) present fairly the financial condition of the Borrower and its Subsidiaries as of the end of such Fiscal Year and nine month period and results of their operations and the changes in its stockholders' equity for the Fiscal Year and interim period then ended, all in conformity with GAAP applied on a Consistent Basis, subject however, in the case of unaudited interim statements to year end audit adjustments;

           (b) since the later of (i) the date of the audited financial statements delivered pursuant to Section 8.6(a) hereof or (ii) the date of
                                       --------------
      the audited financial statements most recently delivered pursuant to
      Section 9.1(a) hereof, there has been no material adverse change in the
      --------------
      condition, financial or otherwise, of the Borrower or any of its Subsidiaries or in the businesses, properties, performance, prospects or operations of the Borrower or its Subsidiaries, nor have such businesses or properties been materially adversely affected as a result of any fire, explosion, earthquake, accident, strike, lockout, combination of workers, flood, embargo or act of God other than (i) as set forth in the October Projections and (ii) as disclosed to the Lenders with respect to a certain customer's payment practices; and

           (c)  except as set forth in the financial statements referred to in
      Section 8.6(a) or in Schedule 8.6 or permitted by Section 10.5, neither
      --------------       ------------                 ------------
      the Borrower nor any Subsidiary has incurred, other than in the ordinary course of business, any material Indebtedness, Contingent Obligation or other commitment or liability which remains outstanding or unsatisfied.

      8.7  Title to Properties. The Borrower and each of its Subsidiaries and
           -------------------
 each other Credit Party has good and marketable title to all its real and personal properties, subject to no transfer restrictions or Liens of any kind, except for the transfer restrictions and Liens described in Schedule 8.7 and
                                                            ------------
Liens permitted by Section 10.4.
                   ------------

      8.8  Taxes. Except as set forth in Schedule 8.8, the Borrower and each of
           -----                         ------------
its Subsidiaries has filed or caused to be filed all federal, state and local tax returns which are required to be filed by it and, except for taxes and assessments being contested in good faith by appropriate proceedings diligently conducted and against which reserves (if required in accordance with GAAP) are reflected in the financial statements described in Section 8.6(a) or Sections
                                                   --------------    --------
9.1(a) or (b) and satisfactory to the Borrower's independent certified public
------    ---
accountants have been established, have paid or caused to be paid all taxes as shown on said returns or on any assessment received by it, to the extent that such taxes have become due.

      8.9  Other Agreements. No Credit Party nor any Subsidiary is
           ----------------

           (a) a party to or subject to any judgment, order, decree, agreement, lease or instrument, or subject to other restrictions, which individually or in the aggregate could reasonably be expected to have a Material Adverse Effect; or

           (b) in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument to which such Credit Party or any Subsidiary is a party, which default has, or if not remedied within any applicable grace period could reasonably be likely to have, a Material Adverse Effect.

      8.10 Litigation. Except as set forth in Schedule 8.10, there is no action,
           ----------                         -------------
suit, investigation or proceeding at law or in equity or by or before any governmental instrumentality or agency or arbitral body pending,or, to the knowledge of the Borrower, threatened by or against the Borrower or any Subsidiary or other Credit Party or affecting the Borrower or any Subsidiary or other Credit Party or any properties or rights of the Borrower or any Subsidiary or other Credit Party, which could reasonably be likely to have a Material Adverse Effect.

      8.11 Margin Stock. The proceeds of the borrowings made hereunder
           ------------
will be used by the Borrower only for the purposes expressly authorized herein. None of such proceeds will be used, directly or indirectly,for the purpose of purchasing or carrying any margin stock or for the purpose of reducing or retiring any Indebtedness which was originally incurred to purchase or carry margin stock or for any other purpose which might constitute any of the Loans under this Agreement a "purpose credit" within the meaning of said Regulation U or Regulation X (12 C.F.R. Part 221) of the Board. Neither the Borrower nor any agent acting in its behalf has taken or will take any action which might cause this Agreement or any of the documents or instruments delivered pursuant hereto to violate any regulation of the Board or to violate the Securities Exchange Act of 1934, as amended, or the Securities Act of 1933, as amended, or any state securities laws, in each case as in effect on the date hereof.

      8.12 Investment Company. No Credit Party is an "investment
                      ------------------
company," or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended (15 U.S.C. ss. 80a-1, et seq.). The application of the proceeds of the Loans and repayment thereof by the Borrower and the performance by the Borrower and the other Credit Parties of the transactions contemplated by the Loan Documents will not violate any provision of said Act, or any rule, regulation or order issued by the Securities and Exchange Commission thereunder, in each case as in effect on the date hereof.

      8.13 Patents, Etc. The Borrower and each other Credit Party owns or has
           ------------
the right to use, under valid license agreements or otherwise, all material patents, licenses, franchises, trademarks, trademark rights, trade names, trade name rights, trade secrets and copyrights necessary to or used in the conduct of its businesses as now conducted and as contemplated by the Loan Documents, without known conflict with any patent,license, franchise, trademark, trade secret, trade name, copyright, other proprietary right of any other Person.

      8.14 No Untrue Statement. Neither (a) this Agreement nor any other Loan
           --------------------
Document or certificate or document executed and delivered by or on behalf of the Borrower or any other Credit Party in accordance with or pursuant to any Loan Document nor (b) any statement, representation, or warranty provided to the Agent in connection with the negotiation or preparation of the Loan Documents contains any misrepresentation or untrue statement of material fact or omits to state a material fact necessary, in light of the circumstance under which it was made, in order to make any such warranty, representation or statement contained therein not misleading.

           8.15  No Consents, Etc. Neither the respective businesses or
                 ----------------
 properties of the Credit Parties or any Subsidiary, nor any relationship among the Credit Parties or any Subsidiary and any other Person, nor any circumstance in connection with the execution, delivery and performance of the Loan Documents and the transactions contemplated hereby and thereby, is such as to require a consent, approval or authorization of, or filing,registration or qualification with, any Governmental Authority or any other Person on the part of any Credit Party as a condition to the execution, delivery and performance of, or consummation of the transactions contemplated by the Loan Documents, which, if not obtained or effected, would be reasonably likely to have a Material Adverse Effect, or if so, such consent, approval, authorization, filing, registration or qualification has been duly obtained or effected, as the case may be.

           8.16  Employee Benefit Plans.
                 ----------------------

                (a) The Borrower and each ERISA Affiliate is in compliance with all applicable provisions of ERISA and the regulations and published interpretations thereunder and in compliance with all Foreign Benefit Laws with respect to all Employee Benefit Plans except for any required amendments for which the remedial amendment period as defined in Section 401(b) of the Code has not yet expired. Each Employee Benefit Plan that is intended to be qualified under Section 401(a) of the Code has been determined or the Borrower or its Subsidiaries is in the process of obtaining a determination by the Internal Revenue Service to be so qualified, each trust related to such plan has been determined to be exempt under Section 501(a) of the Code, and each Employee Benefit Plan subject to any Foreign Benefit Law has received the required approvals by any Governmental Authority regulating such Employee Benefit Plan. No material liability has been incurred by the Borrower or any ERISA Affiliate which remains unsatisfied for any taxes or penalties with respect to any Employee Benefit Plan or any Multiemployer Plan;

                (b) Neither the Borrower nor any ERISA Affiliate has (i) engaged in a nonexempt prohibited transaction described in Section 4975 of the Code or Section 406 of ERISA affecting any of the Employee Benefit Plans or the trusts created thereunder which could subject any such Employee Benefit Plan or trust to a material tax or penalty on prohibited transactions imposed under Internal Revenue Code Section 4975 or ERISA, (ii) incurred any accumulated funding deficiency with respect to any Employee Benefit Plan, whether or not waived, or any other liability to the PBGC which remains outstanding other than the payment of premiums and there are no premium payments which are due and unpaid, (iii) failed to make a required contribution or payment to a

           Multiemployer Plan, (iv) failed to make a required installment or other required payment under Section 412 of the Code, Section 302 of ERISA or the terms of such Employee Benefit Plan, or (v) failed to make a required contribution or payment, or otherwise failed to operate in compliance with any Foreign Benefit Law regulating any Employee Benefit Plan;

                (c)  Except as set forth on Schedule 8.16 hereto, no Termination
                                            -------------
           Event has occurred or is reasonably expected to occur with respect to any Pension Plan or Multiemployer Plan, and neither the Borrower nor any ERISA Affiliate has incurred any unpaid withdrawal liability with respect to any Multiemployer Plan;

                (d) The present value of all vested accrued benefits under each Employee Benefit Plan which is subject to Title IV of ERISA, or the funding of which is regulated by any Foreign Benefit Law did not, as of the most recent valuation date for each such plan, exceed the then current value of the assets of such Employee Benefit Plan allocable to such benefits;

                (e) To the best of the Borrower's knowledge, each Employee Benefit Plan which is subject to Title IV of ERISA or the funding of which is regulated by any Foreign Benefit Law, maintained by the Borrower or any ERISA Affiliate, has been administered in accordance with its terms in all material respects and is in compliance in all material respects with all applicable requirements of ERISA, applicable Foreign Benefit Law and other applicable laws, regulations and rules;

                (f) The consummation of the Loans and the issuance of the Letters of Credit provided for herein will not involve any prohibited transaction under ERISA which is not subject to a statutory or administrative exemption; and

                (g) No material proceeding, claim, lawsuit and/or investigation exists or, to the best knowledge of the Borrower after due inquiry, is threatened concerning or involving any Employee Benefit Plan;

      8.17 No Default. As of the date hereof, there does not exist any Default
           ----------
or Event of Default hereunder.

      8.18 Environmental Laws. Except as listed on Schedule 8.18 or as otherwise
           ------------------                      -------------
could not reasonably be expected to have a Material Adverse Effect, the Borrower and each Subsidiary is in compliance with all applicable Environmental Laws and has been issued and currently maintains all required federal, state and local permits, licenses, certificates and approvals. Except as listed on Schedule 8.18
                                                                   -------------
or as otherwise could not reasonably be expected to have a Material Adverse Effect, neither the Borrower nor any Subsidiary has been notified of any pending or threatened action, suit, proceeding or investigation, and neither the Borrower nor any Subsidiary is aware of any facts, which (a) calls into question, or could reasonably be expected to call into question, compliance by the Borrower or any Subsidiary with any Environmental Laws, (b) seeks, or could reasonably be expected to form the basis of a meritorious proceeding, to suspend, revoke or terminate any license, permit or approval necessary for the operation of the Borrower's or any

Subsidiary's business or facilities or for the generation, handling, storage, treatment or disposal of any Hazardous Materials, or (c) seeks to cause, or could reasonably be expected to form the basis of a meritorious proceeding to cause, any property of the Borrower or any Subsidiary or other Credit Party to be subject to any restrictions on ownership, use, occupancy or transferability under any Environmental Law.

      8.19 Employment Matters.
           ------------------

           (a) None of the employees of the Borrower or any Subsidiary is subject to any collective bargaining agreement except as set forth on
      Schedule 8.19 and there are no strikes, work stoppages, election or
      -------------
      decertification petitions or proceedings, unfair labor charges, equal opportunity proceedings, or other material labor/employee related controversies or proceedings pending or, to the best knowledge of the Borrower, threatened against the Borrower or any Subsidiary or between the Borrower or any Subsidiary and any of its employees, other than employee grievances arising in the ordinary course of business which could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; and

           (b) Except to the extent a failure to maintain compliance would not have a Material Adverse Effect, the Borrower and each Subsidiary is in compliance in all respects with all applicable laws, rules and regulations pertaining to labor or employment matters, including without limitation those pertaining to wages, hours, occupational safety and taxation and there is neither pending or threatened any litigation, administrative proceeding nor, to the knowledge of the Borrower, any investigation, in respect of such matters which, if decided adversely, could reasonably be likely, individually or in the aggregate, to have a Material Adverse Effect.

      8.20 RICO. Neither the Borrower nor any Subsidiary is engaged in or has
           ----
engaged in any course of conduct that could subject any of their respective properties to any Lien, seizure or other forfeiture under any racketeer influenced and corrupt organizations law, whether civil or criminal, or other similar laws.

      8.21 Year 2000 Compliance. All computer applications (including those
           --------------------
affected by information received from its suppliers and vendors) that are material to the business and operations of the Borrower and any of its Subsidiaries are Year 2000 Compliant, except to the extent that a failure to do so could not reasonably be expected to have Material Adverse Effect.

                                  ARTICLE IX

                              Affirmative Covenants
                              ---------------------

      Until the Facility Termination Date, unless the Required Lenders shall otherwise consent in writing, the Borrower will, and where applicable will cause each Subsidiary to:

      9.1  Financial Reports, Etc.
           ----------------------

           (a) As soon as practical and in any event within 90 days after the end of each Fiscal Year of the Borrower, deliver or cause to be delivered to the Agent and each Lender (i) consolidated and consolidating balance sheets of the Borrower and its Subsidiaries as at the end of such Fiscal Year, and the notes thereto, and the related consolidated and consolidating statements of income, stockholders' equity and cash flows, and the respective notes thereto, for such Fiscal Year, setting forth (other than for consolidating statements) comparative financial statements for the preceding Fiscal Year, all prepared in accordance with GAAP applied on a Consistent Basis and containing, with respect to the consolidated financial statements, opinions of McGladrey & Pullen LLP, or other such independent certified public accountants selected by the Borrower and approved by the Agent, which are unqualified as to the scope of the audit performed and as to the "going concern" status of the Borrower and without any exception not acceptable to the Lenders, and (ii) a Compliance Certificate as of the end of such Fiscal Year;

           (b) as soon as practical and in any event within 45 days after the end of each fiscal quarter (except for the last fiscal quarter of the Fiscal Year, as to which the following shall not be required to be delivered), deliver to the Agent and each Lender (i) consolidated and consolidating balance sheets of the Borrower and its Subsidiaries as at the end of such fiscal quarter, and the related consolidated and consolidating statements of income, stockholders' equity and cash flows for such fiscal quarter and for the period from the beginning of the then current Fiscal Year through the end of such reporting period, and accompanied by a certificate of an Authorized Representative to the effect that such financial statements present fairly the financial position of the Borrower and its Subsidiaries as of the end of such fiscal period and the results of their operations and the changes in their financial position for such fiscal period, in conformity with the standards set forth in Section 8.6(a) with respect to interim financial statements, and
               --------------
      (ii) a Compliance Certificate as of the end of such quarter;

           (c) as soon as practical and in any event within 45 days after the end of each Fiscal Quarter deliver to the Agent and each Lender a certificate of an Authorized Representative of the Borrower certifying all Asset Dispositions for such Fiscal Quarter constituting Permitted Asset Dispositions under the terms of clause (ii), (vii), (viii) or (x) of such defined term together with evidence of application of all proceeds of each such Permitted Asset Disposition consummated more than 180 days prior to the end of such Fiscal Quarter;

           (d) together with each delivery of the financial statements required by Section 9.1(a)(i), deliver to the Agent and each Lender a letter from
         -----------------
      the Borrower's accountants specified in Section 9.1(a)(i) stating that in
                                              -----------------
      performing the audit necessary to render an opinion on the financial statements delivered under Section 9.1(a)(i), they obtained no knowledge
                                 -----------------
      of any Default or Event of Default by the Borrower in the fulfillment of the terms and provisions of this Agreement insofar as they relate to financial matters (which at the date of such statement remains uncured); or if the accountants have obtained knowledge of such Default or Event of Default, a statement specifying the nature and period of existence thereof;

           (e) promptly upon their becoming available to the Borrower, deliver to the Agent and each Lender a copy of (i) all regular or special reports or effective registration statements which Borrower or any Subsidiary shall file with the Securities and Exchange Commission (or any successor thereto) or any securities exchange, (ii) any proxy statement distributed by the Borrower or any Subsidiary to its shareholders, bondholders or the financial community in general, and (iii) any management letter or other report submitted to the Borrower or any Subsidiary by independent accountants in connection with any annual, interim or special audit of the Borrower or any Subsidiary; and

           (f) not later than the 15 days after the last Business Day of the Fiscal Year ended December 30, 2001, deliver to the Agent and each Lender a capital and operating expense budget and consolidated financial projections for the Borrower and its Subsidiaries for the next Fiscal Year, prepared in accordance with GAAP applied on a Consistent Basis;

           (g) as soon as practicable and in any event within twenty-five (25) days following the end of each fiscal month, deliver to the Agent and each Lender (i) a Borrowing Base Certificate as of the end of such month and an accounts receivable aging report in form and substance acceptable to the Agent and (ii) a Compliance Certificate as of the end of such month in form and substance acceptable to the Agent;

           (h) as soon as practical and in any event within 25 days after the end of each fiscal month, deliver to the Agent and each Lender consolidated balance sheets of the Borrower and its Subsidiaries as at the end of such fiscal month, and the related consolidated statements of income, stockholders' equity and cash flows for such fiscal month and for the period from the beginning of the then current Fiscal Year through the end of such fiscal month all prepared by management of the Borrower using inventory estimation, and accompanied by a certificate of an Authorized Representative to the effect that such financial statements present fairly the financial position of the Borrower and its Subsidiaries as of the end of such fiscal month and the results of their operations and the changes in their financial position for such fiscal month;

           (i) promptly, from time to time, deliver or cause to be delivered to the Agent and each Lender such other information regarding Borrower's and any Subsidiary's operations, business affairs and financial condition as the Agent or such Lender may reasonably request; and

           (j) On the last Business Day of each week, deliver to the Agent (i) projected cash flow statements of the Borrower and its Subsidiaries for the 13 week period beginning on such date, (ii) a comparison of the week most recently ended with the amount projected for such week in the statements delivered pursuant to Section 9.1(j)(i) and (iii) an
                                       -----------------
      explanation of any material variances (10% or greater) between actual and projected cash flow;

           (k) at any time or times requested by the Agent, permit the Agent (or any other Person satisfactory to the Agent in its sole discretion) to conduct a field examination and prepare a written business audit of all Eligible Inventory, Eligible Receivables, accounts payable, controls and systems of the Borrower and its Subsidiaries, in each case such field examination and audit to be performed and prepared at the expense of the Borrower, provided, however, that, during any period when no Event of
                -----------------
      Default has occurred and is continuing, the Agent (and its representatives) shall not perform and prepare such a field examination and audit more than three (3) times during any Fiscal Year, but provided
                                                                  ------------
      further that upon the occurrence and during the continuation of any Event
      -------
      of Default, the Agent (or its representatives) may perform and prepare such field examinations and audits as often and as many times as the Agent (in its sole discretion) shall determine.

           (l) the Borrower authorizes the Agent to obtain, after the Eighth Amendment Closing Date, a written appraisal or appraisals of all real property, improvements and equipment of the Borrower and its Subsidiaries (including without limitation the real property identified on Exhibit N
                                                                    ---------
      attached hereto), such appraisals to be prepared (at the expense of the Borrower) by an appraiser satisfactory to the Agent and such appraisals to be in form and substance satisfactory to the Agent.

      The Agent and the Lenders are hereby authorized to deliver a copy of any such financial or other information delivered hereunder to the Lenders (or any affiliate of any Lender) or to the Agent, to any Governmental Authority having jurisdiction over the Agent or any of the Lenders pursuant to any written request therefor or in the ordinary course of examination of loan files, or to any other Person who shall acquire or consider the assignment of, or acquisition of any participation interest in, any Obligation permitted by this Agreement.

      9.2  Maintain Properties. Maintain all properties necessary to its
           -------------------
operations in good working order and condition, make all needed repairs, replacements and renewals to such properties, and maintain free from Liens all trademarks, trade names, patents, copyrights, trade secrets, know-how, and other intellectual property and proprietary information (or adequate licenses thereto), in each case as are reasonably necessary to conduct its business as currently conducted or as contemplated hereby, all in accordance with customary and prudent business practices.

      9.3  Existence, Qualification, Etc. Except as otherwise expressly
           -----------------------------
permitted under Section 10.8, do or cause to be done all things necessary to
                ------------
preserve and keep in full force and effect its existence and all material rights and franchises, and maintain its license or qualification to do business as a foreign corporation and good standing in each jurisdiction in which its ownership or lease of property or the nature of its business makes such license or qualification necessary except where the failure to so qualify would not have a Material Adverse Effect.

      9.4  Regulations and Taxes. Comply in all material respects with or
           ---------------------
contest in good faith all statutes and governmental regulations and pay all taxes, assessments, governmental charges, claims for labor, supplies, rent and any other obligation which, if unpaid, would become a Lien against any of its properties except liabilities being contested in good faith by appropriate proceedings diligently conducted and against which adequate reserves acceptable to the Borrower's independent certified public accountants have been established unless and until any Lien resulting therefrom attaches to any of its property and becomes enforceable against its creditors.

      9.5  Insurance. (a) Keep all of its insurable properties adequately
           ---------
insured at all times with responsible insurance carriers (or on a self-insured basis customary for companies similarly situated and in accordance with prudent business practices) against loss or damage by fire and other hazards to the extent and in the manner as are customarily insured against by similar businesses owning such properties similarly situated and otherwise as required by the Security Documents, (b) maintain general public liability insurance with responsible insurance carriers (or self-insurance as is customary for similarly situated companies and in accordance with prudent business practices) at all times against liability on account of damage to persons and property and (c) maintain insurance under all applicable workers' compensation laws (or in the alternative, maintain required reserves if self-insured for workers' compensation purposes) and against loss by reason by business interruption, each of the foregoing policies of insurance to have such limits, deductibles, exclusions, co-insurance and other provisions providing no less coverages than that specified in Schedule 9.5, and such insurance policies to be in form
                  ------------
reasonably satisfactory to the Agent, General Collateral Agent and/or Priority Collateral Agent.

      9.6  True Books. Keep true books of record and account in which full, true
           ----------
and correct entries will be made of all of its dealings and transactions, and set up on its books such reserves as may be required by GAAP with respect to doubtful accounts and all taxes, assessments, charges, levies and claims and with respect to its business in general, and include such reserves in interim as well as year-end financial statements.

      9.7  Year 2000 Compliance. The Borrower will promptly notify the Agent and
           --------------------
the Lenders in the event the Borrower discovers or determines that any computer application (including those affected by information received from its suppliers and vendors) that is material to its or any of its Subsidiaries' business and operations is not Year 2000 Compliant, except to the extent that such failure could not reasonably be expected to have a Material Adverse Effect.

      9.8  Right of Inspection. Permit any Person designated by any Lender or
           -------------------
the Agent to visit and inspect, at the Borrower's expense, any of the properties, corporate books and financial reports of the Borrower or any Subsidiary and to discuss its affairs, finances and accounts with its principal officers and independent certified public accountants, all at reasonable times, at reasonable intervals and with reasonable prior notice.

      9.9  Observe all Laws. Conform to and duly observe in all material
           ----------------
respects all laws, including all Environmental Laws and ERISA, rules and regulations and all other valid requirements of any Governmental Authority with respect to the conduct of its business, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

      9.10 Governmental Licenses. Obtain and maintain all licenses, permits,
           ---------------------
certifications and approvals of all applicable Governmental Authorities as are required for the conduct of its business as currently conducted and as contemplated by the Loan Documents, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

      9.11 Covenants Extending to Other Persons. Cause each of its Subsidiaries
           ------------------------------------
to do with respect to itself, its business and its assets, each of the things required of the Borrower in Sections 9.2 through 9.10, inclusive and 9.21.
                            ------------         ----                ----

      9.12 Officer's Knowledge of Default. Upon any officer of the Borrower
           ------------------------------
obtaining knowledge of any Default or Event of Default hereunder or under any other obligation of the Borrower or any Subsidiary or other Credit Party to any Lender, or any event, development or occurrence which could reasonably be expected to have a Material Adverse Effect, cause such officer or an Authorized Representative to promptly notify the Agent of the nature thereof, the period of existence thereof, and what action the Borrower or such Subsidiary or other Credit Party proposes to take with respect thereto.

      9.13 Suits or Other Proceedings. Upon any officer of the Borrower
           --------------------------
obtaining knowledge of any litigation or other proceedings being instituted against the Borrower or any Subsidiary or other Credit Party, or any attachment, levy, execution or other process being instituted against any assets of the Borrower or any Subsidiary or other Credit Party, making a claim or claims in an aggregate amount greater than $3,000,000, to the extent not covered by insurance, promptly deliver to the Agent written notice thereof stating the nature and status of such litigation, dispute, proceeding, levy, execution or other process.

      9.14 Notice of Environmental Complaint or Condition. Promptly provide to
           ----------------------------------------------
the Agent true, accurate and complete copies of any and all notices, complaints, orders, directives, claims or citations received by the Borrower or any Subsidiary relating to any (a) material violation or alleged material violation by the Borrower or any Subsidiary of any applicable Environmental Law; (b) release or threatened release by the Borrower or any Subsidiary, or by any Person handling, transporting or disposing of any Hazardous Material on behalf of the Borrower or any Subsidiary, or at any facility or property owned or leased or operated by the Borrower or any Subsidiary, of any Hazardous Material, except where occurring legally pursuant to a permit or license or to the extent such release could not have a Material Adverse Effect; or (c) material liability or alleged material liability of the Borrower or any Subsidiary for the costs of cleaning up, removing, remediating or responding to a release of Hazardous Materials.

      9.15 Environmental Compliance. If the Borrower or any Subsidiary shall
           ------------------------
receive any letter, notice, complaint, order, directive, claim or citation alleging that the Borrower or any Subsidiary has violated any Environmental Law, has released any Hazardous Material, or is liable for the costs of cleaning up, removing, remediating or responding to a release of Hazardous Materials, the Borrower and any Subsidiary shall, within the time period permitted and to the extent required by the applicable Environmental Law or the Governmental Authority responsible for enforcing such Environmental Law, remove or remedy, or cause the applicable Subsidiary to remove or remedy, such violation or release or satisfy such liability.

      9.16 Indemnification. Without limiting the generality of Section 13.9, the
           ---------------                                     ------------
Borrower hereby agrees to indemnify and hold the Agent and the Lenders and any affiliate of any Lender party to a Swap Agreement, and their respective officers, directors, employees and agents, harmless from and against any and all claims, losses, penalties, liabilities, damages and expenses (including assessment and cleanup costs and reasonable attorneys', consultants' or other expert fees, expenses and disbursements) arising directly or indirectly from, out of or by reason of (a) the violation of any Environmental Law by the Borrower or any Subsidiary or with respect to any property owned, operated or leased by the Borrower or any Subsidiary or (b) the handling, storage, transportation, treatment, emission, release, discharge or disposal of any Hazardous Materials by or on behalf of the Borrower or any Subsidiary, or on or with respect to property owned or leased or operated by the Borrower or any Subsidiary. The provisions of this Section 9.16 shall survive repayment of the
                                   ------------
Obligations, occurrence of the Facility Termination Date and expiration or termination of this Agreement.

      9.17 Further Assurances. At the Borrower's cost and expense, upon request
           ------------------
of the Agent, duly execute and deliver or cause to be duly executed and delivered, to the Agent such further instruments, documents, certificates, financing and continuation statements, and do and cause to be done such further acts that may be reasonably necessary or advisable in the reasonable opinion of the Agent to carry out more effectively the provisions and purposes of this Agreement, the Security Documents and the other Loan Documents.

      9.18 Employee Benefit Plans.
           ----------------------

           (a) With reasonable promptness, and in any event within thirty (30) days thereof, give notice to the Agent of (a) the establishment of any new Pension Plan (which notice shall include a copy of such plan), (b) the commencement of contributions to any Employee Benefit Plan to which the Borrower or any of its ERISA Affiliates was not previously contributing,
      (c) any material increase in the benefits of any existing Employee Benefit Plan, (d) each funding waiver request filed with respect to any Pension Plan and all communications received or sent by the Borrower or any ERISA Affiliate with respect to such request, including any communications relating to the PBGC Agreement and (e) the failure of the Borrower or any ERISA Affiliate to make a required installment or payment under Section 302 of ERISA or Section 412 of the Code (in the case of Employee Benefit Plans regulated by the Code or ERISA and including any installments or payments relating to the PBGC Agreement) or under any Foreign Benefit Law (in the case of Employee Benefit Plans regulated by any Foreign Benefit
      Law) by the due date;

           (b) Promptly and in any event within fifteen (15) days of becoming aware of the occurrence or forthcoming occurrence of any (a) Termination Event or (b) nonexempt "prohibited transaction," as such term is defined in Section 406 of ERISA or Section 4975 of the Code, in connection with any Employee Benefit Plan or any trust created thereunder, deliver to the Agent a notice specifying the nature thereof, what action the Borrower or any ERISA Affiliate has taken, is taking or proposes to take with respect thereto and, when known, any action taken or threatened by the Internal Revenue Service, the Department of Labor or the PBGC with respect thereto; and

           (c) With reasonable promptness but in any event within fifteen (15) days for purposes of clauses (a), (b) and (c), deliver to the Agent copies of (a) any unfavorable determination letter from the Internal Revenue Service regarding the qualification of an Employee Benefit Plan under
      Section 401(a) of the Code, (b) all notices received by the Borrower or any ERISA Affiliate of the PBGC's or any Governmental Authority's intent to terminate any Pension Plan or to have a trustee appointed to administer any Pension Plan, including all correspondence associated with the PBGC Agreement, (c) each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) filed by the Borrower or any ERISA Affiliate with the Internal Revenue Service with respect to each Employee Benefit Plan and (d) all notices received by the Borrower or any ERISA Affiliate from a Multiemployer Plan sponsor concerning the imposition or amount of withdrawal liability pursuant to Section 4202 of ERISA. The Borrower will notify the Agent in writing within five (5) Business Days of the Borrower or any ERISA Affiliate obtaining knowledge or reason to know that the Borrower or any ERISA Affiliate has filed or intends to file a notice of intent to terminate any Pension Plan under a distress termination within the meaning of Section 4041(c) of ERISA.

      9.19 Continued Operations. Continue at all times to conduct its
           --------------------
business and engage principally in the same line or lines of business substantially as heretofore conducted.

      9.20 New Subsidiaries. Simultaneously with (i) the acquisition or creation
           ----------------
of any Material Subsidiary which is a Domestic Subsidiary, or upon any existing Domestic Subsidiary becoming a Material Subsidiary, cause to be delivered to the Agent each of the following and (ii) the acquisition or creation of any Material Direct Foreign Subsidiary, cause to be delivered to the Agent each of the items set forth in (d), (e), (f), (h) (subclauses (i), (ii), (iii) and (v) only) and
(i), below:

           (a) a Facility Guaranty executed by such Subsidiary substantially in the form of Exhibit I;
                  ---------

           (b) a General Security Agreement of such Subsidiary substantially in the form of Exhibit J-1, and a Priority Security agreement substantially
                  -----------
      in the form of Exhibit J-2, together with such Uniform Commercial Code
                     -----------
      financing statements on Form UCC-1 or otherwise duly executed by such Subsidiary as "Debtor" and (i) naming the General Collateral Agent for the benefit of the General Secured Parties, as "Secured Party," and (ii) naming the Priority Collateral Agent for the benefit of the Priority Secured Parties as "Secured Party", in each case in form, substance and number sufficient in the reasonable opinion of the Collateral Agents and their special counsel to be filed in all Uniform Commercial Code filing offices in all jurisdictions in which filing is necessary or advisable to perfect (y) the General Lien in favor of the General Collateral Agent for the benefit of the General Secured Parties and (z) the Priority Lien in favor of the Priority Collateral Agent for the benefit of the Priority Secured Parties, in each case to the extent such General Lien or Priority Lien may be perfected by Uniform Commercial Code filing;

           (c) Priority Mortgages and General Mortgages with respect to all parcels of real property with a fair market value in excess of $300,000 owned by such Subsidiary and with respect to any Material Real Property or to the extent required by any law, regulation or directive of any applicable Governmental Authority, Material Real Property Support Documents, as applicable, and related Uniform Commercial Code financing statements on Form UCC-1 or otherwise pertaining to fixtures;

           (d) if the Subsidiary Securities issued by such Subsidiary that are, or are required to become, Pledged Interests, shall be owned by a Subsidiary who has not then executed and delivered to the General Collateral Agent a Pledge Agreement granting a General Lien to the General Collateral Agent, for the benefit of the General Secured Parties, in such equity interests, a Pledge Agreement executed by the Subsidiary that directly owns such Subsidiary Securities substantially in the form attached hereto as Exhibit K (or, as to the Pledged Interests issued by
                         ---------
      any Direct Foreign Subsidiary, in a form acceptable to the Agent), and if such Subsidiary Securities shall be owned by the Borrower or a Subsidiary who has previously executed a Pledge Agreement, a Pledge Agreement Supplement in the form required by such Pledge Agreement pertaining to such Subsidiary Securities;

           (e) if the Pledged Interests issued by such Subsidiary constitute securities under Article 8 of the Uniform Commercial Code (i) the certificates representing such Pledged Interests and (ii) duly executed, undated stock powers or other appropriate powers of assignment in blank affixed thereto;

           (f) (i) Uniform Commercial Code financing statements on form UCC-1 or otherwise duly executed by the pledgor as "Debtor" and naming the General Collateral Agent for the benefit of the General Secured Parties as "Secured Party," in form, substance and number sufficient in the reasonable opinion of the Agent and its special counsel to be filed in all Uniform Commercial Code filing offices and in all jurisdictions in which filing is necessary or advisable to perfect in favor of the General Collateral Agent for the benefit of the General Secured Parties the General Lien on such Subsidiary Securities and (ii) if the Pledged Interests issued by such Subsidiary do not constitute securities and such Subsidiary has not elected to have such interests treated as securities under Article 8 of the applicable Uniform Commercial Code, a control agreement from the Registrar of such Subsidiary, in form and substance acceptable to the Agent and in which the Registrar (1) acknowledges that the pledgor is at the date of such acknowledgment the sole record, and to its knowledge, beneficial owner of such Subsidiary Securities, (2) acknowledges the General Lien in favor of the General Collateral Agent conferred under the Pledge Agreement and that such General Lien will be reflected on the registry for such Subsidiary Securities, (3) agrees that it will not register any transfer of such Subsidiary Securities nor acknowledge any Lien in favor of any other Person on such Subsidiary Securities, without the prior written consent of the General Collateral Agent, in each instance, until it receives notice from the General Collateral Agent that all General Liens on such Collateral in favor of the General Collateral Agent for the benefit of the General Secured Parties have been released or terminated, and (4) agrees that upon receipt of notice from the Agent or the General Collateral Agent that an Event of Default has occurred and is continuing and that the

      Subsidiary Securities identified in such notice have been transferred to a transferee identified in such notice, it will duly record such transfer of Subsidiary Securities on the appropriate registry without requiring further consent from the pledgor and shall thereafter treat the transferee as the sole record and beneficial owner of such Subsidiary Securities pending further transfer, notwithstanding any contrary instruction received from the pledgor;

           (g) a supplement to the appropriate schedule attached to the appropriate Security Documents listing the additional Collateral, certified as true, correct and complete by the Authorized Representative (provided that the failure to deliver such supplement shall not impair the rights conferred under the Security Documents in after acquired Collateral);

           (h) an opinion or opinions of counsel to the Subsidiary (including local counsel in each jurisdiction where Mortgaged Property is located) dated as of the date of delivery of the Facility Guaranty and other Loan Documents provided for in this Section 9.20 and addressed to the
                                     ------------
      Collateral Agents, in form and substance reasonably acceptable to the Collateral Agents (which opinion may include assumptions and qualifications of similar effect to those contained in the opinions of counsel delivered pursuant to Section 7.1(a)), to the effect that:
                                    --------------

                (i) such Subsidiary is duly organized, validly existing and in good standing in the jurisdiction of its formation, has the requisite power and authority to own its properties and conduct its business as then owned and then conducted and proposed to be conducted and to execute, deliver and perform the Facility Guaranty and other Loan Documents described in this Section 9.20 to which such
                                                      ------------
           Subsidiary is a signatory, and is duly qualified to transact business and is in good standing as a foreign corporation or partnership in each other jurisdiction in which the character of the properties owned or leased, or the business carried on by it, requires such qualification and the failure to be so qualified would reasonably be likely to result in a Material Adverse Effect;

                (ii) the execution, delivery and performance of the Facility Guaranty and other Loan Documents described in this Section 9.20 to
                                                               ------------
           which such Subsidiary is a signatory have been duly authorized by all requisite corporate or partnership action (including any required shareholder or partner approval), each of such agreements has been duly executed and delivered and constitutes the valid and binding agreement of such Subsidiary, enforceable against such Subsidiary in accordance with its terms, subject to the effect of any applicable bankruptcy, moratorium, insolvency, reorganization or other similar law affecting the enforceability of creditors' rights generally and to the effect of general principles of equity (whether considered in a proceeding at law or in equity);

                (iii) the Subsidiary Securities of such Subsidiary are duly authorized, validly issued, fully paid and nonassessable, and free of any preemptive rights, and the applicable General Security Instrument (including foreign collateral documents) is effective to create a valid security interest in favor of the General Collateral Agent for the benefit of the General Secured Parties in such Subsidiary Securities as constitute Pledged Interests;

                (iv) (A) the Uniform Commercial Code financing statements on Form UCC-1 delivered to the General Collateral Agent by the Subsidiary in connection with the delivery of the General Security Instruments of such Subsidiary have been duly executed by the Subsidiary and are in form, substance and number sufficient for filing in all Uniform Commercial Code filing offices in all jurisdictions in which filing is necessary to perfect in favor of the General Collateral Agent for the benefit of the General Secured Parties the General Lien on General Collateral conferred under such General Security Instruments to the extent such General Lien may be perfected by Uniform Commercial Code filing;

                       (B) the Uniform Commercial Code financing statements on
                Form UCC-1 delivered to the Priority Collateral Agent by the Subsidiary in connection with the delivery of the Priority Security Instruments of such Subsidiary have been duly executed by the Subsidiary and are in form, substance and number sufficient for filing in all Uniform Commercial Code filing offices in all jurisdictions in which filing is necessary to perfect in favor of the Priority Collateral Agent for the benefit of the Priority Secured Parties the Priority Lien on Priority Collateral conferred under such Priority Security Instruments to the extent such Priority Lien may be perfected by Uniform Commercial Code filing;

                (v) in the case of Direct Foreign Subsidiaries only, that under the laws of the applicable foreign jurisdiction, all agreements, notices and other documents that are required to be executed, delivered, filed or recorded and all other action required to be taken, within or pursuant to the laws of such jurisdiction to perfect the General Lien conferred in favor of the General Collateral Agent under the applicable General Security Instrument as against creditors of and purchasers for value from the holder of the Pledged Interests has been duly executed, delivered, filed, recorded or taken, as the case may be;

                (vi) each Mortgage is in appropriate form for due recordation and upon recordation shall constitute a valid and effective, fully perfected Priority Lien and General Lien, as applicable, on the real property and fixtures described therein; and

           (i) current copies of the Organizational Documents and Operating Documents of such Subsidiary, minutes of duly called and conducted meetings (or duly effected consent actions) of the Board of Directors, partners, or appropriate committees thereof (and, if required by such Organizational Documents, Operating Documents or applicable law, of the shareholders, members or partners) of such Subsidiary authorizing the actions and the execution and delivery of documents described in this
      Section 9.20.
      ------------

     9.21  Controlled Accounts. Cause at all times all of its depository
           -------------------
accounts, other than Excluded Deposit Accounts, to be held by and maintained with the Agent or any Lender.

     9.22  Third-party Consultant. Pay all fees and expenses of a third-party
           ----------------------
business consultant to be hired on or before February 15, 2000 in a manner acceptable to the Agent on behalf of the Lenders, the Senior Lease Creditor and Prudential, such consultant to be mutually acceptable to the Borrower, Agent and Lenders, to report to and be available for meetings with the Lenders, the Agent, the Senior Lease Creditor and Prudential and to have a scope of duties and cost structure to be agreed upon. Copies of any consultant reports will be delivered to the Borrower. In the event such consultant shall cease to be acceptable to the Agent and the Lenders or shall not be available for meetings or shall not deliver copies of such consultant reports as a result of its employment by or client relationship with Prudential, the Borrower agrees to pay all fees and expenses of an additional independent third-party consultant to be hired thereafter by the Agent on behalf of the Lenders and to have a scope of duties and cost structure to be agreed upon.

     9.23  Post-Closing Deliveries. Deliver to the Agent within the time periods
           -----------------------
indicated the following documents in form and substance satisfactory to the Agent and the Lenders:

           (a) within ninety (90) days of the Closing Date, the following Material Real Property Support Documents relating to each Mortgaged Property set forth on Schedule 5.4 hereto (other than the Comfort Sleep
                            ------------
      property) to the extent not delivered at the Closing Date:

                (i) commitments for Title Policies with such endorsements as may be requested by the Agent;

                (ii) copies of title exceptions with respect to the Mortgaged Property, acceptable in form and substance to the Agent;

                (iii) Phase I environmental reports with respect to the Mortgaged Property, acceptable in form, scope, detail, analysis, and results to the Agent;

                (iv) current surveys of the Mortgaged Property and surveyor's affidavits;

                (v) appraisals of the Mortgaged Property and all machinery and equipment constituting Collateral;

                (vi)   Borrower's affidavit for the Mortgaged Property;

           (b) Within thirty (30) days of the Closing Date, the following to the extent not delivered at the Closing Date:

                (i) stock certificates and stock registry forms, as required by and acceptable in detail to the Agent, including any schedules affected thereby;

                (ii) Account Control Agreements together with attached copies of account statements and customer-commodities intermediary account agreements;

                (iii) third party consent of CIPCO S.C., Inc. and Prospin Industries, Inc. to assignment of any rights under their respective License Agreements with the Borrower; and

                (iv) third party consent of Cluett, Peabody & Co., Inc. to assignment of any rights under its License Agreement with the Borrower, subject to the Borrower's exercise of its best efforts.

                (c) Within five (5) business days of the Closing Date, the following to the extent not delivered at Closing Date:

                       (i) all original schedules to this Agreement and any other Loan Document, revised and completed; and

                       (ii) executed originals of the Compliance Certificate,
                Initial Borrowing Notice, Interest Rate Selection Notice, Certificate of Borrowing Base and any other certificates required under this Agreement.

                                   ARTICLE X

                               Negative Covenants
                               ------------------

      Until the Facility Termination Date, unless the Required Lenders shall otherwise consent in writing, the Borrower will not, nor will it permit any Subsidiary to:

    10.1   Financial Covenants.
           -------------------

           (a)  Consolidated Net Worth. Permit as of each date set forth below
                ----------------------
      Consolidated Net Worth to be less than the amount set forth opposite each such date:

Date                                                    Consolidated Net
----                                                    Worth Must Exceed
                                                        -----------------

September 30, 2001                                      $90,000,000
December 30, 2001                                       $70,000,000
March 31, 2002                                          $67,000,000
June 30, 2002                                           $67,000,000
September 29, 2002                                      $68,000,000
December 29, 2002                                       $68,500,000

           (b)  Intentionally left blank.

           (c)  Consolidated Interest Coverage Ratio. Permit as of the end of
                ------------------------------------
      each Four-Quarter Period set forth below the Consolidated Interest Coverage Ratio to be less than that set forth opposite each such period:

                                                   Consolidated Interest
Four-Quarter Period Ending                         Coverage Ratio Must Exceed
--------------------------                         --------------------------

September 30, 2001                                 0.96 to 1.00
December 30, 2001                                  0.73 to 1.00
March 31, 2002                                     0.71 to 1.00
June 30, 2002                                      1.15 to 1.00
September 29, 2002                                 1.34 to 1.00
December 29, 2002                                  1.74 to 1.00

           (d)  Consolidated EBITDA. Permit as of the end of each Four-Quarter
                -------------------
      Period set forth below Consolidated EBITDA to be less than that set forth opposite each such period:

                                                        Consolidated EBITDA
Four-Quarter Period Ending                              Must Exceed
--------------------------                              -----------

September 30, 2001                                      $20,500,000
December 30, 2001                                       $15,500,000
March 31, 2002                                          $15,000,000
June 30, 2002                                           $23,500,000
September 29, 2002                                      $29,500,000
December 29, 2002                                       $38,000,000


           (e)  Non-Cash Restructuring Charges. Permit Non-cash Restructuring
                ------------------------------
      Charges to be greater than $35,000,000 in Fiscal Year 2001.

      10.2   Acquisitions. Enter into any agreement, contract, binding
             ------------
commitment or other arrangement providing for any Acquisition, or take any action to solicit the tender of securities or proxies in respect thereof in order to effect any Acquisition.

      10.3   Capital Expenditures.
             --------------------

           (a) Make or become committed to make U.S. Capital Expenditures which exceed $10,000,000 in any Fiscal Year (on a non-cumulative basis, with the effect that amounts expended in any Fiscal Year may not be carried forward to a subsequent period).

           (b) Make or become committed to make Mexican Capital Expenditures unless (i) no Default or Event of Default has occurred and is continuing,
      (ii) such Mexican Capital Expenditures are only for the purpose of purchasing the certain real property in Altamira, Mexico and making certain improvements thereto and (iii) such Mexican Capital Expenditures do not exceed $200,000 in any Fiscal Year (on a non-cumulative basis, with the effect that amounts expended in any Fiscal Year may not be carried forward to a subsequent period).

      10.4   Liens. Incur, create or permit to exist any Lien, charge or other
             -----
encumbrance of any nature whatsoever with respect to any property or assets now owned or hereafter acquired by the Borrower or any Subsidiary, other than the following (collectively, "Permitted Liens"):

           (a) Liens on the General Collateral and the Priority Collateral created under the General Security Instruments and the Priority Security Instruments in favor of the General Collateral Agent or the Priority Collateral Agent, as applicable;

           (b) Liens on Receivables (as defined in and transferred by an Originator in accordance with the Receivables Transfer Agreement) and Returned Goods (as defined in the Securitization Intercreditor Agreement) in favor of General Electric Capital Corporation, as collateral agent under the Receivables Purchase Agreement including, but not limited to, either (i) Liens securing an increase in the Securitization Outstandings under the Receivables Purchase Agreement from $50,000,000 to $60,000,000 or (ii) Liens securing an additional factoring or securitization of receivables in an aggregate amount not to exceed $10,000,000;

           (c) Liens existing on the date hereof, other than as referred to in clauses (a) and (b) above, and set forth on Schedule 8.7;
                                                  ------------

           (d) Liens imposed by law for taxes, assessments or charges of any Governmental Authority for claims not yet due or which are being contested in good faith by appropriate proceedings diligently conducted, which, except as expressly so specified on Schedule 8.7, are inferior in respect
                                          ------------
      of the Collateral to the Liens conferred under the Security Documents, and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with GAAP and which Liens are not yet enforceable by such creditors against other creditors;

           (e) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and other similar Liens imposed by law or created in the ordinary course of business and in existence less than 90 days from the date of creation thereof for amounts not yet due or which are being contested in good faith by appropriate proceedings diligently conducted, which, except as expressly so specified on Schedule
                                                                       --------
      8.7, are inferior in respect of the Collateral to the Liens conferred
      ---
      under the Security Documents, and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with GAAP and which Liens are not yet enforceable by such creditors against other creditors;

           (f) Liens incurred or deposits made in the ordinary course of business (including, without limitation, surety bonds and appeal bonds) in connection with workers' compensation, unemployment insurance and other types of social security benefits or to secure the performance of tenders, bids, leases, contracts (other than for the repayment of Indebtedness), statutory obligations and other similar obligations or arising as a result of progress payments under government contracts;

           (g) with respect to all real property to which (h) below does not apply, easements (including reciprocal easement agreements and utility agreements), rights-of-way, covenants, consents, reservations, encroachments, variations and zoning and other restrictions, charges or encumbrances (whether or not recorded), which do not interfere materially with the ordinary conduct of the business of the Borrower or any Subsidiary and which do not materially detract from the value of the property to which they attach or materially impair the use thereof to the Borrower or any Subsidiary;

           (h) with respect to Mortgaged Real Property for which a Title Policy is required to be issued pursuant to the terms hereof, matters acceptable to the Agent appearing as exceptions to coverage on the Title Policies;

           (i)  purchase money Liens to secure Indebtedness permitted under
      Section 10.5(d) and incurred to purchase fixed assets, provided such\
      ---------------
      Indebtedness represents not less than 75% and not more than 95% of the purchase price of such assets as of the date of purchase thereof and no property other than the assets so purchased secures such Indebtedness;

           (j)  Liens arising in connection with Capital Leases permitted under
      Section 10.5(f); provided that no such Lien shall extend to any Collateral
      ---------------  --------
      or to any other property other than the assets subject to such Capital Leases; and

           (k) Liens on assets of Parras Cone to secure Indebtedness permitted under Section 10.5(i).
            ---------------

      10.5 Indebtedness. Incur, create, assume or permit to exist any
           ------------
Indebtedness, howsoever evidenced, except:

           (a)  Indebtedness existing as of the Closing Date as set forth in
      Schedule 8.6; provided, none of the instruments and agreements evidencing
      ------------  --------
      or governing such Indebtedness shall be amended, supplemented or restated after the Closing Date to change any terms of subordination, repayment or rights of enforcement, conversion, put or exchange rights to be materially less favorable to the Agent or the Lenders than the terms and rights as in effect on the Closing Date;

           (b) Indebtedness owing to the Agent or any Lender in connection with this Agreement, any Note or other Loan Document;

           (c) the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business;

           (d) purchase money Indebtedness (other than the Parras Cone Debt) described in Section 10.4(i) not to exceed an aggregate outstanding
                   ---------------
      principal amount at any time of $0;

           (e) Indebtedness arising from Rate Hedging Obligations permitted under Section 10.15;
            -------------

           (f) obligations under Capital Leases not to exceed an aggregate principal amount at any time in excess of $0;

           (g) unsecured intercompany Indebtedness for loans and advances made by the Borrower or any Guarantor to the Borrower or any Guarantor, any such Indebtedness of the Borrower owing to any Guarantor shall be subordinate to payment of the Obligations hereunder at all times in accordance with the terms of the Facility Guaranty;

           (h) additional unsecured Indebtedness for Money Borrowed not otherwise covered by clauses (a) through (g) above, provided that the aggregate outstanding principal amount of all such other Indebtedness permitted under this clause (h) shall in no event exceed $10,000,000 at any time, and provided further that this clause (h) shall not be deemed to permit any Contingent Obligation (other than Contingent Obligations arising under the Equity Appreciation Rights Agreement or the Senior Note Equity Appreciation Rights Agreement).

           (i)  the Parras Cone Debt;

           (j) Indebtedness extending the maturity of, or renewing, refunding or refinancing, in whole or in part, Indebtedness incurred under clauses
      (a), (b), (g), (h) and (i) of this Section 10.5, provided that the terms
                                         ------------
      of any such extension, renewal, refunding or refinancing Indebtedness (and of any agreement or instrument entered into in connection therewith) shall not change any terms of subordination, repayment or rights of enforcement, conversion, put or exchange rights to be materially less favorable to the Agent and the Lenders than the terms of the Indebtedness as in effect prior to such action, and provided further that (1) the aggregate principal amount of such extended, renewed, refunded or refinanced Indebtedness shall not be increased by such action, (2) the group of direct or contingent obligors on such Indebtedness shall not be expanded as a result of any such action, and (3) immediately before and immediately after giving effect to any such extension, renewal, refunding or refinancing, no Default or Event of Default shall have occurred and be continuing; and

           (k) Securitization Outstandings or Indebtedness described in and secured by Liens permitted under Section 10.4(b)(ii).
                                       -------------------

      10.6 Transfer of Assets. Conduct, permit, or suffer, or agree to conduct
           ------------------
or permit, or acquiesce in, any Asset Disposition other than Permitted Asset Dispositions.

      10.7 Investments. Purchase, own, invest in or otherwise acquire, directly
           -----------
or indirectly, any stock or other securities, or make or permit to exist any interest whatsoever in any other Person or permit to exist any loans or advances to any Person, except that Borrower may make or maintain:

           (a) investments in securities of any Person acquired in an Acquisition permitted hereunder;

           (b)  investments in Eligible Securities;

           (c)  investments existing as of the date hereof and as set forth in
      Schedule 8.4;
      ------------

           (d) accounts receivable arising and trade credit granted in the ordinary course of business and any securities received in satisfaction or partial satisfaction thereof in connection with accounts of financially troubled Persons to the extent reasonably necessary in order to prevent or limit loss; and

           (e) investments in (i) Guarantors and (ii) Cone Receivables II LLC in connection with the Securitization Transaction;

           (f)  loans between the Borrower and the Guarantors described in
      Section 10.5(g);
      ---------------

           (g) investments made at such time as no Default or Event of Default shall have occurred and be continuing relating to the site in Altamira, Mexico (at which site the Borrower intends to construct a denim manufacturing facility), not in excess of (i) $2,700,000 in the Fiscal Year ended December 30, 2001, or (ii) $500,000 in the Fiscal Year ended December 29, 2002.

           (h) other loans, advances and investments (including investments to finance the Parras Cone Acquisition) in an aggregate principal amount at any time outstanding which, when aggregated with the aggregate Costs of Acquisition for all Acquisitions (other than the Parras Cone Debt in the case of the Parras Cone Acquisition) agreed to or consummated after the Closing Date permitted at any time under Section 10.2, does not exceed $500,000.

    10.8   Merger or Consolidation. (a) Consolidate with or merge into any other
           -----------------------
Person, or (b) permit any other Person to merge into it, or (c) sell, transfer or lease or otherwise dispose of all or a substantial part of its assets (other than Permitted Asset Dispositions); provided, however, any Subsidiary of the
                                    --------  -------
Borrower may merge or transfer all or substantially all of its assets into or consolidate with the Borrower (with the Borrower as the survivor) or any Guarantor, provided further, that any resulting or surviving entity shall
           -------- -------
execute and deliver such agreements and other documents, including a Facility Guaranty, and take such other action as the Agent may require to evidence or confirm its express assumption of the obligations and liabilities of its predecessor entities under the Loan Documents.

    10.9   Restricted Payments. Make any Restricted Payment or apply or set
           -------------------
apart any of their assets therefor or agree to do any of the foregoing.

    10.10  Transactions with Affiliates. Other than transactions permitted under
           ----------------------------
Sections 10.7 and 10.8 or as set forth on Schedule 10.10, enter into any
-------------     ----                    --------------
transaction after the Closing Date, including, without limitation, the purchase, sale, lease or exchange of property, real or personal, or the rendering of any service, with any Affiliate of the Borrower, except (a) that such Persons may render services to the Borrower or its Subsidiaries for compensation at the same rates generally paid by Persons engaged in the same or similar businesses for the same or similar services, (b) that the Borrower or any Subsidiary may render services to such Persons for compensation at the same rates generally charged by the Borrower or such Subsidiary and (c) in either case in the ordinary course of business and pursuant to the reasonable requirements of the

Borrower's (or any Subsidiary's) business consistent with past practice of the Borrower and its Subsidiaries and upon fair and reasonable terms no less favorable to the Borrower (or any Subsidiary) than would be obtained in a comparable arm's-length transaction with a Person not an Affiliate.

      10.11 Compliance with ERISA, the Code and Foreign Benefit Laws. With
            --------------------------------------------------------
respect to any Pension Plan, Employee Benefit Plan or Multiemployer Plan:

           (a) permit the occurrence of (i) any Termination Event which would result in a material liability on the part of the Borrower or any ERISA Affiliate to the PBGC or to any Governmental Authority, (ii) any action that violates the Borrower's material obligations under the PBGC Agreement, except those that are waived by the PBGC; or

           (b) except for amounts defined as "Unfunded Benefit Liability" in the PBGC Agreement, permit the present value of all accumulated benefit obligations under all Pension Plans to exceed the current value of the assets of such Pension Plans allocable to such benefit liabilities; or

           (c) permit any accumulated funding deficiency (as defined in Section 302 of ERISA and Section 412 of the Code) with respect to any Pension Plan, whether or not waived, except for the "Unfunded Benefit Liability" as defined in the PBGC Agreement; or

           (d) fail to make any contribution or payment to any Multiemployer Plan which the Borrower or any ERISA Affiliate may be required to make under any agreement relating to such Multiemployer Plan, or any law pertaining thereto; or

           (e) engage, or permit any Borrower or any ERISA Affiliate to engage, in any prohibited transaction under Section 406 of ERISA or Sections 4975 of the Code for which a civil penalty pursuant to Section 502(I) of ERISA or a tax pursuant to Section 4975 of the Code may be imposed; or

           (f) permit the establishment of any Employee Benefit Plan providing post-retirement welfare benefits or establish or amend any Employee Benefit Plan which establishment or amendment could result in liability to the Borrower or any ERISA Affiliate or increase the obligation of the Borrower or any ERISA Affiliate to a Multiemployer Plan which annual liability or increase, individually or together with all similar liabilities and increases, is in excess of $1,000,000; or

           (g) fail, or permit the Borrower or any ERISA Affiliate to fail, to establish, maintain and operate each Employee Benefit Plan in compliance in all material respects with the provisions of ERISA, the Code, all applicable Foreign Benefit Laws and all other applicable laws and the regulations and interpretations thereof.

      10.12 Fiscal Year. Change its Fiscal Year.
            -----------

     10.13 Dissolution, etc. Wind up, liquidate or dissolve (voluntarily or
           ----------------
involuntarily) or commence or suffer any proceedings seeking any such winding up, liquidation or dissolution, except in connection with a merger or consolidation permitted pursuant to Section 10.8.
                                    ------------

     10.14 Limitations on Sales and Leasebacks. Other than sale and leaseback
           -----------------------------------
transactions in the ordinary course of business having an aggregate value not in excess of $250,000 in any Fiscal Year and except as set forth on Schedule 10.14,
                                                                 --------------
enter into any arrangement or arrangements with any Person providing for the leasing by the Borrower or any Subsidiary of real or personal property, whether now owned or hereafter acquired in a single transaction or series of related transactions, which has been or is to be sold or transferred by the Borrower or any Subsidiary to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of the Borrower or any Subsidiary.

     10.15 Rate Hedging Obligations. Incur any Rate Hedging Obligations or enter
           ------------------------
into any agreements, arrangements, devices or instruments relating to Rate Hedging Obligations, except pursuant to Swap Agreements, in an aggregate notional amount not to exceed at any time 50% of the Total Revolving Credit Commitment, which create Rate Hedging Obligations incurred to limit risks of currency or interest rate fluctuations to which the Borrower and its Subsidiaries are otherwise subject by virtue of the operations of their businesses, and not for speculative purposes.

     10.16 Negative Pledge Clauses. Except (i) as may exist on the Closing Date
           -----------------------
pursuant to any Senior Credit Documents or any Securitization Transaction documents or (ii) in connection with any refinancing of the foregoing, enter into or cause, suffer or permit to exist any agreement with any Person other than the Agent and the Lenders pursuant to this Agreement or any other Loan Documents which prohibits or limits the ability of any of the Borrower or any Subsidiary to create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, provided
                                                                       --------
that the Borrower and any Subsidiary may enter into such an agreement in connection with, and that applies only to, property acquired with the proceeds of purchase money Indebtedness permitted hereunder.

     10.17 Compensation; Reimbursement of Expenses.
           ---------------------------------------

           (a) Pay any salary, fees, and other direct and indirect remuneration and compensation to any of its directors and executive officers in an amount in excess of those amounts paid to directors and executive officers of comparable companies engaged in the same general type of business and in similar financial condition;

           (b) Reimburse any stockholder, officer, director, employee or agent of the Borrower or any Subsidiary for any expenses incurred by such Person other than reasonable expenses incurred for or on behalf of the Borrower or any Subsidiary in the ordinary course of business.

     10.18 Change in Accountants. Change its independent public accountants.
           ---------------------

     10.19 Prepayments, Etc. of Indebtedness. Prepay, redeem, purchase, defease
           ---------------------------------
or otherwise satisfy prior to the scheduled maturity thereof in any manner, or make any payment in violation of any subordination terms of, any Indebtedness (other than the Obligations) other than in connection with any refinancing permitted under Section 10.5(j) or the payment of the Senior Lease Obligations
                ---------------
from proceeds of the sale or other disposition of the Senior Lease Facility.

     10.20 Partnerships. Become a general partner in any general or limited
           ------------
partnership.

     10.21 Imprest/Payroll Accounts. Permit at any time the aggregate amount on
           ------------------------
deposit in (a) all Payroll Accounts of the Borrower and its Subsidiaries to exceed the amount required to pay the next scheduled payroll of such Persons, or
(b) all Imprest/Payroll Accounts (other than Payroll Accounts) of the Borrower and its Subsidiaries to exceed $40,000.

                                   ARTICLE XI

                       Events of Default and Acceleration
                       ----------------------------------

      11.1 Events of Default. If any one or more of the following events (herein
           -----------------
called "Events of Default") shall occur for any reason whatsoever (and whether such occurrence shall be voluntary or involuntary or come about or be effected by operation of law or pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation of any Governmental Authority), that is to say:

           (a) if default shall be made in the due and punctual payment of the principal of any Loan, Reimbursement Obligation or other Obligation, when and as the same shall be due and payable whether pursuant to any provision of Article II or Article III or Article IV, at maturity, by acceleration or otherwise; or

           (b) if default shall be made in the due and punctual payment of any amount of interest on any Loan, Reimbursement Obligation or other Obligation or of any fees or other amounts payable to any of the Lenders or the Agent on the date on which the same shall be due and payable and such default shall continue for a period of two or more days; or

           (c) if default shall be made in the performance or observance of any covenant set forth in Section 9.8, 9.12, 9.13, 9.20, 9.21, Article X or
                            -----------  ----  ----  ----  ----  ---------
      the Letter Agreement dated November 9, 2001 by the Borrower to the Agent;

           (d) if a default shall be made in the performance or observance of, or shall occur under, any covenant, agreement or provision contained in this Agreement or the Notes (other than as described in clauses (a), (b) or (c) above) and such default shall continue for thirty (30) or more days after the earlier of receipt of notice of such default by the Authorized Representative from the Agent or an officer of the Borrower becomes aware of such default, or if a default shall be made in the performance or observance of, or shall occur under any covenant, agreement or provision contained in any of the other Loan Documents or any Intercreditor Agreement (beyond any applicable grace period, if any, contained therein) or in any instrument or document evidencing or creating any obligation, guaranty, or Lien in favor of the Agent or any of the Lenders or delivered to the Agent or any of the Lenders in connection with or pursuant to this Agreement or any of the Obligations, or if any Loan Document ceases to be in full force and effect (other than as expressly provided for hereunder or thereunder or with the express written consent of the Agent), or if without the written consent of the Lenders, this Agreement or any other Loan Document or either of the Collateral Agency Agreements or any of the Intercreditor Agreements shall be disaffirmed or shall terminate, be terminable or be terminated or become void or unenforceable for any reason whatsoever (other than as expressly provided for hereunder or thereunder or with the express written consent of the Agent), or if the Lien created by any of the Security Documents shall at any time fail to constitute a valid and perfected Lien on any material portion of the Collateral purported to be secured thereby, subject to no prior or equal Lien except Permitted Liens and, with respect only to General Collateral, the Priority Liens, or the Borrower or any other Credit Party shall so assert in writing; or

           (e) if there shall occur (i) a default, which is not waived, in the payment of any principal, interest, premium or other amount with respect to any Indebtedness or Rate Hedging Obligation (other than the Loans and other Obligations) of the Borrower or any Subsidiary in an amount not less than $500,000 in the aggregate outstanding, or (ii) a default, which is not waived, in the performance, observance or fulfillment of any term or covenant contained in any agreement or instrument under or pursuant to which any such Indebtedness or Rate Hedging Obligation may have been issued, created, assumed, guaranteed or secured by the Borrower or any Subsidiary, or (iii) any other event of default as specified in any agreement or instrument under or pursuant to which any such Indebtedness or Rate Hedging Obligation may have been issued, created, assumed, guaranteed or secured by the Borrower or any Subsidiary, and such default or event of default referred to in clauses (i), (ii) and (iii) above shall continue for more than the period of grace, if any, therein specified, or such default or event of default shall permit the holder of any such Indebtedness (or any agent or trustee acting on behalf of one or more holders) to accelerate the maturity thereof or to commence any remedy in respect thereof ; or

           (f) if any representation, warranty or other statement of fact contained in any Loan Document or in any writing, certificate, report or statement at any time furnished to the Agent or any Lender by or on behalf of the Borrower or any other Credit Party pursuant to or in connection with any Loan Document, or otherwise, shall be false or misleading in any material respect when given; or

           (g) if the Borrower or any Subsidiary or other Credit Party shall be unable to pay its debts generally as they become due; file a petition to take advantage of any insolvency statute; make an assignment for the benefit of its creditors; commence a proceeding for the appointment of a receiver, trustee, liquidator or conservator of itself or of the whole or any substantial part of its property; file a petition or answer seeking liquidation, reorganization or arrangement or similar relief under the federal bankruptcy laws or any other applicable law or statute; or

           (h) if a court of competent jurisdiction shall enter an order, judgment or decree appointing a custodian, receiver, trustee, liquidator or conservator of the Borrower or any Subsidiary or other Credit Party or of the whole or any substantial part of its properties and such order, judgment or decree continues unstayed and in effect for a period of sixty
      (60) days, or approve a petition filed against the Borrower or any Subsidiary seeking liquidation, reorganization or arrangement or similar relief under the federal bankruptcy laws or any other applicable law or statute of the United States of America or any state, which petition is not dismissed within sixty (60) days; or if, under the provisions of any other law for the relief or aid of debtors, a court of competent jurisdiction shall assume custody or control of the Borrower or any Subsidiary or other Credit Party or of the whole or any substantial part of its properties, which control is not relinquished within sixty (60) days; or if there is commenced against the Borrower or any Subsidiary or other Credit Party any proceeding or petition seeking reorganization, arrangement or similar relief under the federal bankruptcy laws or any other applicable law or statute of the United States of America or any state which proceeding or petition remains undismissed for a period of sixty (60) days; or if the Borrower or any Subsidiary or other Credit Party takes any action to indicate its consent to or approval of any such proceeding or petition; or

           (i) if (i) one or more judgments or orders where the amount not covered by insurance (or the amount as to which the insurer denies liability) is in excess of $2,500,000 is rendered against the Borrower or any Subsidiary, or (ii) there is any attachment, injunction or execution against any of the Borrower's or Subsidiaries' properties for any amount in excess of $5,000,000 in the aggregate; and such judgment, attachment, injunction or execution remains unpaid, unstayed, undischarged, unbonded or undismissed for a period of thirty (30) days; or

           (j) if the Borrower or any Subsidiary shall, other than in the ordinary course of business (as determined by past practices), suspend all or any part of its operations material to the conduct of the business of the Borrower or such Subsidiary for a period of more than 60 days; or

           (k) if the Borrower or any Subsidiary shall breach any of the material terms or conditions of any agreement under which any Rate Hedging Obligations permitted hereby is created and such breach shall continue beyond any grace period, if any, relating thereto pursuant to the terms of such agreement, or if the Borrower or any Subsidiary shall disaffirm or seek to disaffirm any such agreement or any of its obligations thereunder; or

           (l) if any Material Supply Agreement shall be terminated, canceled or not renewed, or any notice of the foregoing shall be given by any other party thereto, or a default shall occur under such agreement and continue beyond the grace or cure period, if any, applicable thereto; or

           (m)      if there shall occur any Change in Control; or

           (n) if there shall occur any Termination Event as defined in the Receivables Purchase Agreement; or

           (o) if there shall occur any Event of Default as defined in the Senior Note Agreement;

then, and in any such event and at any time thereafter, if such Event of Default or any other Event of Default shall have not been waived,

           (A) either or both of the following actions may be taken: (i) the Agent may, and at the direction of the Required Lenders shall, declare any obligation of the Lenders and the Issuing Bank to make further Revolving Loans or to issue additional Letters of

      Credit terminated, whereupon the obligation of each Lender to make further Revolving Loans, and of the Issuing Bank to issue additional Letters of Credit, hereunder shall terminate immediately, and (ii) the Agent shall at the direction of the Required Lenders, at their option, declare by notice to the Borrower any or all of the Obligations to be immediately due and payable, and the same, including all interest accrued thereon and all other obligations of the Borrower to the Agent and the Lenders, shall forthwith become immediately due and payable without presentment, demand, protest, notice or other formality of any kind, all of which are hereby expressly waived, anything contained herein or in any instrument evidencing the Obligations to the contrary notwithstanding; provided,
                                                                  --------
      however, that notwithstanding the above, if there shall occur an Event of Default under clause (g) or (h) above, then the obligation of the Lenders to make Revolving Loans, and of the Issuing Bank to issue Letters of Credit hereunder shall automatically terminate and any and all of the Obligations shall be immediately due and payable without the necessity of any action by the Agent or the Required Lenders or notice to the Agent or the Lenders;

           (B) The Borrower shall, upon demand of the Agent or the Required Lenders, deposit cash with the Agent in an amount equal to the amount of any Letter of Credit Outstandings, as collateral security for the repayment of any future drawings or payments under such Letters of Credit, and such amounts shall be held by the Agent pursuant to the terms of a cash collateral agreement acceptable to the Agent; and

           (C) the Agent and each of the Lenders shall have all of the rights and remedies available under the Loan Documents or under any applicable law.

      11.2 Agent to Act. In case any one or more Events of Default shall occur
           ------------
and not have been waived, subject to the provisions of Article XII, the Agent
                                                       -----------
may, and at the direction of the Required Lenders shall, proceed to protect and enforce their rights and remedies contained herein or in any other Loan Document, or as may be otherwise available at law or in equity.

      11.3 Cumulative Rights. No right or remedy herein conferred upon the
           -----------------
Lenders or the Agent is intended to be exclusive of any other rights or remedies contained herein or in any other Loan Document, and every such right or remedy shall be cumulative and shall be in addition to every other such right or remedy contained herein and therein or now or hereafter existing at law or in equity or by statute, or otherwise.

      11.4 No Waiver. No course of dealing between the Borrower and any Lender
           ---------
or the Agent or any failure or delay on the part of any Lender or the Agent in exercising any rights or remedies under any Loan Document or otherwise available to it shall operate as a waiver of any rights or remedies and no single or partial exercise of any rights or remedies shall operate as a waiver or preclude the exercise of any other rights or remedies hereunder or of the same right or remedy on a future occasion.

      11.5 Allocation of Proceeds. If an Event of Default has occurred and not
           ----------------------
been waived, and the maturity of the Notes has been accelerated pursuant to
Article XI hereof, all payments received by the Agent pursuant to the terms of
----------
the Intercreditor Agreements, in respect of any principal of or interest on the Obligations or any other amounts payable by the Borrower hereunder, shall be applied by the Agent in the following order:

           (a) the reasonable expenses incurred in connection with retaking, holding, preserving, processing, maintaining or preparing for sale, lease or other disposition of, any Collateral, including reasonable attorney's fees and legal expenses pertaining thereto;

           (b) amounts due to the Lenders and the Issuing Bank pursuant to Sections 4.6(a), 4.6(b), 4.6(c) and 13.5;
      ----------------------------------------

           (c)  amounts due to the Agent pursuant to Section 4.6(d);
                                                     --------------

           (d) payments of interest on Revolving Loans and Reimbursement Obligations, to be applied for the ratable benefit of the Lenders;

           (e) payments of principal of Loans and Reimbursement Obligations, to be applied for the ratable benefit of the Lenders;

           (f) payments of cash amounts to the Agent in respect of outstanding Letters of Credit pursuant to Section 11.1(B);
                                    ---------------

           (g) amounts due to the Issuing Bank, the Agent and the Lenders pursuant to Sections 3.2(h), 9.16 and 13.9;
                  ---------------------     ----

           (h) payments of all other amounts due under any of the Loan Documents, if any, to be applied for the ratable benefit of the Lenders; and

           (i) any surplus remaining after application as provided for herein, to the Borrower or otherwise as may be required by applicable law.

                                   ARTICLE XII

                                    The Agent
                                    ---------

     12.1  Appointment, Powers, and Immunities. Each Lender hereby irrevocably
           -----------------------------------
appoints and authorizes the Agent to act as its agent under this Agreement and the other Loan Documents with such powers and discretion as are specifically delegated to the Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. The Agent (which term as used in this sentence and in Section 12.5 and the first
                                                      ------------
sentence of Section 12.6 hereof shall include its affiliates and its own and its
            ------------
affiliates' officers, directors, employees, and agents):

           (a) shall not have any duties or responsibilities except those expressly set forth in this Agreement and the other Loan Documents and shall not be a trustee or fiduciary for any Lender;

           (b) shall not be responsible to the Lenders for any recital, statement, representation, or warranty (whether written or oral) made by any Credit Party in or in connection with any Loan Document or any certificate or other document referred to or provided for in, or received by any of them under, any Loan Document, or for the value, validity, effectiveness, genuineness, enforceability, or sufficiency of any Loan Document, or any other document referred to or provided for therein or for any failure by any Credit Party or any other Person to perform any of its obligations thereunder;

           (c) shall not be responsible for or have any duty to ascertain, inquire into, or verify the performance or observance of any covenants or agreements by any Credit Party or the satisfaction of any condition or to inspect the property (including the books and records) of any Credit Party or any of its Subsidiaries or affiliates;

           (d) shall not be required to initiate or conduct any litigation or collection proceedings under any Loan Document (except as directed by the Required Lenders in accordance with the terms of the Loan Documents); and

           (e) shall not be responsible for any action taken or omitted to be taken by it under or in connection with any Loan Document, except for its own gross negligence or willful misconduct.

The Agent may employ agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care.

     12.2  Reliance by Agent. The Agent shall be entitled to rely upon any
           -----------------
certification, notice, instrument, writing, or other communication (including, without limitation, any thereof by telephone or telefacsimile) believed by it to be genuine and correct and to have been signed, sent or made by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel (including counsel for any Credit Party), independent accountants, and other experts selected by the Agent. The Agent may deem and treat the payee of any Note as the holder thereof for all purposes hereof unless and until the Agent receives and accepts an Assignment and Acceptance executed in accordance with Section 13.1
                                                                 ------------
hereof. As to any matters not expressly provided for by this Agreement, the Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Lenders, and such instructions shall be binding on all of the Lenders; provided,
                                                                       --------
however, that the Agent shall not be required to take any action that exposes
-------
the Agent to personal liability or that is contrary to any Loan Document or applicable law or unless it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking any such action.

     12.3  Defaults. The Agent shall not be deemed to have knowledge or notice
           --------
of the occurrence of a Default or Event of Default unless the Agent has received written notice from a Lender or the Borrower specifying such Default or Event of Default and stating that such notice is a "Notice of Default." In the event that the Agent receives such a notice of the occurrence of a Default or Event of Default, the Agent shall give prompt notice thereof to the Lenders. The Agent shall (subject to Section 12.2 hereof) take such action with respect to such
                  ------------
Default or Event of Default as shall reasonably be directed by the Required Lenders, provided that, unless and until the Agent shall have received such
         -------- ----
directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interest of the Lenders.

     12.4  Rights as Lender. With respect to its Revolving Credit Commitment and
           ----------------
the Loans made by it and Letters of Credit issued by it, Bank of America (and any successor acting as Agent) in its capacity as a Lender hereunder shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not acting as the Agent, and the term "Lender" or "Lenders" shall, unless the context otherwise indicates, include the Agent in its individual capacity. Bank of America (and any successor acting as Agent) and its affiliates may (without having to account therefor to any Lender) accept deposits from, lend money to, make investments in, provide services to, and generally engage in any kind of lending, trust, or other business with any Credit Party or any of its Subsidiaries or affiliates as if it were not acting as Agent, and Bank of America (and any successor acting as Agent) and its affiliates may accept fees and other consideration from any Credit Party or any of its Subsidiaries or affiliates for services in connection with this Agreement or otherwise without having to account for the same to the Lenders.

     12.5  Indemnification. The Lenders agree to indemnify the Agent (to the
           ---------------
extent not reimbursed under Section 13.9 hereof, but without limiting the
                            ------------
obligations of the Borrower under such Section) ratably in accordance with their respective Revolving Credit Commitments, for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including reasonable attorneys' fees), or disbursements of any kind and nature whatsoever that may be imposed on, incurred by or asserted (including by any Lender) against the Agent in any way relating to or arising out of any Loan Document or the transactions contemplated thereby or any action taken or omitted by the Agent under any Loan Document;

provided that no Lender shall be liable for any of the foregoing to the extent
--------
they arise from the gross negligence or willful misconduct of the Person to be indemnified. Without limitation of the foregoing, each Lender agrees to reimburse the Agent promptly upon demand for its ratable share of any costs or expenses payable by the Borrower under Section 13.5, to the extent that the
                                       ------------
Agent is not promptly reimbursed for such costs and expenses by the Borrower. The agreements contained in this Section 12.5 shall survive payment in full of
                                 ------------
the Loans and all other amounts payable under this Agreement.

     12.6  Non-Reliance on Agent and Other Lenders. Each Lender agrees that it
           ---------------------------------------
has, independently and without reliance on the Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Credit Parties and their Subsidiaries and decision to enter into this Agreement and that it will, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under the Loan Documents. Except for notices, reports, and other documents and information expressly required to be furnished to the Lenders by the Agent hereunder, the Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the affairs, financial condition, or business of any Credit Party or any of its Subsidiaries or affiliates that may come into the possession of the Agent or any of its affiliates.

     12.7  Resignation of Agent. The Agent may resign at any time by giving
           --------------------
notice thereof to the Lenders and the Borrower. Upon any such resignation, the Required Lenders shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Agent's giving of notice of resignation, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent which shall be a commercial bank organized under the laws of the United States of America having combined capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor, such successor shall thereupon succeed to and become vested with all the rights, powers, discretion, privileges, and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation hereunder as Agent, the provisions of this Article XII shall continue in effect for its
                              -----------
benefit in respect of any actions taken or omitted to be taken by it while it was acting as Agent.

                                   ARTICLE XIII

                                  Miscellaneous
                                  -------------

      13.1  Assignments and Participations.
            ------------------------------

           (a) Each Lender may assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Loans, its Note and its Revolving Credit Commitment); provided, however, that

                (i)    each such assignment shall be to an Eligible Assignee;

                (ii) except in the case of an assignment to another Lender or an assignment of all of a Lender's rights and obligations under this Agreement, any such partial assignment shall be in an amount at least equal to $5,000,000 or an integral multiple of $5,000,000 in excess thereof;

                (iii) each such assignment by a Lender shall be of a constant, and not varying, percentage of all of its rights and obligations under this Agreement and the Notes (except that any assignment by Bank of America shall not include its rights, benefits or duties as the Issuing Bank);

                (iv) the parties to such assignment shall execute and deliver to the Agent for its acceptance an Assignment and Acceptance in the form of Exhibit B hereto, together with any Note subject to such assignment and a processing fee of $3,500; and

                (v) the Eligible Assignee shall execute and deliver to the Collateral Agents a supplement to the Intercreditor Agreement in form and substance acceptable to the Collateral Agents; and

      Upon execution, delivery, and acceptance of such Assignment and Acceptance, the assignee thereunder shall be a party hereto and, to the extent of such assignment, have the obligations, rights, and benefits of a Lender hereunder and the assigning Lender shall, to the extent of such assignment, relinquish its rights and be released from its obligations under this Agreement. Upon the consummation of any assignment pursuant to this Section, the assignor, the Agent and the Borrower shall make appropriate arrangements so that, if required, new Notes are issued to the assignor and the assignee. If the assignee is not incorporated under the laws of the United States of America or a state thereof, it shall deliver to the Borrower and the Agent certification as to exemption from deduction or withholding of Taxes in accordance with Section 6.6.
                                                 -----------

           (b)  The Agent shall maintain at its address referred to in Section
                                                                       -------
      13.2 a copy of each Assignment and Acceptance delivered to and accepted by
      ----
      it and a register for the recordation of the names and addresses of the Lenders and the Revolving Credit

      Commitments of, and principal amount of the Loans owing to, each Lender from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

           (c) Upon its receipt of an Assignment and Acceptance executed by the parties thereto, together with any Note subject to such assignment and payment of the processing fee, the Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit
                                                                        -------
      B hereto, (i) accept such Assignment and Acceptance, (ii) record the
      -
      information contained therein in the Register and (iii) give prompt notice thereof to the parties thereto.

           (d) Each Lender may sell participations to one or more Persons in all or a portion of its rights, obligations or rights and obligations under this Agreement (including all or a portion of its Revolving Credit Commitment or its Loans); provided, however, that (i) such Lender's
                                --------  -------
      obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the participant shall be entitled to the benefit of the yield protection provisions contained in Article VI
                                                                     ----------
      and the right of set-off contained in Section 13.3, and (iv) the Borrower
                                            ------------
      shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement, and such Lender shall retain the sole right to enforce the obligations of the Borrower relating to its Loans and its Note and to approve any amendment, modification, or waiver of any provision of this Agreement (other than amendments, modifications, or waivers decreasing the amount of principal of or the rate at which interest is payable on such Loans or Note, extending any scheduled principal payment date or date fixed for the payment of interest on such Loans or Note, or extending its Revolving Credit Commitment).

           (e) Notwithstanding any other provision set forth in this Agreement, any Lender may at any time assign and pledge all or any portion of its Loans and its Note to any Federal Reserve Bank as collateral security pursuant to Regulation A and any Operating Circular issued by such Federal Reserve Bank. No such assignment shall release the assigning Lender from its obligations hereunder.

           (f) Any Lender may furnish any information concerning the Borrower or any of its Subsidiaries in the possession of such Lender from time to time to assignees and participants (including prospective assignees and participants) to the extent such recipients agree to be bound by the terms of Section 13.16.
         -------------

           (g) Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and permitted assigns of such party and all covenants, provisions and agreements by or on behalf of the Borrower which are contained in the Loan Documents shall inure to the benefit of the successors and permitted assigns of the Agent, the Lenders, or any of them. The Borrower may not assign or otherwise transfer to any other Person any right, power, benefit, or privilege (or any interest therein) conferred hereunder or under any of the other Loan Documents, or delegate (by assumption or otherwise) to any other Person any duty, obligation, or liability arising hereunder or under any of the other Loan Documents, and any such purported assignment, delegation or other transfer shall be void.

      13.2   Notices. Any notice shall be conclusively deemed to have been
             -------
received by any party hereto and be effective (i) on the day on which delivered (including hand delivery by commercial courier service) to such party (against receipt therefor), (ii) on the date of transmission to such party, in the case of notice by telefacsimile (where the proper transmission of such notice is either acknowledged by the recipient or electronically confirmed by the transmitting device), or (iii) on the fifth Business Day after the day on which mailed to such party, if sent prepaid by certified or registered mail, return receipt requested, in each case delivered, transmitted or mailed, as the case may be, to the address or telefacsimile number, as appropriate, set forth below or such other address or number as such party shall specify by notice hereunder:

           (a)  if to the Borrower:

                Cone Mills Corporation
                3101 North Elm Street
                Greensboro, North Carolina 27415-6540
                Attn:  W. Scott Wenhold, Treasurer
                Telephone:     (336) 379-6098
                Telefacsimile: (336) 379-6043

                with a copy to:

                Cone Mills Corporation
                3101 North Elm Street
                Greensboro, North Carolina 27415-6540
                Attn:  Neil W. Koonce, Esq.
                Telephone:       (336) 379-6568
                Telefacsimile:   (336) 379-6972

           (b)  if to the Agent:

                Bank of America, N.A.
                901 Main Street
                TX1-492-14-11
                Dallas, Texas 75202-3714
                Attention: Molly J. Oxford
                Telephone: (214) 209-2627
                Telecopy: (214) 290-8367
                with a copy to:

                Bank of America, N.A.
                100 North Tryon Street, NC1-007-22-26
                Charlotte, North Carolina 28255
                Attention: John Register
                Telephone:       (704) 386-5390
                Telefacsimile:   (704) 386-7515

           (c)  if to the Lenders:

                At the addresses set forth on the signature pages hereof and on the signature page of each Assignment and Acceptance;

           (d) if to any other Credit Party, at the address set forth on the signature page of the Facility Guaranty or Security Document executed by such Credit Party, as the case may be.

      13.3  Right of Set-off; Adjustments.
            -----------------------------

           (a) Upon the occurrence and during the continuance of any Event of Default, each Lender (and each of its affiliates) is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender (or any of its affiliates) to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing under this Agreement and the Note held by such Lender, irrespective of whether such Lender shall have made any demand under this Agreement or such Note and although such obligations may be unmatured. Each Lender agrees promptly to notify the Borrower after any such set-off and application made by such Lender; provided, however, that the failure to give such notice shall not affect
      --------  -------
      the validity of such set-off and application. The rights of each Lender under this Section 13.3 are in addition to other rights and remedies
                 ------------
      (including, without limitation, other rights of set-off) that such Lender may have.

           (b) If any Lender (a "benefited Lender") shall at any time receive any payment of all or part of the Loans owing to it, or interest thereon, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of such other Lender's Loans owing to it, or interest thereon, such benefited Lender shall purchase for cash from the other Lenders a participating interest in such portion of each such other Lender's Loans owing to it, or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such benefited Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of the Lenders; provided,
                                                               --------
      however, that if all or any portion of such excess payment or benefits is
      -------
      thereafter recovered from such
      benefited Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest. The Borrower agrees that any Lender so purchasing a participation from a Lender pursuant to this Section 13.3 may, to the
                                                   ------------
      fullest extent permitted by law, exercise all of its rights of payment (including the right of set-off) with respect to such participation as fully as if such Person were the direct creditor of the Borrower in the amount of such participation.

      13.4 Survival. All covenants, agreements, representations and warranties
           --------
made herein shall survive the making by the Lenders of the Loans and the issuance of the Letters of Credit and the execution and delivery to the Lenders of this Agreement and the Notes and shall continue in full force and effect so long as any of Obligations remain outstanding or any Lender has any Revolving Credit Commitment hereunder or the Borrower has continuing obligations hereunder unless otherwise provided herein.

      13.5 Expenses. The Borrower agrees to pay on demand all costs and expenses
           --------
of the Agent and the Lenders in connection with the preparation, execution and delivery of this Agreement, the other Loan Documents, and the other documents to be delivered hereunder, including, without limitation, the reasonable fees and expenses of counsel for the Agent and each of the Lenders with respect thereto and with respect to advising the Agent and the Lenders as to their rights and responsibilities under the Loan Documents. The Borrower also agrees to pay on demand all costs and expenses of the Agent in connection with the syndication and administration and any modification or amendment of this Agreement, the other Loan Documents, and the other documents to be delivered hereunder, including, without limitation, the reasonable fees and expenses of counsel for the Agent. The Borrower further agrees to pay on demand all costs and expenses of the Agent and the Lenders, if any (including, without limitation, reasonable attorneys' fees and expenses and the cost of internal counsel), in connection with the enforcement (whether through negotiations, legal proceedings, or otherwise) of the Loan Documents and the other documents to be delivered hereunder.

      13.6 Amendments and Waivers. Any provision of this Agreement or any other
           ----------------------
Loan Document may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Borrower or other applicable Credit Party party to such Loan Document and either the Required Lenders or (as to Loan Documents other than the Credit Agreement) the Agent on behalf of the Required Lenders (and, if Article XII or the rights or duties of the Agent are affected
                 -----------
thereby, by the Agent); provided that no such amendment or waiver shall, unless
                        --------
signed by all the Lenders, (i) increase the Revolving Credit Commitments of the Lenders or the Total Revolving Credit Commitment, (ii) reduce the principal of or rate of interest on any Loan or any fees or other amounts payable hereunder,
(iii) postpone any date fixed for the payment of any scheduled installment of principal of or interest on any Loan or any fees or other amounts payable hereunder or for termination of any Revolving Credit Commitment, or (iv) change the percentage of the Revolving Credit Commitment or of the unpaid principal amount of the Notes, or the number of Lenders, which shall be required for the Lenders or any of them to take any action under this Section 13.6 or any other
                                                     ------------
provision of this Agreement or (v) release any Guarantor or all or any material portion of the Collateral except as otherwise permitted by the Loan Documents or
(vi) increase the amount of the Overadvance Basket or change any term relating thereto or (vii) modify the calculation of the Borrowing Base; and provided, further, that no such amendment or waiver that affects the rights,
--------  -------
privileges or obligations of the Issuing Bank as issuer of Letters of Credit, shall be effective unless signed in writing by the Issuing Bank. Notwithstanding the foregoing, each amendment, modification, supplement or restatement of any Loan Document shall also comply with the terms of Section 5.11 of the
                                                  ------------
Intercreditor Agreement.

      No notice to or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances, except as otherwise expressly provided herein. No delay or omission on any Lender's or the Agent's part in exercising any right, remedy or option shall operate as a waiver of such or any other right, remedy or option or of any Default or Event of Default.

      13.7 Counterparts; Facsimile Signatures. This Agreement may be executed in
           ----------------------------------
any number of counterparts, each of which when so executed and delivered shall be deemed an original, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such fully-executed counterpart. Signatures on communications and other documents may be transmitted by facsimile only with the consent of the Agent in its sole and absolute discretion in each instance. The effectiveness of any such signatures accepted by the Agent shall, subject to applicable law, have the same force and effect as manual signatures and shall be binding on all parties. The Agent may also require that any such signature be confirmed by a manually-signed hard copy thereof. Each party hereto hereby adopts as an original executed signature page each signature page hereafter furnished by such party to the Agent (or an agent of the Agent) bearing (with the consent of the Agent) a facsimile signature by or on behalf of such party. Nothing contained in this Section shall limit the provisions of Section 12.2.
              ------------

      13.8 Termination. The termination of this Agreement shall not affect any
           -----------
rights of the Borrower, the Lenders or the Agent or any obligation of the Borrower, the Lenders or the Agent, arising prior to the effective date of such termination, and the provisions hereof shall continue to be fully operative until all transactions entered into or rights created or obligations incurred prior to such termination have been fully disposed of, concluded or liquidated and the Obligations arising prior to or after such termination have been irrevocably paid in full. The rights granted to the Agent for the benefit of the Lenders under the Loan Documents shall continue in full force and effect, notwithstanding the termination of this Agreement, until all of the Obligations have been paid in full after the termination hereof (other than Obligations in the nature of continuing indemnities or expense reimbursement obligations not yet due and payable, which shall continue) or the Borrower has furnished the Lenders and the Agent with an indemnification satisfactory to the Agent and each Lender with respect thereto. Notwithstanding the foregoing, if after receipt of any payment of all or any part of the Obligations, any Lender is for any reason compelled to surrender such payment to any Person because such payment is determined to be void or voidable as a preference, impermissible setoff, a diversion of trust funds or for any other reason, this Agreement shall continue in full force and the Borrower shall be liable to, and shall indemnify and hold the Agent or such Lender harmless for, the amount of such payment surrendered until the Agent or such Lender shall have been finally and irrevocably paid in full. The provisions of the foregoing sentence shall be and remain effective notwithstanding any contrary action which may have been taken by the Agent or the Lenders in reliance upon such payment, and any such contrary action so taken shall be without prejudice to the Agent or the Lenders' rights under this Agreement and shall be deemed to have been conditioned upon such payment having become final and irrevocable.

      13.9 Indemnification; Limitation of Liability.
           ----------------------------------------

           (a) The Borrower agrees to indemnify and hold harmless the Agent and each Lender and each of their respective affiliates and their respective officers, directors, employees, agents, and advisors (each, an "Indemnified Party") from and against any and all claims, damages, losses, liabilities, costs, and expenses (including, without limitation, reasonable attorneys' fees (including the reasonably documented allocated cost of internal counsel) and settlement costs) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of (including, without limitation, in connection with any investigation, litigation, or proceeding or preparation of defense in connection therewith) the Revolving Credit Facility, the Loan Documents, any of the transactions contemplated herein or therein or the actual or proposed use of the proceeds of the Loans, except to the extent such claim, damage, loss, liability, cost, or expense is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party's gross negligence or willful misconduct. In the case of an investigation, litigation or other proceeding to which the indemnity in this Section 13.9 applies, such indemnity shall be effective whether or
           ------------
      not such investigation, litigation or proceeding is brought by the Borrower, its directors, shareholders or creditors or an Indemnified Party or any other Person or any Indemnified Party is otherwise a party thereto and whether or not the transactions contemplated hereby are consummated. The foregoing provisions of this Section 13.9(a) shall be in addition to
                                       ---------------
      any right that an Indemnified Party shall have at common law or otherwise. No Indemnified Party shall be liable for any damages arising from the use by others of information or other materials obtained through internet, Intralinks or other similar information transmission systems in connection with the Loan Documents, except to the extent that such liability is found in a final non-appealable judgment by a court of competent jurisdiction to have directly resulted from such Indemnified Party's gross negligence or willful misconduct. The Borrower agrees that no Indemnified Party shall have any liability (whether direct or indirect, in contract or tort or otherwise) to it, any of its Subsidiaries, any Guarantor, or any security holders or creditors thereof arising out of, related to or in connection with the transactions contemplated herein and in the other Loan Documents, except to the extent that such liability is found in a final non-appealable judgment by a court of competent jurisdiction to have directly resulted from such Indemnified Party's gross negligence or willful misconduct. The Borrower agrees not to assert any claim against the Agent, any Lender, any of their affiliates, or any of their respective directors, officers, employees, attorneys, agents, and advisers, on any theory of liability, for special, indirect, consequential, or punitive damages arising out of or otherwise relating to the Loan Documents, any of the transactions contemplated herein or therein or the actual or proposed use of the proceeds of the Loans.

           (b) Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in this Section 13.9 shall survive the payment in full of the Loans and all other amounts payable under this Agreement.

      13.10  Severability. If any provision of this Agreement or the other Loan
             ------------
Documents shall be determined to be illegal or invalid as to one or more of the parties hereto, then such provision shall remain in effect with respect to all parties, if any, as to whom such provision is neither illegal nor invalid, and in any event all other provisions hereof shall remain effective and binding on the parties hereto.

      13.11  Entire Agreement. This Agreement, together with the other Loan
             ----------------
Documents, constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all previous proposals, negotiations, representations, commitments and other communications between or among the parties, both oral and written, with respect thereto (except that those provisions (if any) which by the express terms of the commitment letter and joint investor letter, both dated as of January 14, 2000, executed by Bank of America and BAS and accepted by the Borrower, survive the closing of the Revolving Credit Facility and Letter of Credit Facility, shall survive and continue in effect).

      13.12  Agreement Controls. In the event that any term of any of the Loan
             ------------------
Documents other than this Agreement conflicts directly with any express term of this Agreement, the terms and provisions of this Agreement shall control to the extent of such conflict.

      13.13  Usury Savings Clause. Notwithstanding any other provision herein,
             --------------------
the aggregate interest rate charged under any of the Notes, including all charges or fees in connection therewith deemed in the nature of interest under applicable law shall not exceed the Highest Lawful Rate (as such term is defined below). If the rate of interest (determined without regard to the preceding sentence) under this Agreement at any time exceeds the Highest Lawful Rate (as defined below), the outstanding amount of the Loans made hereunder shall bear interest at the Highest Lawful Rate until the total amount of interest due hereunder equals the amount of interest which would have been due hereunder if the stated rates of interest set forth in this Agreement had at all times been in effect. In addition, if when the Loans made hereunder are repaid in full the total interest due hereunder (taking into account the increase provided for above) is less than the total amount of interest which would have been due hereunder if the stated rates of interest set forth in this Agreement had at all times been in effect, then to the extent permitted by law, the Borrower shall pay to the Agent an amount equal to the difference between the amount of interest paid and the amount of interest which would have been paid if the Highest Lawful Rate had at all times been in effect. Notwithstanding the foregoing, it is the intention of the Lenders and the Borrower to conform strictly to any applicable usury laws. Accordingly, if any Lender contracts for, charges, or receives any consideration which constitutes interest in excess of the Highest Lawful Rate, then any such excess shall be canceled automatically and, if previously paid, shall at such Lender's option be applied to the outstanding amount of the Loans made hereunder or be refunded to the Borrower. As used in this paragraph, the term "Highest Lawful Rate" means the maximum lawful interest rate, if any, that at any time or from time to time may be contracted for, charged, or received under the laws applicable to such Lender which are presently in effect or, to the extent allowed by law, under such applicable laws which may hereafter be in effect and which allow a higher maximum nonusurious interest rate than applicable laws now allow.

     13.14 Payments. All principal, interest, and other amounts to be paid by
           --------
the Borrower under this Agreement and the other Loan Documents shall be paid to the Agent at the Principal Office in Dollars and in immediately available funds, without setoff, recoupment, deduction or counterclaim. Subject to the definition of "Interest Period" herein, whenever any payment under this Agreement or any other Loan Document shall be stated to be due on a day that is not a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time in such case shall be included in the computation of interest and fees, as applicable, and as the case may be.

     13.15 Fees. The Borrower agrees to pay to the General Collateral Agent, for
           ----
its individual account, an annual agent's fee in such amount as shall be agreed to from time to time by the Borrower and the General Collateral Agent, not to exceed the fee customarily charged by the General Collateral Agent in similar transactions, such fee to be deemed and agreed by the Borrower to be earned upon payment and to be paid in one installment in advance on the date of this Agreement and on each anniversary date hereof with respect to the period commencing on the date hereof and continuing until the General Collateral Agent resigns or is removed as General Collateral Agent hereunder or the occurrence of the Termination Date, whichever shall first occur.

      13.16 Confidentiality. The Agent, each Lender and each of their respective
            ---------------
predecessors, successors and assignees (each, a "Lending Party") agrees to keep
                                                 -------------
confidential any information furnished or made available to it by the Borrower pursuant to this Agreement; provided that nothing herein shall prevent any
                            --------
Lending Party from disclosing such information (a) to any other Lending Party or any affiliate of any Lending Party, or any officer, director, employee, agent, or advisor of any Lending Party or affiliate of any Lending Party whom it determines has a reasonable need to be furnished such information and who agrees to be bound by the terms of this Section 13.16, (b) to any other Person who
                                 -------------
agrees to be bound by the terms of this Section 13.16 if such disclosure is
                                        -------------
reasonably incidental to the administration of the Revolving Credit Facility or Letter of Credit Facility, (c) as required by any law, rule, or regulation, (d) upon a request or requirement (orally or in writing, by interrogatory, court order, subpoena, administrative proceeding, civil investigatory demand, or any similar legal process) of any court or administrative agency, governmental authority or civil litigant (each Lending Party, however, shall to the extent permitted by law and as promptly as practicable, notify Borrower prior to such disclosure so that the Borrower may seek at the Borrower's sole expense a protective order or other appropriate remedy), (e) upon the request or demand of any regulatory agency or authority, (f) that is or becomes available to the public or that is or becomes available to any Lending Party other than as a result of a disclosure by any Lending Party prohibited by this Agreement, (g) to the extent necessary in connection with the exercise of any remedy under this Agreement or any other Loan Document, and (h) subject to provisions substantially similar to those contained in this Section, to any actual or proposed participant or assignee.

      13.17  Governing Law; Waiver of Jury Trial.
             -----------------------------------

           (a) THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (OTHER THAN THOSE SECURITY DOCUMENTS WHICH EXPRESSLY PROVIDE THAT THEY SHALL BE GOVERNED BY THE LAWS OF ANOTHER JURISDICTION) SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NORTH CAROLINA APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH STATE.

           (b) THE BORROWER HEREBY EXPRESSLY AND IRREVOCABLY AGREES AND CONSENTS THAT ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREIN MAY BE INSTITUTED IN ANY STATE OR FEDERAL COURT SITTING IN THE COUNTY OF MECKLENBURG, STATE OF NORTH CAROLINA, UNITED STATES OF AMERICA AND, BY THE EXECUTION AND DELIVERY OF THIS AGREEMENT, THE BORROWER EXPRESSLY WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE IN, OR TO THE EXERCISE OF JURISDICTION OVER IT AND ITS PROPERTY BY, ANY SUCH COURT IN ANY SUCH SUIT, ACTION OR PROCEEDING, AND THE BORROWER HEREBY IRREVOCABLY SUBMITS GENERALLY AND UNCONDITIONALLY TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUCH SUIT, ACTION OR PROCEEDING.

           (c) THE BORROWER AGREES THAT SERVICE OF PROCESS MAY BE MADE BY PERSONAL SERVICE OF A COPY OF THE SUMMONS AND COMPLAINT OR OTHER LEGAL PROCESS IN ANY SUCH SUIT, ACTION OR PROCEEDING, OR BY REGISTERED OR CERTIFIED MAIL (POSTAGE PREPAID) TO THE ADDRESS OF THE BORROWER PROVIDED IN SECTION 13.2, OR BY ANY OTHER METHOD OF SERVICE PROVIDED FOR UNDER THE
         ------------
      APPLICABLE LAWS IN EFFECT IN THE STATE OF NORTH CAROLINA.

           (d)  NOTHING CONTAINED IN SUBSECTIONS (b) OR (c) HEREOF SHALL
                                     ---------------    ---
      PRECLUDE THE AGENT OR ANY LENDER FROM BRINGING ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENT IN THE COURTS OF ANY JURISDICTION WHERE THE BORROWER OR ANY OF THE BORROWER'S PROPERTY OR ASSETS MAY BE FOUND OR LOCATED. TO THE EXTENT PERMITTED BY THE APPLICABLE LAWS OF ANY SUCH JURISDICTION, THE BORROWER HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT AND EXPRESSLY WAIVES, IN RESPECT OF ANY SUCH SUIT, ACTION OR PROCEEDING, OBJECTION TO THE EXERCISE OF JURISDICTION OVER IT AND ITS PROPERTY BY ANY SUCH OTHER

      COURT OR COURTS WHICH NOW OR HEREAFTER MAY BE AVAILABLE UNDER APPLICABLE LAW.

           (e) IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS OR REMEDIES UNDER OR RELATED TO ANY LOAN DOCUMENT OR ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR THAT MAY IN THE FUTURE BE DELIVERED IN CONNECTION THEREWITH, THE BORROWER, THE AGENT AND THE LENDERS HEREBY AGREE, TO THE EXTENT PERMITTED BY APPLICABLE LAW, THAT ANY SUCH ACTION, SUIT OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY AND HEREBY IRREVOCABLY WAIVE, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT SUCH PERSON MAY HAVE TO TRIAL BY JURY IN ANY SUCH ACTION, SUIT OR PROCEEDING.

           (f) THE BORROWER HEREBY EXPRESSLY WAIVES ANY OBJECTION IT MAY HAVE THAT ANY COURT TO WHOSE JURISDICTION IT HAS SUBMITTED PURSUANT TO THE TERMS HEREOF IS AN INCONVENIENT FORUM.


                         [Signatures on following pages]

         IN WITNESS WHEREOF, the parties hereto have caused this instrument to be made, executed and delivered by their duly authorized officers as of the day and year first above written.


                                     CONE MILLS CORPORATION



                                     By:______________________________________
                                     Name:  Gary L. Smith
                                     Title: Executive Vice President and
                                     Chief Financial Officer


                                     BANK OF AMERICA, N.A.,
                                     as Agent for the Lenders



                                     By:______________________________________
                                     Name:  Phifer Helms
                                     Title: Managing Director

                                      0-1

                                     BANK OF AMERICA, N.A.



                                     By:______________________________________
                                     Name:  Phifer Helms
                                     Title: Managing Director


                                     Lending Office for Base Rate Loans:
                                         Bank of America, N.A.
                                         101 North Tryon Street, 15th Floor
                                         NC1-001-15-04
                                         Charlotte, North Carolina  28255
                                         Attention: CCS/Agency Services
                                         Telephone: (704) 386-9368
                                         Telefacsimile: (704) 409-0012

                                     Wire Transfer Instructions:
                                         Bank of America, N.A.
                                         ABA# 053000196
                                         Account No.: 1366212250600
                                         Reference: Cone Mills Corporation
                                         Attention: CCS/Agency Services


                                     Lending Office for Eurodollar Rate Loans:
                                         Bank of America, N.A.
                                         101 North Tryon Street, 15th Floor
                                         NC1-001-15-04
                                         Charlotte, North Carolina  28255
                                         Attention: CCS/Agency Services
                                         Telephone: (704) 386-9368
                                         Telefacsimile: (704) 409-0012

                                     Wire Transfer Instructions:
                                         Bank of America, N.A.
                                         ABA# 053000196
                                         Account No.: 1366212250600
                                         Reference: Cone Mills Corporation
                                         Attention: CCS/Agency Services

                                      0-2

                                     FIRST UNION NATIONAL BANK


                                     By:____________________________________
                                     Name:  Roger Pelz
                                     Title: Senior Vice President


                                     Lending Office for Base Rate Loans:
                                         First Union National Bank
                                         201 South College Street
                                         Charlotte, North Carolina 28288
                                         Attention:  Gary Burkart
                                         Telephone:  (704) 374-6613
                                         Telefacsimile: (704) 383-7999

                                     Wire Transfer Instructions:
                                         First Union National Bank
                                         ABA# 053 000219
                                         Account No.:  1459168109011
                                         Reference:  Cone Mills
                                         Attention:  Gary Burkart


                                     Lending Office for Eurodollar Rate Loans:
                                         First Union National Bank
                                         201 South College Street
                                         Charlotte, North Carolina 28288
                                         Attention:  Gary Burkart
                                         Telephone:  (704) 374-6613
                                         Telefacsimile: (704) 383-7999

                                     Wire Transfer Instructions:
                                         First Union National Bank
                                         ABA# 053 000219
                                         Account No.:  1459168109011
                                         Reference:  Cone Mills
                                         Attention:  Gary Burkart

                                      0-3

                                     WACHOVIA BANK, N.A.



                                     By:____________________________________
                                     Name:__________________________________
                                     Title:_________________________________


                                     Lending Office for Base Rate Loans:
                                         Wachovia Bank, N.A.
                                         100 N. Main Street
                                         Winston-Salem, NC 27150
                                         Attention: Lisa Crabb or Janet Yates
                                         Telephone: 336-732-6609 or -5181
                                         Telefacsimile: 336-732-3257

                                     Wire Transfer Instructions:
                                         Wachovia Bank, N.A.
                                         ABA# 0531 00494
                                         Account No.:  8791-998539
                                         Reference: Loan Proceeds for Cone Mills
                                         Attention: Agency Services


                                     Lending Office for Eurodollar Rate Loans:
                                         Wachovia Bank, N.A.
                                         100 N. Main Street
                                         Winston-Salem, NC 27150
                                         Attention: Lisa Crabb or Janet Yates
                                         Telephone: 336-732-6609 or -5181
                                         Telefacsimile: 336-732-3257

                                     Wire Transfer Instructions:
                                         Wachovia Bank, N.A.
                                         ABA# 0531 00494
                                         Account No.:  8791-998539
                                         Reference: Loan Proceeds for Cone Mills
                                         Attention: Agency Services

                                      0-4

                                     SUNTRUST BANK



                                     By:____________________________________
                                     Name:__________________________________
                                     Title:_________________________________


                                     Lending Office for Base Rate Loans:
                                         SunTrust Bank
                                         25 Park Place, 21st Floor, MC-1941
                                         Atlanta, Georgia 30303
                                         Attention: Michelle Wood-Welch
                                         Telephone: (404) 588-8038
                                         Telefacsimile: (404) 230-1940

                                     Wire Transfer Instructions:
                                         SunTrust Bank
                                         ABA#  061-000-104
                                         Account No.: 9088000112
                                         Reference: Cone Mills
                                         Attention: Corporate Banking Operations
                                                    Support (Patrice Ransom)


                                     Lending Office for Eurodollar Rate Loans:
                                         SunTrust Bank
                                         25 Park Place, 21st Floor, MC-1941
                                         Atlanta, Georgia 30303
                                         Attention: Michelle Wood-Welch
                                         Telephone: (404) 588-8038
                                         Telefacsimile: (404) 230-1940

                                     Wire Transfer Instructions:
                                         SunTrust Bank
                                         ABA#  061-000-104
                                         Account No.: 9088000112
                                         Reference: Cone Mills
                                         Attention: Corporate Banking Operations
                                                    Support (Patrice Ransom)

                                      0-5

                                     MORGAN GUARANTY TRUST COMPANY
                                     OF NEW YORK


                                     By:____________________________________
                                     Name:__________________________________
                                     Title:_________________________________


                                     Lending Office for Base Rate Loans:
                                         Morgan Guaranty Trust Company of
                                         New York
                                         60 Wall Street
                                         New York, New York
                                         Attention: Corrine Schoeb
                                         Telephone: 302-634-1836
                                         Telefacsimile: 302-634-4300

                                     Wire Transfer Instructions:
                                         Morgan Guaranty Trust Company of
                                         New York
                                         ABA# 021-000-238
                                         Account No.:  999-99-090
                                         Reference: Cone Mills Corp.
                                         Attention: Unit # 8

                                     Lending Office for Eurodollar Rate Loans:
                                         Morgan Guaranty Trust Company of
                                         New York
                                         60 Wall Street
                                         New York, New York
                                         Attention: Corrine Schoeb
                                         Telephone: 302-634-1836
                                         Telefacsimile: 302-634-4300

                                     Wire Transfer Instructions:
                                         Morgan Guaranty Trust Company of
                                         New York
                                         ABA# 021-000-238
                                         Account No.: 999-99-090
                                         Reference: Cone Mills Corp.
                                         Attention: Unit # 8

                                    EXHIBIT H

                             Compliance Certificate

Bank of America, N.A.,
as Agent
901 Main Street
TX1-492-14-11
Dallas, Texas 75202-3714
Attention: Agency Services
Telefacsimile:  (214)290-8367

Bank of America, N.A.,
as Agent
100 North Tryon Street
NC1-007-22-26
Charlotte, North Carolina 28255
Attention: John Register
Telefacsimile: (704) 386-7515

      Reference is hereby made to the Credit Agreement dated as of January 28, 2000 (as amended, the "Agreement") among Cone Mills Corporation, a North Carolina corporation (the "Borrower"), the Lenders (as defined in the Agreement) and Bank of America, N.A., as Agent for the Lenders ("Agent"). Capitalized terms used but not otherwise defined herein shall have the respective meanings therefor set forth in the Agreement. The undersigned, a duly authorized and acting Authorized Representative, hereby certifies to you as of __________ (the "Determination Date") as follows:

1.    Calculations:

I.    Compliance with Section 10.1(a): Consolidated Net Worth

      A.    Consolidated Net Worth                                   $__________

      Required: The Consolidated Net Worth as of each date set forth below must exceed the amount set forth opposite such date:

      Date                                    Consolidated Net Worth
      ----                                         Must Exceed
                                              ----------------------

September 30, 2001                                 $90,000,000
December 30, 2001                                  $70,000,000
March 31, 2002                                     $67,000,000
June 30, 2002                                      $67,000,000
September 29, 2002                                 $68,000,000
December 29, 2002                                  $68,500,000

                                      0-1

II.   Compliance with Section 10.1(c): Consolidated Interest Coverage Ratio

      A.    Consolidated EBITDA
            1.    Consolidated Net Income (as calculated
                  in the definition thereof, including certain
                  exclusions therefrom)                               $_________
            2.    Consolidated Interest Expense (as
                  calculated in the definition thereof)               $_________
            3.    Taxes on income                                     $_________
            4.    Amortization                                        $_________
            5.    Depreciation                                        $_________
            6.    non-cash charges otherwise deducted
                  in calculating Consolidated Net Income
                  resulting from FASB No. 88,
                  FASB No. 106 Adjustments,
                  FASB No. 112 Adjustments
                  or FASB No. 121 Adjustments                         $_________
            7.    Non-cash Restructuring Charges                      $_________
            8.    Consolidated EBITDA
                  (sum of A.1, A.2, A.3, A.4, A.5.,
                  A.6 and A.7)                                        $_________

      B.    Consolidated Interest Expense
            1.    Debt discounts                                      $_________
            2.    Fees in connection with Indebtedness                $_________
            3.    Payments in connection with Capital Leases          $_________
            4.    Net cash financing costs in connection
                  with any Securitization Transaction                 $_________
            5.    Consolidated Interest Expense
                  (sum of B.1, B.2, B.3 and B.4)                      $_________

      C. Consolidated Interest Coverage Ratio: The ratio of the Consolidated EBITDA (II.A.8) to Consolidated Interest Expense (II.B.5) is ______ to 1.00.

      Required: The Consolidated Interest Coverage Ratio for a Four-Quarter
                Period ending during the applicable period must exceed the corresponding ratio:

      Four-Quarter Period Ending             Consolidated Interest
                                                 Coverage Ratio
                                                  Must Exceed
      --------------------------             ---------------------
      September 30, 2001                          0.96 to 1.00

                                      0-2

           Four-Quarter Period Ending                     Consolidated Interest
                                                          Coverage Ratio
                                                          Must Exceed
           --------------------------                     ---------------------

           December 30, 2001                              0.73 to 1.00
           March 31, 2002                                 0.71 to 1.00
           June 30, 2002                                  1.15 to 1.00
           September 29, 2002                             1.34 to 1.00
           December 29, 2002                              1.74 to 1.00

III.  Compliance with Section 10.1(d): Consolidated EBITDA

      Consolidated EBITDA (from II.A.8 above) for the most recent
      Fiscal Quarter                                                   $________

      Required: The Consolidated EBIDTA for a Four-Quarter Period ending during the applicable period must exceed the corresponding amount:

           Four-Quarter                                  Consolidated EBITDA
           Period Ending                                   Must Exceed

           September 30, 2001                              $20,500,000
           December 30, 2001                               $15,500,000
           March 31, 2002                                  $15,000,000
           June 30, 2002                                   $23,500,000
           September 29, 2002                              $29,500,000
           December 29, 2002                               $38,000,000

IV.   Compliance with Section 10.3: Capital Expenditures

      A.    U.S. Capital Expenditures                                  $________

      Required: U.S. Capital Expenditures must not exceed $10,000,000 in any Fiscal Year.

                                      0-3

      B.    Mexican Capital Expenditures                               $________

      Required: Mexican Capital Expenditures must not exceed $200,000 in any Fiscal Year.

V.    Compliance with Section 10.7(g): Investments in Altamira, Mexico site:

      A.    Altamira, Mexico site investments                          $________

      Required: Investments made relating to Altamira, Mexico site for the following periods must not exceed the corresponding amounts:

         Fiscal Year Ending:                               Mexican Investments
         ===================                                  Not to Exceed:
                                                           -------------------
         December 30, 2001                                     $2,700,000
         =================                                     ==========

         December 29, 2002                                       $500,000
         =================                                       ========

2.    No Default

           A. Since __________ (the date of the last similar certification), (a) the Borrower has not defaulted in the keeping, observance, performance or fulfillment of its obligations pursuant to any of the Loan Documents; and
      (b) no Default or Event of Default specified in Article XI of the Agreement has occurred and is continuing.

           B. If a Default or Event of Default has occurred since __________ (the date of the last similar certification), the Borrower proposes to take the following action with respect to such Default or Event of
      Default:
      __________________________________________
      ______________________________________________________________________.
      (Note, if no Default or Event of Default has occurred, insert "Not Applicable").

      The Determination Date is the date of the last required financial statements submitted to the Lenders in accordance with Section 9.1 of the Agreement.

                                      0-4

         IN WITNESS WHEREOF, I have executed this Certificate this _____ day of __________, 20__.

                                          CONE MILLS CORPORATION

                                          By:
                                               Authorized Representative

                                          Name:

                                          Title:

                                      0-5

                                    EXHIBIT N

                         Real Properties to be Appraised

                                      0-6

Cone Mills Corporation
Real Property List
November 9, 2001

Land and Buildings in Alamance County, NC
--------------------------------------------------------------------------------

Buildings
---------
Granite Plant/Whse Bldg (495,114 SF) - E Main St Hwy 70
Granite Office Bldg (3,450 SF) Hwy 70A
  Subtotal Granite Buildings

Warehouse Area Land
-------------------
15 Acres at Granite Plant Site  E Main St Hwy 70
13 Acres Land E Main St Hwy 70 (used for parking trailers and storage) ..05 Acres Commercial Land VL Off Hwy 70A
1.5 Acres Commercial Land - VL HWY 70A
..16 Acres Commercial Land - VL HWY 70A
..23 Acres BL HWY 70A - Land Only
..74 Acres 11F Commercial Lot HWY 49/70
..44 Acre- Commercial Lot Gravel St

Other Nearby Land
-----------------
2 acres Residential Haw River Frontage Land Off Boundary Street
1 Acre Residential Land Off Boundary Street
  Subtotal Granite Land

8.58 Acres Partially Fronting on Stone St Outside City Limits
6.37 Acres 4PRD Fronting on Stone St Inside City Limits
21.38 Acres Not Fronting on Stone St Poor Access Inside City Limits


White Oak Plant Land and Buildings - Guilford County, NC
--------------------------------------------------------------------------------

Buildings
---------
White Oak Plant Buildings (1,567,457 SF)
Water Filtration Plant/Underground Water Tanks at NW corner of
  Cone Blvd/Church St
   SubTotal White Oak Buildings

Land around and associated with the White Oak Plant
---------------------------------------------------
..25 Acres - SW corner of 1212 12th St/Fairview St - vacant residential lot
..25 Acres - SW corner of 1214 12th St/Fairview St - vacant residential lot
1.79 Acres SW Corner of 2505-2511 Fairview/14th St (vacant land beside Fairview Rec center)
2.6 Acres SW Corner 2501-2505 Fairview/16th St (vacant land part used as overflow parking)
5.3 Acres between 1701-1707 Fairview and between Yanceyville St (old steam line to Printworks)
..21 Acres of Print Works Land Tract Allocated to WO Waste Water Treatment Plant
  on Books
53.41 Acres-2420 Fairview - this is the actual land where the White Oak Plant is located
2.55 Acres 2429 Fairview Street at White Oak Power Plant
..26 Acres 2429 Fairview Street at White Oak Power Electric Shop
8.94 Acres-2420 R1 Fairview St (between Plant and West Side of Buffalo Creek WO Waste Water Treatment
4.59 Acres East Side of 2100 Fairview Street just south of WO plant (used for parking)

                                       0-7

3.85 Acres-East Side of 2200 Fairview Street just south of tract 255-95-1 (used for parking)
3.20 Acres-East Side of 2300 Fairview Street just south of tract 255-96-1 vacant land
3.5 Acres- SW Corner of 1506 16th Street/Summit Avenue - vacant land
3.64 Acres-2401-2409 Summit Avenue (south of tract 255-116-1) - vacant land
5 Acres- 2301 Summit Avenue (south of tract 255-117-1) - vacant land
1.5 acres on NW Corner of 16th St/Summit Ave - vacant residential land
10.37 Acres 2201 Summit Ave (mostly flood plain land along Buffalo Cr south of tract 255-118-1)
10.89 Acres 1301 on North Side of 16th Street and Part of Old WO Lake Allocated to WO Plant
10.89 Acres 1301 on North Side of 16th Street and Part of Old WO Lake Allocated to WO Water Pl.
12.03 Acres 1301 on North Side of 16th Street and Part of Old WO Lake Allocated to WO Power Pl.
52.6 Acres - Summit Ave behind White Oak going south from Buffalo Creek 1700-2300 Upland Dr
8.58 Acres 1700-2300 Upland Drive at White Oak Power Plant
8.58 Acres 1700-2300 Upland Drive at White Oak Waste Water Treatment Plant 1.
86 Acres 1519 Kay Street - vacant land (Kay St is not extended through to this land)
3.43 Acres on NW corner of 2701 N Church Street and Cone Blvd (WO water filtration plant)


Transportation/Proximity Plant Land and Buildings - Guilford County, NC
--------------------------------------------------------------------------------

Buildings
---------
Transportation Building (57,120 SF) /Service Garage (18,510 SF) on Corner of
  Maple St/Wendover Ave
Greensboro Sample Whse (96,007 SF) /Cotton Whse 30,961 SF) at SW Corner 1201
  Maple/Meadow St

Land
----
33.44 Acres Remaining Land on NW Corner of Maple St/Wendover Ave
4.56 Acres 1407 Yanceyville St (west side of Yanceyville St) - mostly bad topography
1.69 Acres -1100 Maple Street (Land where Transportation Building is located )
2.0 Acres 1100 Maple Street (Land where Greensboro Storage Warehouse is located) ..39 Acres Corner Yanceyville St/1416 Cypress St - bad typography Betty Trogdon's dad lives next door


Printworks Land and Buildings - Guilford County, NC
--------------------------------------------------------------------------------
Old Print Works Bldg (453,448 SF) - has been unused for about 4 years and is in very bad shape
16.68 Acres On Fairview St Print Works Site


Rebond Land and Buildings - Guilford County, NC
--------------------------------------------------------------------------------
Rebond Warehouse Building (160,018 SF) 1601 Yanceyville St (where Cypress St runs into Yanceyville St)
Central Lift Truck Repair Building (12,511 SF) on 1600 Yanceyville Street beside
  Rebond
8.84 Acres Rebond Land 1601 Yanceyville St
2.40 Acres Rebond Land 1601 Yanceyville St (incl .24 acres w/ water tower on east side of Yanceyville)
3.76 Acres Land 1600 Yanceyville Street around Central Lift Truck Building


Salisbury Land and Buildings - Rowan County, NC
--------------------------------------------------------------------------------

Buildings
---------
Salisbury Plant 417,091 SF Closed in Spring 1999
Salisbury Warehouse (This Warehouse was sold on 5/29/01)

                                      0-8

Land
----
14.69 Acres South Railroad Street - This is the Salisbury Plant Land
6.478 Acres near Vance Street - This land is beside Town Creek and has no road access
..2 Acres Off Ryan Street - Site of old unused pump house on West side Town Creek with no road access
Approx .2 Acres 105 Crawford Street - Part of paved parking lot for plant
Approx .3 Acres 111 Crawford Street - Part of paved parking lot for plant
Approx .3 Acres 117 Crawford Street - this is a grassy lot between two old mill houses
Approx .2 Acres 46 Hill Street - Part of paved parking lot for plant
Approx 1.2 Acres 48, 50, 52, 54, 56 Hill Street - Part of paved parking lot for plant
Approx .25 Acres 107 Crawford Street - Part of paved parking lot for plant
Approx .25 Acres 109 Crawford Street - Part of the paved parking lot for plant


Cliffside Plant Land and Buildings - Rutherford County, NC
--------------------------------------------------------------------------------

Buildings
---------
Cliffside Weave Plant (339,970 SF) Hwy 221A Mooresboro, NC
Old Cliffside Yarn Plant (662,494 SF) 272 Old Main Street, Cliffside NC Office Bldg (3,375 SF) at Old Cliffside Yarn Plant N. Main Street
    Total Cliffside Buildings


Land at Cliffside Weave Plant
-----------------------------
35 Acres Improved Land at Cliffside Weave Plant Wiseman St, Hwy 221A 174
..55 Acres Land Surrounding Cliffside Weave Plant Wiseman St, Hwy 221A
20 Acres Condrey Tr. 2nd St
8.87 Acres Green & Laurel St.
2.83 Acres Pea Ridge Road (appraisal says this tract is 11.6 acres, but I think it is wrong)
12.33 Acres Hwy 120 & Stimson Street (incl. park improvements with a $13,520 prop tax value)
..53 Acres Near Cliffside Weave Plant Hwy 221 A
..63 Acres Near Cliffside Weave Plant Hwy 221A
30.28 Acres Fairview St.
16.04 Acres Riverside St
1.83 Acres Hwy 221A
35 Acres Near Cliffside Weave Plant Near 221A


Land at Old Cliffside Yarn Plant
--------------------------------
34.56 Acres at Old Cliffside Yarn Plant, 272 Old Main Street, Cliffside NC
..97 Acres N. Main Street (this is the land around the office building at the
  Cliffside Yarn Plant)
1.6 Acres 16 Reservoir Street
..91 Acres 25th Avenue East
..59 Acres 20 Reservoir Street
1.05 Acres 41 N Main Street
1.53 Acres Main Road (includes Cone memorial clock with a $500 prop tax value )
1.24 Acres 36 N Main Street
1.19 Acres Oakland Avenue
..41 Acres 8 Reservoir Drive
..32 Acres 26 N Main Street
4.44 Acres12 Goforth Street
20 Acres 8 West Riverside Street

                                      0-9

..94 Acres (includes the rescue squad house with a $5,000 prop tax value) ..19 Acres 16 Church Street (residential lot)


Haynes Plant Land and Building - Rutherford County, NC
--------------------------------------------------------------------------------

Building
--------
Haynes Bldg (465,049 SF) Hwy 221A (2401 Ellenboro Henrietta Rd) Ellenboro NC


Land Near Haynes Plant Hwy 221A Ellenboro-Henrietta Road
--------------------------------------------------------
4.45 Acres-Hazel St
2.37 Acres-5E Haynes St
2.86 Acres- 8W Haynes St
10.10 Acres- W. Haynes St. (includes a water storage tank/gazebo with a $4,500 prop tax value)
17.59 Acres- Hwy 221A (11 acres of this was sold in 2001)
4.34 Acres- Cone Street
31.79 Acres Hwy 211 at Haynes Plant


Florence Plant Land and Building - Rutherford County, NC
--------------------------------------------------------------------------------

Building
--------
Florence Plant Building (205,499 SF) 186 Mill Street Forest City, NC


Land at Florence Plant
----------------------
5 acres Florence Plant Land Between Depot and Mill Streets
..2 Acres SW and SE Corners of Florence Street and Horvath Street
1.1 Acres SW Corner Depot Street and Green street (contains spur track) 1 Acre NW Corner Depot Street and Green street
1 Acre NE Corner 107 Mill Street and Florence Street


Jacquard Plant Land and Building - Rutherford County, NC
--------------------------------------------------------------------------------
Jacquard Plant Building (137,310 SF) Hwy 221A Forest City, NC
96.40 Acres land surrounding the plant - Hwy 221A, Forest City, NC


Carlisle Plant Land Building - Union County, SC
--------------------------------------------------------------------------------
Carlisle Finishing Building (779,906 SF)
186 Acres surrounding the Carlisle Plant
718 Acres (about 350 Acres Developable)
5.5 Acres and the Guest House


Raytex Plant Land and Building - Marion County, SC
--------------------------------------------------------------------------------
Raytex Plant Building (297,748 SF) Closed March 2001
33.942 Acres of Land
Land Improvements

                                      0-10

                                    EXHIBIT O

                 Form of Certificate regarding Excess Cash Flow


Bank of America, N.A.,
as Agent
901 Main Street
TX1-492-14-11
Dallas, Texas 75202-3714
Attention:      Agency Services
Telefacsimile:  (214)290-8367

Bank of America, N.A.,
as Agent
100 North Tryon Street
NC1-007-22-26
Charlotte, North Carolina 28255
Attention: John Register
Telefacsimile: (704) 386-7515

         Reference is hereby made to the Credit Agreement dated as of January 28, 2000 ( as amended, the "Agreement") among Cone Mills Corporation, a North Carolina corporation (the "Borrower"), the Lenders (as defined in the Agreement) and Bank of America, N.A., as Agent for the Lenders ("Agent"). Capitalized terms used but not otherwise defined herein shall have the respective meanings therefor set forth in the Agreement. The undersigned, a duly authorized and acting Authorized Representative, hereby certifies to you as of __________ (the "Determination Date") as follows:

1.    Calculations (for Two-Quarter Period ending on Determination Date):

      A.    Consolidated EBITDA                        $__________

      B.    Projected Consolidated EBITDA              $__________

      C.    Difference of 1.A minus 1.B                             $__________

      D.    Projected PBGC Payments                    $__________*

      E.    Actual PBGC Payments                       $__________*

      F.    Difference of 1.D minus 1.E                             $__________*

      G.    Projected Non-Cash LIFO Adjustments                     $__________

---------------
      * Only for the Two-Quarter Period ending June 30, 2002

                                      0-11

      H.    Actual Non-Cash LIFO Adjustments           $__________

      I.    1.G minus 1.H                                           $__________

      J.    1.C [plus 1.F*] plus 1.H                                $__________

      K.    Excess Cash Flow
            (Greater of 1.J and $0)                                 $__________


            The Determination Date is the date of the last required financial statements submitted to the Lenders in accordance with Section 9.1 of the
                                                             -----------
      Agreement.

            IN WITNESS WHEREOF, I have executed this Certificate this ___ day of ___________, 20___.


                                          CONE MILLS CORPORATION

                                          By: _______________________________
                                                 Authorized Representative

                                          Name: ____________________________
                                          Title: _____________________________

---------------
      * Only for the Two-Quarter Period ending June 30, 2002

                                      0-12

                                    EXHIBIT P

                            Imprest/Payroll Accounts


Account Holder             Account Name                  Bank                   Type                   A/C Number          State

Cone Mills Corporation     Cone Mills Corporation        Arthur State Bank      Imprest Account        95113064            SC

Cone Mills Corporation     Cone Mills Corporation        Fist Citizens Bank     Imprest Account        4451203280          NC

Cone Mills Corporation     Cone Mills Corporation        European American      Imprest Account        29029063            NY
                                                         Bank

Cone Mills Corporation     Cone Mills Corporation        Mutual Community       Imprest Account        20069412            NC
                                                         Savings

Cone Mills Corporation     Cone Mills Hourly Payroll     First Union            ZBA Account for        2079900014206       NC
                                                                                Hourly Payroll

Cone Mills Corporation     Cone Mills Insurance          First Union            ZBA Account for        2072087403180       NC
                           Account                                              Blue Cross

Cone Mills Corporation     Cone Mills Salary Payroll     Bank of America        Payroll Account        TBD                 TX


                        DEPOSIT ACCOUNT CONTROL AGREEMENT

                           (PRIORITY COLLATERAL AGENT)



THIS DEPOSIT ACCOUNT CONTROL AGREEMENT (this "Control Agreement") is made and entered into as of December 1, 2001 by and among CONE MILLS CORPORATION, a North Carolina corporation (the "Borrower"), BANK OF AMERICA, N.A. (the "Depositary Institution"), EACH OF THE UNDERSIGNED SUBSIDIARIES OF THE BORROWER (each a "Subsidiary Grantor"), and BANK OF AMERICA, N.A., as Priority Collateral Agent (in such capacity, the "Priority Collateral Agent") for each of the Priority Secured Parties, as defined in the Priority Security Agreement dated as of January 28, 2000, among the Borrower, the Subsidiary Grantors parties thereto and the Priority Collateral Agent (such Priority Security Agreement, as amended, restated, supplemented, amended and restated or otherwise modified from time to time, being referred to as the "Priority Security Agreement"). Reference is made to the Intercreditor Agreement (as defined in the Priority Security Agreement) and the Credit Agreement (as defined in the Intercreditor Agreement). All capitalized terms used but not otherwise defined herein shall have the respective meanings assigned thereto in the Priority Security Agreement or, if not defined therein, the respective meanings assigned thereto in the Intercreditor Agreement or if not defined therein, the respective meanings assigned thereto in the Credit Agreement.


                              W I T N E S S E T H:
                              --------------------

      WHEREAS, the Depositary Institution has established the deposit accounts more specifically identified on Exhibit A hereto in the name of the Borrower or
                                ---------
one or more Subsidiary Grantors (such accounts, as they may be renumbered or retitled from time to time, being referred to as the "Existing Accounts"); and

      WHEREAS, as collateral security for the payment and performance of all Priority Senior Obligations, all Guarantor's Obligations incurred with respect to the Priority Senior Obligations, and all obligations and liabilities under the Priority Security Agreement, the Borrower and each Subsidiary Grantor has granted to the Priority Collateral Agent for the benefit of the Priority Secured Parties a security interest in the Deposit Accounts (as defined below), including the Existing Accounts, pursuant to the Priority Security Agreement; and

      WHEREAS, in furtherance of such security interest, the Priority Collateral Agent, the Borrower, each Subsidiary Grantor and the Depositary Institution are entering into this Control Agreement to grant to the Priority Collateral Agent control of the Deposit Accounts within the meaning of Article 9 of the UCC (as hereinafter defined);

      NOW, THEREFORE, in further consideration of the premises and the mutual covenants contained herein, the parties hereto agree as follows:

      1.  Account Identification. This Control Agreement applies to the Existing
          ----------------------
Accounts and to each other account (except any Securitization Deposit Account or Imprest/Payroll Account, as defined below) now or hereafter established with the Depositary Institution by or on behalf of the Borrower or any Subsidiary Grantor, including all funds on deposit therein or credited thereto (the Existing Accounts and such other accounts (excluding the Securitization Deposit Accounts and the Imprest/Payroll Accounts) being referred to collectively as the "Deposit Accounts"). All parties agree that each Deposit Account is a "deposit account" within the meaning of Article 9 of the Uniform Commercial Code (the "UCC") of the State of North Carolina (the "State"). Each of the Borrower and each Subsidiary Grantor agrees to deliver written notice to the Priority Collateral Agent of the establishment by the Borrower or any Subsidiary Grantor of any account other than the Existing Accounts.

      For the purposes of this Control Agreement, "Imprest/Payroll Accounts" shall mean, collectively, the deposit accounts identified as such on Exhibit B
                                                                     ---------
hereto, and "Securitization Deposit Accounts" shall mean, collectively, the deposit accounts identified as such on Exhibit B hereto.
                                       ---------

      2.  Priority of Lien; Agency. The Depositary Institution hereby
          ------------------------
acknowledges the Lien of the Priority Collateral Agent for the benefit of the Priority Secured Parties on the Deposit Accounts created pursuant to the Priority Security Agreement. The Depositary Institution agrees that (except as set forth in the General Security Agreement and the General Deposit Account Control Agreement, and except for the rights of set-off and recoupment of the Depositary Institution) the Depositary Institution (a) has not, to the best of its knowledge, agreed and will not agree with any other Person to comply with instructions or other directions concerning any Deposit Account or the disposition of funds in any Deposit Account originated by such Person or any other Person and (b) has not, to the best of its knowledge, consented or acknowledged and will not consent to or acknowledge any Lien on any Deposit Accounts in favor of any other Person.

      The parties acknowledge and agree that this Control Agreement was executed and delivered prior to the General Deposit Account Control Agreement, and that the Lien of the Priority Collateral Agreement in the Deposit Accounts has priority over the Liens of the General Collateral Agent and Designated Collateral Subagent in such accounts.

      3.  Control of Deposit Accounts. Except as provided in the following
          ---------------------------
sentence, the Depositary Institution may accept instructions from the Borrower or the respective Subsidiary Grantor and perform any and all transactions at its request with respect to any Deposit Account. The Borrower, each Subsidiary Grantor and the Depositary Institution agree with the Priority Collateral Agent that upon delivery by the Priority Collateral Agent to the Depository Institution of a notice (in the form of Exhibit C hereto) that an Event of
                                        ---------
Default has occurred and is continuing, until such time as the Priority Collateral Agent shall have furnished it with a subsequent notice either that such Event of Default has been cured or waived or that the Priority Collateral Agent no longer asserts an interest in any of the Deposit Accounts, (i) the Depositary Institution shall discontinue accepting requests or demands from or on behalf of the Borrower or any Subsidiary Grantor for access to, or disposition of or possession of any funds on deposit in any Deposit Account, (ii) the Depositary Institution shall follow the instructions of the Priority Collateral Agent as to the holding, investment, transfer or other disposition of all amounts from time to time on deposit in any Deposit Account, and (iii) the Depositary Institution shall make the Deposit Accounts available to the Priority Collateral Agent at its request, all without further consent from or notice to the Borrower or any Subsidiary Grantor and regardless of any instruction it may receive to the contrary from the Borrower or any Subsidiary Grantor or any other Person. In addition, the Borrower and each Subsidiary Grantor agrees that the Depositary Institution may act as the agent of the Priority Collateral Agent in exercising as to any funds from time to time on deposit in the Deposit Accounts any rights of set-off provided by applicable law or by any Loan Document. The Borrower and each Subsidiary Grantor agrees that the Depositary Institution shall be entitled to rely, without independent investigation, on any statement of the Priority Collateral Agent to the effect that an Event of Default has occurred and is continuing or to the effect that any exercise of set-off requested by the Priority Collateral Agent is permitted under the applicable law or any Loan Document.

      4.  Subordination of Rights. The Depositary Institution hereby agrees to
          -----------------------
subordinate any Lien, encumbrance, claim or right of set-off or recoupment (whether statutory or consensual) it may have, now or in the future, with respect to any Deposit Account (or any funds deposited in any Deposit Account) to the Lien created in favor of the Priority Collateral Agent for the benefit of the Secured Parties pursuant to the Priority Security Agreement; provided, however, that the Depositary Institution does not waive or subordinate its rights to set-off or recoupment with respect to routine deposit account maintenance, wire transfer and other deposit account activity charges and fees and for the reversal of provisional credits. The Depositary Institution further agrees that, with respect to any Lien, claim or right of set-off or recoupment (whether statutory or consensual) that is subordinated pursuant to this Section
                                                                        -------
4, the Depositary Institution will not prosecute collection or seek to enforce
-
or resort to any remedies against the Borrower or any Subsidiary Grantor prior to the termination of this Control Agreement.

      5.  Information. The Depositary Institution shall provide the Priority
          -----------
Collateral Agent with such information with respect to the Deposit Accounts as the Priority Collateral Agent may from time to time reasonably request, and the Borrower and each Subsidiary Grantor hereby consents to such information being provided to the Priority Collateral Agent and the Priority Secured Parties.

      6.  Exculpation and Indemnification. The Depositary Institution undertakes
          -------------------------------
to perform only such duties as are expressly set forth herein. Notwithstanding any other provisions of this Control Agreement, the parties hereto agree that the Depositary Institution shall not be liable for any action taken by it or any of its directors, officers, agents or employees in accordance with this Control Agreement, including, without limitation, any action so taken at the request of the Priority Collateral Agent, except for the Depositary Institution's or such Person's own gross negligence or willful misconduct. In no event shall the Depositary Institution be liable for losses or delays resulting from causes beyond the Depositary Institution's reasonable control or for indirect, special or consequential damages. Without limiting the generality of the foregoing, the Depositary Institution shall have no responsibility or liability to the Borrower or any Subsidiary Grantor for complying with a notice from the Priority Collateral Agent that an

Event of Default has occurred and is continuing (a "Default Notice") or complying with instructions of the Priority Collateral Agent concerning any Deposit Account or any funds deposited therein, and shall have no responsibility to investigate the appropriateness of any such instruction or Default Notice, even if the Borrower or any Subsidiary Grantor notifies the Depositary Institution that the Priority Collateral Agent is not legally entitled to give any such instruction or to deliver any Default Notice.

      The Borrower and each Subsidiary Grantor agrees to indemnify and hold harmless the Depositary Institution, its directors, officers, agents and employees (collectively, the "Indemnified Persons") against any and all claims, causes of action, liabilities, lawsuits, demands and damages, including without limitation any and all court costs and reasonable attorney's fees, in any way related to or arising out of or in connection with this Control Agreement or any action taken or not taken pursuant hereto, except to the extent caused by the gross negligence or willful misconduct of such Indemnified Person.

      7.  Termination. This Control Agreement shall remain in full force and
          -----------
effect until such time as the Priority Collateral Agent shall deliver written notice to the Depositary Institution that the Priority Collateral Agent no longer asserts an interest in any of the Deposit Accounts.

      8.  Notices. Any notice hereunder shall be conclusively deemed to have
          -------
been delivered to any party hereto upon receipt when addressed to such party at the address (or in the case of a notice by telecopy, at the telecopy number) set forth below:

      (a) if to the Priority Collateral Agent:

          Bank of America, N.A.
          901 Main Street
          TX1-492-14-12
          Dallas, Texas 75202-3714
          Attention: Agency Services
          Telephone: (214) 209-2627
          Telecopy: (214) 290-8367

      (b) if to the Depository Institution at the address set forth following its signature;

      (c) if to the Borrower or any Subsidiary Grantor:

          to such Borrower or Subsidiary Grantor
          3101 North Elm Street
          Greensboro, North Carolina 27415-6540
          Attn: W. Scott Wenhold, Treasurer
          Telephone: (336) 379-6098
          Telefacsimile: (336) 379-6043


          with a copy to:

          Cone Mills Corporation
          3101 North Elm Street
          Greensboro, North Carolina 27415-6540
          Attn:  Neil W. Koonce, Esq.
          Telephone: (336) 379-6568
          Telefacsimile: (336) 379-6972


      9.  Effect of Control. The parties hereto acknowledge and agree that this
          -----------------
Control Agreement shall be deemed to grant "control" of the Deposit Accounts to the Priority Collateral Agent for the purposes of perfection of the Priority Collateral Agent's security interest in the Deposit Accounts pursuant to Article 9 of the UCC as in effect from time to time.

      10. GOVERNING LAW. THIS CONTROL AGREEMENT SHALL BE GOVERNED BY, AND
          -------------
CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NORTH CAROLINA; AND IN FURTHERANCE THEREOF THE PARTIES HERETO AGREE THAT NORTH CAROLINA IS THE "BANK'S JURISDICTION" FOR PURPOSES OF THE UCC.

      11.  Conflict with Other Account Agreements. In the event of a conflict
           --------------------------------------
between this Control Agreement and any other agreement between the Depositary Institution and the Borrower or any Subsidiary Grantor relating to any Deposit Account, the terms of this Control Agreement will prevail.

      12. Successors and Assigns. The terms of this Control Agreement shall be
          ----------------------
binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and assigns.

      13.  Counterparts. This Control Agreement may be executed in any number of
           ------------
counterparts each of which when so executed and delivered shall be deemed an original, and it shall not be necessary in making proof of this Control Agreement to produce or account for more than one such counterpart executed by the Borrower, Subsidiary Grantor or Depositary Institution against whom enforcement is sought.

                            [Signature pages follow]

      IN WITNESS WHEREOF, the parties have duly executed this Control Agreement on the day and year first written above.


                                           CONE MILLS CORPORATION



                                           By: /s/W. Scott Wenhold
                                           Name:  W. Scott Wenhold
                                           Title: Treasurer


                                           CIPCO S.C., INC.



                                           By: /s/Cheryl G. Hollis
                                           Name: Cheryl G. Hollis
                                           Title: Assistant Secretary


                                           CONE FOREIGN TRADING LLC



                                           By: /s/Neil W. Koonce
                                           Name: Neil W. Koonce
                                           Title: Vice President


                                           BANK OF AMERICA, N.A., as Priority
                                           Collateral Agent


                                           By: /s/John F. Register
                                           Name: John F. Register
                                           Title: Principal

                                 Signature Page

                                           BANK OF AMERICA, N.A.,
                                           as Depositary Institution


                                           By: /s/Mary Heare Amodio
                                           Name: Mary Heare Amodio
                                           Title: Vice President

                                           Address for Notices:

                                           Bank of America, N.A.
                                           101 South Tryon Street
                                           NC1-002-27-05
                                           Charlotte, North Carolina 28255-0001
                                           Attention:  Wilbert Harding
                                           Phone: (704) 386-4992
                                           Telecopy: (704) 409-0791

                                           with a copy to:

                                           Bank of America, N.A.
                                           101 South Tryon Street
                                           NC1-002-27-05
                                           Charlotte, North Carolina 28255-0001
                                           Attention:  Janie Dunham
                                           Phone: (704) 386-8412
                                           Telecopy: (704) 409-0503

                                 Signature Page

                                   EXHIBIT A
                                   ---------

                                EXISTING ACCOUNTS


Account Holder               Account Name             Bank                 Type                       A/C  Number            State

Cone Mills Corporation       Cone Mills Corp          Bank of America      Main Commercial DDA        3750377459             TX
                                                                           Account

Cone Mills Corporation       Cone Mills Payables      Bank of America      Payables CDA Account       101185248              TX


Cone Mills Corporation       CIPCO                    Bank of America      CIPCO Operating DDA        3751623704             TX
                                                                              Account


                                    EXHIBIT B
                                    ---------

                            IMPREST/PAYROLL ACCOUNTS


Account Holder               Account Name                Bank                 Type                    A/C  Number            State

Cone Mills Corporation       Cone Mills Salary Payroll   Bank of America      Payroll Account         TBD                    TX




                         SECURITIZATION DEPOSIT ACCOUNTS


Account Holder               Account Name             Bank                 Type                       A/C Number             State

Cone Mills Corporation       Cone Receivables II      Bank of America      Atlanta/ SF LBX            3750818293             TX
                             LLC                                              Deposit Account

Cone Mills Corporation       Cone Receivables         Bank of America      Lockbox securitized        Lockbox #198543        GA
                             Atlanta LBX                                      with GECC

Cone Mills Corporation       Cone Receivables SF      Bank of America      Lockbox securitized        Lockbox #21193         CA
                             LBX                                              with GECC


                                    EXHIBIT C
                                    ---------

                       FORM OF NOTICE OF EVENT OF DEFAULT


To:      Bank of America, N.A.,
         as Depository Institution
         101 South Tryon Street
         NC1-002-28-14
         Charlotte, North Carolina 28255-0001
         Attention: Reginald F. Pretty
         Telecopy: (704)386-6467

      Reference is made to the Deposit Account Control Agreement (as amended, modified or supplemented from time to time, the "Account Control Agreement") dated as of December 1, 2001, among Cone Mills Corporation (the "Borrower"), Bank of America, N.A., as Depository Institution (the "Depository Institution") the Subsidiary Grantors parties thereto, and Bank of America, N.A., as Priority Collateral Agent. Capitalized terms not otherwise defined herein have the meanings assigned thereto in the Account Control Agreement.

      We hereby give you notice, pursuant to Section 3 of the Account Control Agreement, that an Event of Default has occurred and is continuing. Accordingly, pursuant to the Account Control Agreement, (i) the Depository Institution must discontinue accepting requests or demands from or on behalf of the Borrower or any Subsidiary Grantor for access to, or disposition of or possession of any funds on deposit in any Deposit Account, (ii) the Depository Institution must follow the instructions of the Priority Collateral Agent as to the holding, investment, transfer or other disposition of all amounts from time to time on deposit in any Deposit Account, and (iii) the Depository Institution must make the Deposit Accounts available to the Priority Collateral Agent at its request, all without further consent from or notice to the Borrower or any Subsidiary Grantor and regardless of any instruction the Depository Institution may receive to the contrary from the Borrower or any Subsidiary Grantor or any other Person.


                                            BANK OF AMERICA, N.A.,
                                            as Priority Collateral Agent


                                            By:_________________________________
                                            Name:_______________________________
                                            Title:______________________________

                        DEPOSIT ACCOUNT CONTROL AGREEMENT

                           (PRIORITY COLLATERAL AGENT)


THIS DEPOSIT ACCOUNT CONTROL AGREEMENT (this "Control Agreement") is made and entered into as of November 9, 2001 by and among CONE MILLS CORPORATION, a North Carolina corporation (the "Borrower"), FIRST UNION NATIONAL BANK (the "Depositary Institution"), EACH OF THE UNDERSIGNED SUBSIDIARIES OF THE BORROWER (each a "Subsidiary Grantor"), and BANK OF AMERICA, N.A., as Priority Collateral Agent (in such capacity, the "Priority Collateral Agent") for each of the Priority Secured Parties, as defined in the Priority Security Agreement dated as of January 28, 2000, among the Borrower, the Subsidiary Grantors parties thereto and the Priority Collateral Agent (such Priority Security Agreement, as amended, restated, supplemented, amended and restated or otherwise modified from time to time, being referred to as the "Priority Security Agreement"). Reference is made to the Intercreditor Agreement (as defined in the Priority Security Agreement) and the Credit Agreement (as defined in the Intercreditor Agreement). All capitalized terms used but not otherwise defined herein shall have the respective meanings assigned thereto in the Priority Security Agreement or, if not defined therein, the respective meanings assigned thereto in the Intercreditor Agreement or if not defined therein, the respective meanings assigned thereto in the Credit Agreement.


                              W I T N E S S E T H:
                              --------------------

      WHEREAS, the Depositary Institution has established the deposit accounts more specifically identified on Exhibit A hereto in the name of the Borrower or
                                ---------
one or more Subsidiary Grantors (such accounts, as they may be renumbered or retitled from time to time, being referred to as the "Existing Accounts"); and

      WHEREAS, as collateral security for the payment and performance of all Priority Senior Obligations, all Guarantor's Obligations incurred with respect to the Priority Senior Obligations, and all obligations and liabilities under the Priority Security Agreement, the Borrower and each Subsidiary Grantor has granted to the Priority Collateral Agent for the benefit of the Priority Secured Parties a security interest in the Deposit Accounts (as defined below), including the Existing Accounts, pursuant to the Priority Security Agreement; and

      WHEREAS, in furtherance of such security interest, the Priority Collateral Agent, the Borrower, each Subsidiary Grantor and the Depositary Institution are entering into this Control Agreement to grant to the Priority Collateral Agent control of the Deposit Accounts within the meaning of Article 9 of the UCC (as hereinafter defined);

      NOW, THEREFORE, in further consideration of the premises and the mutual covenants contained herein, the parties hereto agree as follows:

      1.  Account Identification. This Control Agreement applies to the Existing
          ----------------------
Accounts and to each other account (except any Securitization Deposit Account or Imprest/Payroll Account, as defined below) now or hereafter established with the Depositary Institution by or on behalf of the Borrower or any Subsidiary Grantor, including all funds on deposit therein or credited thereto (the Existing Accounts and such other accounts (excluding the Securitization Deposit Accounts and the Imprest/Payroll Accounts) being referred to collectively as the "Deposit Accounts"). All parties agree that each Deposit Account is a "deposit account" within the meaning of Article 9 of the Uniform Commercial Code (the "UCC") of the State of North Carolina (the "State"). The Depositary Institution agrees to deliver written notice to the Priority Collateral Agent of the establishment by the Borrower or any Subsidiary Grantor of any account other than the Existing Accounts.

      For the purposes of this Control Agreement, "Imprest/Payroll Accounts" shall mean, collectively, the deposit accounts identified as such on Exhibit B hereto, and "Securitization Deposit Accounts" shall mean, collectively, the deposit accounts identified as such on Exhibit B hereto.

      2.  Priority of Lien; Agency. The Depositary Institution hereby
          ------------------------
acknowledges the Lien of the Priority Collateral Agent for the benefit of the Priority Secured Parties on the Deposit Accounts created pursuant to the Priority Security Agreement. The Depositary Institution agrees that (except as set forth in the General Security Agreement and the General Deposit Account Control Agreement, and except for the rights of set-off and recoupment of the Depositary Institution) the Depositary Institution (a) has not agreed and will not agree with any other Person to comply with instructions or other directions concerning any Deposit Account or the disposition of funds in any Deposit Account originated by such Person or any other Person and (b) has not consented or acknowledged and will not consent to or acknowledge any Lien on any Deposit Accounts in favor of any other Person.

      The parties acknowledge and agree that this Control Agreement was executed and delivered prior to the General Deposit Account Control Agreement, and that the Lien of the Priority Collateral Agreement in the Deposit Accounts has priority over the Liens of the General Collateral Agent and Designated Collateral Subagent in such accounts.

      3.  Control of Deposit Accounts. Except as provided in the following
          ---------------------------
sentence, the Depositary Institution may accept instructions from the Borrower or the respective Subsidiary Grantor and perform any and all transactions at its request with respect to any Deposit Account. The Borrower, each Subsidiary Grantor and the Depositary Institution agree with the Priority Collateral Agent that upon the Depositary Institution being notified by the Priority Collateral Agent that an Event of Default has occurred and is continuing, until such time as the Priority Collateral Agent shall have furnished it with a subsequent notice either that such Event of Default has been cured or waived or that the Priority Collateral Agent no longer asserts an interest in any of the Deposit Accounts, (i) the Depositary Institution shall discontinue accepting requests or demands from or on behalf of the Borrower or any Subsidiary Grantor for access to, disposition of or possession of any funds on deposit in any Deposit Account,
(ii) the Depositary Institution shall follow the instructions of the Priority Collateral Agent as to the holding, investment, transfer or other disposition of all amounts from time to time on deposit in any Deposit Account, and (iii) the Depositary Institution shall make the Deposit Accounts available to the Priority Collateral Agent at its request, all without further consent from or notice to the Borrower or any Subsidiary Grantor and regardless of any instruction it may receive to the contrary from the Borrower or any Subsidiary Grantor or any other Person. In addition, the Borrower and each Subsidiary Grantor agrees that the Depositary Institution may act as the agent of the Priority Collateral Agent in exercising as to any funds from time to time on deposit in the Deposit Accounts any rights of set-off provided by applicable law or by any Loan Document. The Borrower and each Subsidiary Grantor agrees that the Depositary Institution shall be entitled to rely, without independent investigation, on any statement of the Priority Collateral Agent to the effect that an Event of Default has occurred and is continuing or to the effect that any exercise of set-off requested by the Priority Collateral Agent is permitted under the applicable law or any Loan Document.

      4.  Subordination of Rights. The Depositary Institution hereby agrees to
          -----------------------
subordinate any Lien, encumbrance, claim or right of set-off or recoupment (whether statutory or consensual) it may have, now or in the future, with respect to any Deposit Account (or any funds deposited in any Deposit Account) to the Lien created in favor of the Priority Collateral Agent for the benefit of the Secured Parties pursuant to the Priority Security Agreement; provided, however, that the Depositary Institution does not waive or subordinate its rights to set-off or recoupment with respect to routine deposit account maintenance, wire transfer and other deposit account activity charges and fees and for the reversal of provisional credits. The Depositary Institution further agrees that, with respect to any Lien, claim or right of set-off or recoupment (whether statutory or consensual) that is subordinated pursuant to this Section 4, the Depositary Institution will not prosecute collection or seek to enforce or resort to any remedies against the Borrower or any Subsidiary Grantor prior to the termination of this Control Agreement.

      5.  Information. The Depositary Institution shall provide the Priority
          -----------
Collateral Agent with such information with respect to the Deposit Accounts as the Priority Collateral Agent may from time to time reasonably request, and the Borrower and each Subsidiary Grantor hereby consents to such information being provided to the Priority Collateral Agent and the Priority Secured Parties.

      6.  Exculpation and Indemnification. The Depositary Institution undertakes
          -------------------------------
to perform only such duties as are expressly set forth herein. Notwithstanding any other provisions of this Control Agreement, the parties hereto agree that the Depositary Institution shall not be liable for any action taken by it or any of its directors, officers, agents or employees in accordance with this Control Agreement, including, without limitation, any action so taken at the request of the Priority Collateral Agent, except for the Depositary Institution's or such Person's own gross negligence or willful misconduct. In no event shall the Depositary Institution be liable for losses or delays resulting from causes beyond the Depositary Institution's reasonable control or for indirect, special or consequential damages. Without limiting the generality of the foregoing, the Depositary Institution shall have no responsibility or liability to the Borrower or any Subsidiary Grantor for complying with a notice from the Priority Collateral Agent that an Event of Default has occurred and is continuing (a "Default Notice") or complying with instructions of the Priority Collateral Agent concerning any Deposit Account or any funds deposited therein, and shall have no responsibility to investigate the appropriateness of any such instruction or Default Notice, even if the Borrower or any Subsidiary Grantor notifies the Depositary Institution that the Priority Collateral Agent is not legally entitled to give any such instruction or to deliver any Default Notice.

      The Borrower and each Subsidiary Grantor agrees to indemnify and hold harmless the Depositary Institution, its directors, officers, agents and employees (collectively, the "Indemnified Persons") against any and all claims, causes of action, liabilities, lawsuits, demands and damages, including without limitation any and all court costs and reasonable attorney's fees, in any way related to or arising out of or in connection with this Control Agreement or any action taken or not taken pursuant hereto, except to the extent caused by the gross negligence or willful misconduct of such Indemnified Person.

      7.  Termination. This Control Agreement shall remain in full force and
          -----------
effect until such time as the Priority Collateral Agent shall deliver written notice to the Depositary Institution that the Priority Collateral Agent no longer asserts an interest in any of the Deposit Accounts.

      8.  Notices. Any notice hereunder shall be conclusively deemed to have
          -------
been received by any party hereto and be effective on the day on which delivered to such party (against receipt therefor) at the address set forth below or such other address as such party shall specify to the other parties in writing (or, in the case of notice by telecopy (where the receipt of such message is verified by telephone or by electronic confirmation) when received at such telecopy number as may from time to time be specified in written notice to the other parties hereto or otherwise received), or if sent prepaid by certified or registered mail return receipt requested on the fifth business day after the day on which mailed or if sent prepaid by nationally recognized courier service, on the first business day after the day on which placed in such courier's custody, addressed to such party at said address:

      (a) if to the Priority Collateral Agent:

          Bank of America, N.A.
          901 Main Street
          TX1-492-14-12
          Dallas, Texas 75202-3714
          Attention: Agency Services
          Telephone: (214) 209-2627
          Telecopy: (214) 290-8367

      (b) if to the Depository Institution at the address set forth following its signature.

      9.  Effect of Control. The parties hereto acknowledge and agree that this
          -----------------
Control Agreement shall be deemed to grant "control" of the Deposit Accounts to the Priority Collateral Agent for the purposes of perfection of the Priority Collateral Agent's security interest in the Deposit Accounts pursuant to Article 9 of the UCC as in effect from time to time.

      10. GOVERNING LAW. THIS CONTROL AGREEMENT SHALL BE GOVERNED BY, AND
          -------------
CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NORTH CAROLINA; AND IN FURTHERANCE THEREOF THE PARTIES HERETO AGREE THAT NORTH CAROLINA IS THE "BANK'S JURISDICTION" FOR PURPOSES OF THE UCC.

      11. Conflict with Other Account Agreements. In the event of a conflict
          --------------------------------------
between this Control Agreement and any other agreement between the Depositary Institution and the Borrower or any Subsidiary Grantor relating to any Deposit Account, the terms of this Control Agreement will prevail.

      12. Successors and Assigns. The terms of this Control Agreement shall be
          ----------------------
binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and assigns.

      13. Counterparts. This Control Agreement may be executed in any number of
          ------------
counterparts each of which when so executed and delivered shall be deemed an original, and it shall not be necessary in making proof of this Control Agreement to produce or account for more than one such counterpart executed by the Borrower, Subsidiary Grantor or Depositary Institution against whom enforcement is sought.


                            [Signature pages follow]

      IN WITNESS WHEREOF, the parties have duly executed this Control Agreement on the day and year first written above.


                                           CONE MILLS CORPORATION



                                           By: /s/Gary L. Smith
                                           Name: Gary L. Smith
                                           Title: EVP & CFO


                                           CIPCO S.C., INC.



                                           By: /s/W. Scott Wenhold
                                           Name: W. Scott Wenhold
                                           Title: Treasurer


                                           CONE FOREIGN TRADING LLC



                                           By: /s/Neil W. Koonce
                                           Name: Neil W. Koonce
                                           Title: Vice President


                                           BANK OF AMERICA, N.A., as
                                           Priority Collateral Agent


                                           By: /s/John F. Register
                                           Name: John F. Register
                                           Title: Principal

                                 Signature Page

                                           FIRST UNION NATIONAL BANK,
                                           as Depositary Institution



                                           By: /s/Tom Bohrer
                                           Name: Tom Bohrer
                                           Title: Vice President

                Address for Notices:
                -------------------

                                           c/o Wachovia Corporation
                                           100 N. Main Street
                                           NC 37202
                                           Winston-Salem, North Carolina  27102
                                           Attention:  Charlene Johnson
                                           Phone: (336) 732-5472
                                           Fax: (336) 732-6935

                                 Signature Page

                                    EXHIBIT A
                                    ---------

                                EXISTING ACCOUNTS


Account Holder               Account Name                  Bank             Type                     A/C  Number             State

Cone Mills Corporation       Cone Mills Corp               First Union      Main Commercial DDA      2072081080826           NC
                                                                            Account

Cone Mills Corporation       Cone Mills Corp               First Union      ZBA Account for          2072087808866           NC
                                                                            Incoming Wires

Cone Mills Corporation       North Pointe Association      First Union      DDA Account              2072087399773           NC

Cone Mills Corporation       Cone Foreign Trading          First Union      DDA Account              2010000260786           NC


                                    EXHIBIT B
                                    ---------

                            IMPREST/PAYROLL ACCOUNTS


Account Holder               Account Name                   Bank                Type                   A/C Number            State

Cone Mills Corporation       Cone Mills Hourly Payroll      First Union         ZBA Account for        2079900014206         NC
                                                                                   Hourly Payroll

Cone Mills Corporation       Cone Mills Insurance Account   First Union         ZBA Account for Blue   2072087403180         NC
                                                                                   Cross



                         SECURITIZATION DEPOSIT ACCOUNTS

Account Holder               Account Name                   Bank                Type                A/C Number            State


                                      NONE


                        DEPOSIT ACCOUNT CONTROL AGREEMENT

                           (GENERAL COLLATERAL AGENT)



THIS DEPOSIT ACCOUNT CONTROL AGREEMENT (this "Control Agreement") is made and entered into as of December 1, 2001 by and among CONE MILLS CORPORATION, a North Carolina corporation (the "Borrower"), BANK OF AMERICA, N.A. (the "Depositary Institution"), EACH OF THE UNDERSIGNED SUBSIDIARIES OF THE BORROWER (each a "Subsidiary Grantor"), WILMINGTON TRUST COMPANY, as General Collateral Agent (in such capacity, the "General Collateral Agent"), and BANK OF AMERICA, N.A., as Designated Collateral Subagent (in such capacity, the "Designated Collateral Subagent") for each of the General Secured Parties, as defined in the General Security Agreement dated as of January 28, 2000, among the Borrower, the Subsidiary Grantors parties thereto and the General Collateral Agent (such General Security Agreement, as amended, restated, supplemented, amended and restated or otherwise modified from time to time, being referred to as the "General Security Agreement"). Reference is made to the Intercreditor Agreement (as defined in the General Security Agreement) and the Credit Agreement (as defined in the Intercreditor Agreement). All capitalized terms used but not otherwise defined herein shall have the respective meanings assigned thereto in the General Security Agreement or, if not defined therein, the respective meanings assigned thereto in the Intercreditor Agreement or if not defined therein, the respective meanings assigned thereto in the Credit Agreement.


                              W I T N E S S E T H:
                              --------------------

      WHEREAS, the Depositary Institution has established the deposit accounts more specifically identified on Exhibit A hereto in the name of the Borrower or
                                ---------
one or more Subsidiary Grantors (such accounts, as they may be renumbered or retitled from time to time, being referred to as the "Existing Accounts"); and

      WHEREAS, as collateral security for the payment and performance of all General Senior Obligations, all Guarantor's Obligations incurred with respect to the General Senior Obligations, and all obligations and liabilities under the General Security Agreement, the Borrower and each Subsidiary Grantor has granted to the General Collateral Agent or the Designated Collateral Subagent, for the benefit of the General Secured Parties, a security interest in the Deposit Accounts (as defined below), including the Existing Accounts, pursuant to the General Security Agreement; and

      WHEREAS, in furtherance of such security interest, the General Collateral Agent, the Designated Collateral Subagent, the Borrower, each Subsidiary Grantor and the Depositary Institution are entering into this Control Agreement to grant to the General Collateral Agent control of the Deposit Accounts within the meaning of Article 9 of the UCC (as hereinafter defined);

      NOW, THEREFORE, in further consideration of the premises and the mutual covenants contained herein, the parties hereto agree as follows:

      1.  Account Identification. This Control Agreement applies to the Existing
          ----------------------
Accounts and to each other account (except any Securitization Deposit Account or Imprest/Payroll Account, as defined below) now or hereafter established with the Depositary Institution by or on behalf of the Borrower or any Subsidiary Grantor, including all funds on deposit therein or credited thereto (the Existing Accounts and such other accounts (excluding the Securitization Deposit Accounts and the Imprest/Payroll Accounts) being referred to collectively as the "Deposit Accounts"). All parties agree that each Deposit Account is a "deposit account" within the meaning of Article 9 of the Uniform Commercial Code (the "UCC") of the State of North Carolina (the "State"). Each of the Borrower and each Subsidiary Grantor agrees to deliver written notice to the General Collateral Agent and the Designated Collateral Subagent of the establishment by the Borrower or any Subsidiary Grantor of any account other than the Existing Accounts.

      For the purposes of this Control Agreement, "Imprest/Payroll Accounts" shall mean, collectively, the deposit accounts identified as such on Exhibit B
                                                                     ---------
hereto, and "Securitization Deposit Accounts" shall mean, collectively, the deposit accounts identified as such on Exhibit B hereto.
                                       ---------

      2.  Priority of Lien; Agency. The Depositary Institution hereby
          ------------------------
acknowledges the Liens of the General Collateral Agent and the Designated Collateral Subagent, for the benefit of the General Secured Parties, on the Deposit Accounts created pursuant to the General Security Agreement. The Depositary Institution agrees that (except as set forth in the Priority Security Agreement and the Priority Deposit Account Control Agreement, and except for the rights of set-off and recoupment of the Depositary Institution) the Depositary Institution (a) has not, to the best of its knowledge, agreed and will not agree with any other Person to comply with instructions or other directions concerning any Deposit Account or the disposition of funds in any Deposit Account originated by such Person or any other Person and (b) has not, to the best of its knowledge, consented or acknowledged and will not consent to or acknowledge any Lien on any Deposit Accounts in favor of any other Person.

      The parties acknowledge and agree that the Priority Deposit Account Control Agreement was executed and delivered prior to this Control Agreement, and that the Lien of the Priority Collateral Agreement in the Deposit Accounts has priority over the Liens of the General Collateral Agent and Designated Collateral Subagent in such accounts.

      3.  Control of Deposit Accounts. Except as provided in the following
          ---------------------------
sentence, the Depositary Institution may accept instructions from the Borrower or the respective Subsidiary Grantor and perform any and all transactions at its request with respect to any Deposit Account. The Borrower, each Subsidiary Grantor and the Depositary Institution agree with the General Collateral Agent and the Designated Collateral Subagent that upon delivery by the General Collateral Agent or the Designated Collateral Subagent to the Depository Institution of a notice (in the form of Exhibit C hereto) that an Event of Default has occurred and is continuing, until such time as the General Collateral Agent or the Designated Collateral Subagent shall have furnished it with a subsequent notice either that such Event of Default has been cured or waived or that the General Collateral Agent no longer asserts an interest in any of the Deposit Accounts, (i) the Depositary Institution shall discontinue accepting requests or demands from or on behalf of the Borrower or any Subsidiary Grantor for access to, disposition of or possession of any funds on deposit in any Deposit Account, (ii) the Depositary Institution shall, subject to any duty it may have to follow instructions of the Priority Collateral Agent under the Priority Deposit Account Control Agreement, follow the instructions of the General Collateral Agent or the Designated Collateral Subagent (whether acting individually or jointly) as to the holding, investment, transfer or other disposition of all amounts from time to time on deposit in any Deposit Account, and (iii) the Depositary Institution shall, subject to any duty it may have to follow instructions of the Priority Collateral Agent under the Priority Deposit Account Control Agreement, make the Deposit Accounts available to the General Collateral Agent or the Designated Collateral Subagent at such Person's request, all without further consent from or notice to the Borrower or any Subsidiary Grantor and regardless of any instruction it may receive to the contrary from the Borrower or any Subsidiary Grantor or any other Person. In addition, the Borrower and each Subsidiary Grantor agrees that the Depositary Institution may act as the agent of the General Collateral Agent or the Designated Collateral Subagent in exercising as to any funds from time to time on deposit in the Deposit Accounts any rights of set-off provided by applicable law or by any Loan Document. The Borrower and each Subsidiary Grantor agrees that the Depositary Institution shall be entitled to rely, without independent investigation, on any statement of the General Collateral Agent or the Designated Collateral Subagent to the effect that an Event of Default has occurred and is continuing or to the effect that any exercise of set-off requested by the General Collateral Agent or the Designated Collateral Subagent is permitted under the applicable law or any Loan Document.

      4.  Subordination of Rights. The Depositary Institution hereby agrees to
          -----------------------
subordinate any Lien, encumbrance, claim or right of set-off or recoupment (whether statutory or consensual) it may have, now or in the future, with respect to any Deposit Account (or any funds deposited in any Deposit Account) to any Lien created in favor of the General Collateral Agent or the Designated Collateral Subagent, for the benefit of the Secured Parties, pursuant to the General Security Agreement; provided, however, that the Depositary Institution does not waive or subordinate its rights to set-off or recoupment with respect to routine deposit account maintenance, wire transfer and other deposit account activity charges and fees and for the reversal of provisional credits. The Depositary Institution further agrees that, with respect to any Lien, claim or right of set-off or recoupment (whether statutory or consensual) that is subordinated pursuant to this Section 4, the Depositary Institution will not
                              ---------
prosecute collection or seek to enforce or resort to any remedies against the Borrower or any Subsidiary Grantor prior to the termination of this Control Agreement.

      5.  Information. The Depositary Institution shall provide the General
          -----------
Collateral Agent or the Designated Collateral Subagent with such information with respect to the Deposit Accounts as such General Collateral Agent or Designated Collateral Subagent may from time to time reasonably request, and the Borrower and each Subsidiary Grantor hereby consents to such information being provided to the General Collateral Agent, the Designated Collateral Subagent and the General Secured Parties.

      6.  Exculpation and Indemnification. The Depositary Institution undertakes
          -------------------------------
to perform only such duties as are expressly set forth herein. Notwithstanding any other provisions of this Control Agreement, the parties hereto agree that the Depositary Institution shall not be liable for any action taken by it or any of its directors, officers, agents or employees in accordance with this Control Agreement, including, without limitation, any action so taken at the request of the General Collateral Agent or the Designated Collateral Subagent, except for the Depositary Institution's or such Person's own gross negligence or willful misconduct. In no event shall the Depositary Institution be liable for losses or delays resulting from causes beyond the Depositary Institution's reasonable control or for indirect, special or consequential damages. Without limiting the generality of the foregoing, the Depositary Institution shall have no responsibility or liability to the Borrower or any Subsidiary Grantor for complying with a notice from the General Collateral Agent or the Designated Collateral Subagent that an Event of Default has occurred and is continuing (a "Default Notice") or complying with instructions of the General Collateral Agent or the Designated Collateral Subagent concerning any Deposit Account or any funds deposited therein, and shall have no responsibility to investigate the appropriateness of any such instruction or Default Notice, even if the Borrower or any Subsidiary Grantor notifies the Depositary Institution that the General Collateral Agent or the Designated Collateral Subagent is not legally entitled to give any such instruction or to deliver any Default Notice.

      The Borrower and each Subsidiary Grantor agrees to indemnify and hold harmless the Depositary Institution, its directors, officers, agents and employees (collectively, the "Indemnified Persons") against any and all claims, causes of action, liabilities, lawsuits, demands and damages, including without limitation any and all court costs and reasonable attorney's fees, in any way related to or arising out of or in connection with this Control Agreement or any action taken or not taken pursuant hereto, except to the extent caused by the gross negligence or willful misconduct of such Indemnified Person.

      7.  Termination. This Control Agreement shall remain in full force and
          -----------
effect until such time as the General Collateral Agent or the Designated Collateral Subagent shall deliver written notice to the Depositary Institution that the General Collateral Agent no longer asserts an interest in any of the Deposit Accounts.

      8.  Notices. Any notice hereunder shall be conclusively deemed to have
          -------
been delivered to any party hereto upon receipt when addressed to such party at the address (or in the case of a notice by telecopy) the telecopy number) set forth below:

      (a) if to the General Collateral Agent:

          Wilmington Trust Company
          1100 North Market Street
          Wilmington, Delaware 19890
          Attn: Corporate Trust Administration

          Main Phone: (302) 651-1000
          Main Telecopy: (302) 651-8882

          with a copy to the Designated Collateral Subagent:

          Bank of America, N.A.
          901 Main Street
          TX1-492-14-12
          Dallas, Texas 75202-3714
          Attention: Agency Services
          Telephone: (214) 209-2627
          Telecopy: (214) 290-8367

      (b) if to the Depository Institution at the address set forth following its signature;

      (c) if to the Borrower or any Subsidiary Grantor:

          to such Borrower or Subsidiary Grantor
          3101 North Elm Street
          Greensboro, North Carolina 27415-6540
          Attn: W. Scott Wenhold, Treasurer
          Telephone: (336) 379-6098
          Telefacsimile: (336) 379-6043

          with a copy to:

          Cone Mills Corporation
          3101 North Elm Street
          Greensboro, North Carolina 27415-6540
          Attn: Neil W. Koonce, Esq.
          Telephone: (336) 379-6568
          Telefacsimile: (336) 379-6972

      9.  Effect of Control. The parties hereto acknowledge and agree that this
          -----------------
Control Agreement shall be deemed to grant "control" of the Deposit Accounts to the General Collateral Agent and the Designated Collateral Subagent for the purposes of perfection of the General Collateral Agent's and Designated Collateral Subagent's security interests in the Deposit Accounts pursuant to
Article 9 of the UCC as in effect from time to time.

      10. GOVERNING LAW. THIS CONTROL AGREEMENT SHALL BE GOVERNED BY, AND
          -------------
CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NORTH CAROLINA; AND IN FURTHERANCE THEREOF THE PARTIES HERETO AGREE THAT NORTH CAROLINA IS THE "BANK'S JURISDICTION" FOR PURPOSES OF THE UCC.

      11. Conflict with Other Account Agreements. In the event of a conflict
          --------------------------------------
between this Control Agreement and any other agreement between the Depositary Institution and the Borrower or any Subsidiary Grantor relating to any Deposit Account, the terms of this Control Agreement will prevail, except that in the event of a conflict between this Control Agreement and the Priority Deposit Account Control Agreement, the terms of the Priority Deposit Account Control Agreement will prevail.

      12. Successors and Assigns. The terms of this Control Agreement shall be
          ----------------------
binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and assigns.

      13. Counterparts. This Control Agreement may be executed in any number of
          ------------
counterparts each of which when so executed and delivered shall be deemed an original, and it shall not be necessary in making proof of this Control Agreement to produce or account for more than one such counterpart executed by the Borrower, Subsidiary Grantor or Depositary Institution against whom enforcement is sought.


                            [Signature pages follow]

      IN WITNESS WHEREOF, the parties have duly executed this Control Agreement on the day and year first written above.


                                           CONE MILLS CORPORATION



                                           By: /s/W. Scott Wenhold
                                           Name:  W. Scott Wenhold
                                           Title: Treasurer


                                           CIPCO S.C., INC.



                                           By: /s/Cheryl G. Hollis
                                           Name: Cheryl G. Hollis
                                           Title: Assistant Secretary


                                           CONE FOREIGN TRADING LLC



                                           By: /s/Neil W. Koonce
                                           Name: Neil W. Koonce
                                           Title: Vice President


                                           WILMINGTON TRUST COMPANY, as General
                                           Collateral Agent



                                           By: /s/Mary Kay Pupillo
                                           Name: Mary Kay Pupillo
                                           Title: Senior Financial Services
                                                  Officer


                                 Signature Page

                                           BANK OF AMERICA, N.A., as Designated
                                           Collateral Subagent



                                           By: /s/John F. Register
                                           Name: John F. Register
                                           Title: Principal


                                           BANK OF AMERICA, N.A.,
                                           as Depositary Institution



                                           By: /s/Mary Heare Amodio
                                           Name: Mary Heare Amodio
                                           Title: Vice President


                                           Address for Notices:

                                           Bank of America, N.A.
                                           101 South Tryon Street
                                           NC1-002-27-05
                                           Charlotte, North Carolina 28255-0001
                                           Attention: Wilbert Harding
                                           Phone: (704) 386-4992
                                           Telecopy: (704) 409-0791

                                           with a copy to:

                                           Bank of America, N.A.
                                           101 South Tryon Street
                                           NC1-002-27-05
                                           Charlotte, North Carolina 28255-0001
                                           Attention: Janie Dunham
                                           Phone: (704) 386-8412
                                           Telecopy: (704) 409-0503

                                 Signature Page

                                    EXHIBIT A

                                EXISTING ACCOUNTS


Account Holder                Account Name                Bank                 Type                       A/C  Number          State

Cone Mills Corporation        Cone Mills Corp             Bank of America      Main Commercial DDA        3750377459           TX
                                                                               Account

Cone Mills Corporation        Cone Mills Payables         Bank of America      Payables CDA Account       101185248            TX

Cone Mills Corporation        CIPCO                       Bank of America      CIPCO Operating DDA        3751623704           TX
                                                                               Account


                                    EXHIBIT B

                            IMPREST/PAYROLL ACCOUNTS


Account Holder               Account Name                Bank                 Type                       A/C  Number         State

Cone Mills Corporation       Cone Mills Salary Payroll   Bank of America      Payroll Account            TBD                 TX




                        SECURITIZATION DEPOSIT ACCOUNTS

Account Holder                Account Name                Bank                 Type                       A/C Number           State

Cone Mills Corporation        Cone Receivables II         Bank of America      Atlanta/ SF LBX            3750818293           TX
                              LLC                                              Deposit Account

Cone Mills Corporation        Cone Receivables            Bank of America      Lockbox securitized        Lockbox #198543      GA
                              Atlanta LBX                                      with GECC

Cone Mills Corporation        Cone Receivables SF         Bank of America      Lockbox securitized        Lockbox #21193       CA
                              LBX                                              with GECC


                                    EXHIBIT C
                                    ---------

                       FORM OF NOTICE OF EVENT OF DEFAULT


To:      Bank of America, N.A.,
         as Depository Institution
         101 South Tryon Street
         NC1-002-28-14
         Charlotte, North Carolina 28255-0001
         Attention: Reginald F. Pretty
         Telecopy: (704)386-6467

      Reference is made to the Deposit Account Control Agreement (as amended, modified or supplemented from time to time, the "Account Control Agreement") dated as of December 1, 2001, among Cone Mills Corporation (the "Borrower"), Bank of America, N.A., as Depository Institution (the "Depository Institution") the Subsidiary Grantors parties thereto, Wilmington Trust Company, as General Collateral Agent (the "General Collateral Agent"), and Bank of America, N.A., as Designated Collateral Subagent (the "Designated Collateral Subagent"). Capitalized terms not otherwise defined herein have the meanings assigned thereto in the Account Control Agreement.

      We hereby give you notice, pursuant to Section 3 of the Account Control Agreement, that an Event of Default has occurred and is continuing. Accordingly, pursuant to the Account Control Agreement, (i) the Depository Institution must discontinue accepting requests or demands from or on behalf of the Borrower or any Subsidiary Grantor for access to, or disposition of or possession of any funds on deposit in any Deposit Account, (ii) the Depository Institution must, subject to any duty it may have to follow instructions of the Priority Collateral Agent under the Priority Deposit Account Control Agreement, follow the instructions of the General Collateral Agent or the Designated Collateral Subagent (whether acting individually or jointly) as to the holding, investment, transfer or other disposition of all amounts from time to time on deposit in any Deposit Account, and (iii) the Depository Institution must, subject to any duty it may have to follow instructions of the Priority Collateral Agent under the Priority Deposit Account Control Agreement, make the Deposit Accounts available to the General Collateral Agent or the Designated Collateral Subagent at such Person's request, all without further consent from or notice to the Borrower or any Subsidiary Grantor and regardless of any instruction the Depository Institution may receive to the contrary from the Borrower or any Subsidiary Grantor or any other Person.


                                           Bank of America, N.A.,
                                           as Priority Collateral Agent
                                           _____________________________________

                                           By:__________________________________

                                           Name:________________________________

                                           Title:_______________________________

                        DEPOSIT ACCOUNT CONTROL AGREEMENT

                           (GENERAL COLLATERAL AGENT)



THIS DEPOSIT ACCOUNT CONTROL AGREEMENT (this "Control Agreement") is made and entered into as of November 9, 2001 by and among CONE MILLS CORPORATION, a North Carolina corporation (the "Borrower"), FIRST UNION NATIONAL BANK (the "Depositary Institution"), EACH OF THE UNDERSIGNED SUBSIDIARIES OF THE BORROWER (each a "Subsidiary Grantor"), WILMINGTON TRUST COMPANY, as General Collateral Agent (in such capacity, the "General Collateral Agent"), and BANK OF AMERICA, N.A., as Designated Collateral Subagent (in such capacity, the "Designated Collateral Subagent") for each of the General Secured Parties, as defined in the General Security Agreement dated as of January 28, 2000, among the Borrower, the Subsidiary Grantors parties thereto and the General Collateral Agent (such General Security Agreement, as amended, restated, supplemented, amended and restated or otherwise modified from time to time, being referred to as the "General Security Agreement"). Reference is made to the Intercreditor Agreement (as defined in the General Security Agreement) and the Credit Agreement (as defined in the Intercreditor Agreement). All capitalized terms used but not otherwise defined herein shall have the respective meanings assigned thereto in the General Security Agreement or, if not defined therein, the respective meanings assigned thereto in the Intercreditor Agreement or if not defined therein, the respective meanings assigned thereto in the Credit Agreement.


                              W I T N E S S E T H:
                              --------------------

      WHEREAS, the Depositary Institution has established the deposit accounts more specifically identified on Exhibit A hereto in the name of the Borrower or
                                ---------
one or more Subsidiary Grantors (such accounts, as they may be renumbered or retitled from time to time, being referred to as the "Existing Accounts"); and

      WHEREAS, as collateral security for the payment and performance of all General Senior Obligations, all Guarantor's Obligations incurred with respect to the General Senior Obligations, and all obligations and liabilities under the General Security Agreement, the Borrower and each Subsidiary Grantor has granted to the General Collateral Agent or the Designated Collateral Subagent, for the benefit of the General Secured Parties, a security interest in the Deposit Accounts (as defined below), including the Existing Accounts, pursuant to the General Security Agreement; and

      WHEREAS, in furtherance of such security interest, the General Collateral Agent, the Designated Collateral Subagent, the Borrower, each Subsidiary Grantor and the Depositary Institution are entering into this Control Agreement to grant to the General Collateral Agent control of the Deposit Accounts within the meaning of Article 9 of the UCC (as hereinafter defined);

      NOW, THEREFORE, in further consideration of the premises and the mutual covenants contained herein, the parties hereto agree as follows:

      1.  Account Identification. This Control Agreement applies to the Existing
          ----------------------
Accounts and to each other account (except any Securitization Deposit Account or Imprest/Payroll Account, as defined below) now or hereafter established with the Depositary Institution by or on behalf of the Borrower or any Subsidiary Grantor, including all funds on deposit therein or credited thereto (the Existing Accounts and such other accounts (excluding the Securitization Deposit Accounts and the Imprest/Payroll Accounts) being referred to collectively as the "Deposit Accounts"). All parties agree that each Deposit Account is a "deposit account" within the meaning of Article 9 of the Uniform Commercial Code (the "UCC") of the State of North Carolina (the "State"). The Depositary Institution agrees to deliver written notice to the General Collateral Agent and the Designated Collateral Subagent of the establishment by the Borrower or any Subsidiary Grantor of any account other than the Existing Accounts.

      For the purposes of this Control Agreement, "Imprest/Payroll Accounts" shall mean, collectively, the deposit accounts identified as such on Exhibit B
                                                                     ---------
hereto, and "Securitization Deposit Accounts" shall mean, collectively, the deposit accounts identified as such on Exhibit B hereto.
                                       ---------

      2.  Priority of Lien; Agency. The Depositary Institution hereby
          ------------------------
acknowledges the Liens of the General Collateral Agent and the Designated Collateral Subagent, for the benefit of the General Secured Parties, on the Deposit Accounts created pursuant to the General Security Agreement. The Depositary Institution agrees that (except as set forth in the Priority Security Agreement and the Priority Deposit Account Control Agreement, and except for the rights of set-off and recoupment of the Depositary Institution) the Depositary Institution (a) has not agreed and will not agree with any other Person to comply with instructions or other directions concerning any Deposit Account or the disposition of funds in any Deposit Account originated by such Person or any other Person and (b) has not consented or acknowledged and will not consent to or acknowledge any Lien on any Deposit Accounts in favor of any other Person.

      The parties acknowledge and agree that the Priority Deposit Account Control Agreement was executed and delivered prior to this Control Agreement, and that the Lien of the Priority Collateral Agreement in the Deposit Accounts has priority over the Liens of the General Collateral Agent and Designated Collateral Subagent in such accounts.

      3.  Control of Deposit Accounts. Except as provided in the following
          ---------------------------
sentence, the Depositary Institution may accept instructions from the Borrower or the respective Subsidiary and perform any and all transactions at its request with respect to any Deposit Account. The Borrower, each Subsidiary Grantor and the Depositary Institution agree with the General Collateral Agent and the Designated Collateral Subagent that upon the Depositary Institution being notified by the General Collateral Agent or the Designated Collateral Subagent that an Event of Default has occurred and is continuing, until such time as the General Collateral Agent or the Designated Collateral Subagent shall have furnished it with a subsequent notice either that such Event of Default has been cured or waived or that the General Collateral Agent no longer asserts an interest in any of the Deposit Accounts, (i) the Depositary Institution shall discontinue accepting requests or demands from or on behalf of the Borrower or any Subsidiary for access to, disposition of or possession of any funds on deposit in any Deposit Account, (ii) the Depositary Institution shall, subject to any duty it may have to follow instructions of the Priority Collateral Agent under the Priority Deposit Account Control Agreement, follow the instructions of the General Collateral Agent or the Designated Collateral Subagent (whether acting individually or jointly) as to the holding, investment, transfer or other disposition of all amounts from time to time on deposit in any Deposit Account, and (iii) the Depositary Institution shall, subject to any duty it may have to follow instructions of the Priority Collateral Agent under the Priority Deposit Account Control Agreement, make the Deposit Accounts available to the General Collateral Agent or the Designated Collateral Subagent at such Person's request, all without further consent from or notice to the Borrower or any Subsidiary Grantor and regardless of any instruction it may receive to the contrary from the Borrower or any Subsidiary Grantor or any other Person. In addition, the Borrower and each Subsidiary Grantor agrees that the Depositary Institution may act as the agent of the General Collateral Agent or the Designated Collateral Subagent in exercising as to any funds from time to time on deposit in the Deposit Accounts any rights of set-off provided by applicable law or by any Loan Document. The Borrower and each Subsidiary Grantor agrees that the Depositary Institution shall be entitled to rely, without independent investigation, on any statement of the General Collateral Agent or the Designated Collateral Subagent to the effect that an Event of Default has occurred and is continuing or to the effect that any exercise of set-off requested by the General Collateral Agent or the Designated Collateral Subagent is permitted under the applicable law or any Loan Document.

      4.  Subordination of Rights. The Depositary Institution hereby agrees to
          -----------------------
subordinate any Lien, encumbrance, claim or right of set-off or recoupment (whether statutory or consensual) it may have, now or in the future, with respect to any Deposit Account (or any funds deposited in any Deposit Account) to any Lien created in favor of the General Collateral Agent or the Designated Collateral Subagent, for the benefit of the Secured Parties, pursuant to the General Security Agreement; provided, however, that the Depositary Institution does not waive or subordinate its rights to set-off or recoupment with respect to routine deposit account maintenance, wire transfer and other deposit account activity charges and fees and for the reversal of provisional credits. The Depositary Institution further agrees that, with respect to any Lien, claim or right of set-off or recoupment (whether statutory or consensual) that is subordinated pursuant to this Section 4, the Depositary Institution will not
                              ---------
prosecute collection or seek to enforce or resort to any remedies against the Borrower or any Subsidiary prior to the termination of this Control Agreement.

      5.  Information. The Depositary Institution shall provide the General
          -----------
Collateral Agent or the Designated Collateral Subagent with such information with respect to the Deposit Accounts as such General Collateral Agent or Designated Collateral Subagent may from time to time reasonably request, and the Borrower and each Subsidiary Grantor hereby consents to such information being provided to the General Collateral Agent, the Designated Collateral Subagent and the General Secured Parties.

      6.  Exculpation and Indemnification. The Depositary Institution undertakes
          -------------------------------
to perform only such duties as are expressly set forth herein. Notwithstanding any other provisions of this Control Agreement, the parties hereto agree that the Depositary Institution shall not be liable for any action taken by it or any of its directors, officers, agents or employees in accordance with this Control Agreement, including, without limitation, any action so taken at the request of the General Collateral Agent or the Designated Collateral Subagent, except for the Depositary Institution's or such Person's own gross negligence or willful misconduct. In no event shall the Depositary Institution be liable for losses or delays resulting from causes beyond the Depositary Institution's reasonable control or for indirect, special or consequential damages. Without limiting the generality of the foregoing, the Depositary Institution shall have no responsibility or liability to the Borrower or any Subsidiary Grantor for complying with a notice from the General Collateral Agent or the Designated Collateral Subagent that an Event of Default has occurred and is continuing (a "Default Notice") or complying with instructions of the General Collateral Agent or the Designated Collateral Subagent concerning any Deposit Account or any funds deposited therein, and shall have no responsibility to investigate the appropriateness of any such instruction or Default Notice, even if the Borrower or any Subsidiary Grantor notifies the Depositary Institution that the General Collateral Agent or the Designated Collateral Subagent is not legally entitled to give any such instruction or to deliver any Default Notice.

      The Borrower and each Subsidiary Grantor agrees to indemnify and hold harmless the Depositary Institution, its directors, officers, agents and employees (collectively, the "Indemnified Persons") against any and all claims, causes of action, liabilities, lawsuits, demands and damages, including without limitation any and all court costs and reasonable attorney's fees, in any way related to or arising out of or in connection with this Control Agreement or any action taken or not taken pursuant hereto, except to the extent caused by the gross negligence or willful misconduct of such Indemnified Person.

      7.  Termination. This Control Agreement shall remain in full force and
          -----------
effect until such time as the General Collateral Agent or the Designated Collateral Subagent shall deliver written notice to the Depositary Institution that the General Collateral Agent no longer asserts an interest in any of the Deposit Accounts.

      8.  Notices. Any notice hereunder shall be conclusively deemed to have
          -------
been received by any party hereto and be effective on the day on which delivered to such party (against receipt therefor) at the address set forth below or such other address as such party shall specify to the other parties in writing (or, in the case of notice by telecopy (where the receipt of such message is verified by telephone or electronic confirmation) when received at such telecopy number as may from time to time be specified in written notice to the other parties hereto or otherwise received), or if sent prepaid by certified or registered mail return receipt requested on the fifth business day after the day on which mailed or if sent prepaid by nationally recognized courier service, on the first business day after the day on which placed in such courier's custody, addressed to such party at said address:

      (a) if to the General Collateral Agent:

          Wilmington Trust Company
          1100 North Market Street
          Wilmington, Delaware 19890
          Attn: Corporate Trust Administration
          Main Phone: (302) 651-1000
          Main Telecopy: (302) 651-8882
          with a copy to the Designated Collateral Subagent:

          Bank of America, N.A.
          901 Main Street
          TX1-492-14-12
          Dallas, Texas 75202-3714
          Attention: Agency Services
          Telephone: (214) 209-2627
          Telecopy: (214) 290-8367


      (b) if to the Depository Institution at the address set forth following its signature.

      9.  Effect of Control. The parties hereto acknowledge and agree that this
          -----------------
Control Agreement shall be deemed to grant "control" of the Deposit Accounts to the General Collateral Agent and the Designated Collateral Subagent for the purposes of perfection of the General Collateral Agent's and Designated Collateral Subagent's security interests in the Deposit Accounts pursuant to
Article 9 of the UCC as in effect from time to time.

      10. GOVERNING LAW. THIS CONTROL AGREEMENT SHALL BE GOVERNED BY, AND
          -------------
CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NORTH CAROLINA; AND IN FURTHERANCE THEREOF THE PARTIES HERETO AGREE THAT NORTH CAROLINA IS THE "BANK'S JURISDICTION" FOR PURPOSES OF THE UCC.

      11. Conflict with Other Account Agreements. In the event of a conflict
          --------------------------------------
between this Control Agreement and any other agreement between the Depositary Institution and the Borrower or any Subsidiary Grantor relating to any Deposit Account, the terms of this Control Agreement will prevail, except that in the event of a conflict between this Control Agreement and the Priority Deposit Account Control Agreement, the terms of the Priority Deposit Account Control Agreement will prevail.

      12. Successors and Assigns. The terms of this Control Agreement shall be
          ----------------------
binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and assigns.

      13. Counterparts. This Control Agreement may be executed in any number of
          ------------
counterparts each of which when so executed and delivered shall be deemed an original, and it shall not be necessary in making proof of this Control Agreement to produce or account for more than one such counterpart executed by the Borrower, Subsidiary Grantor or Depositary Institution against whom enforcement is sought.


                            [Signature pages follow]

      IN WITNESS WHEREOF, the parties have duly executed this Control Agreement on the day and year first written above.


                                           CONE MILLS CORPORATION



                                           By: /s/Gary L. Smith
                                           Name: Gary L. Smith
                                           Title: EVP & CFO


                                           CIPCO S.C., INC.



                                           By: /s/W. Scott Wenhold
                                           Name: W. Scott Wenhold
                                           Title: Treasurer


                                           CONE FOREIGN TRADING LLC



                                           By: /s/Neil W. Koonce
                                           Name: Neil W. Koonce
                                           Title: Vice President


                                           WILMINGTON TRUST COMPANY, as General
                                           Collateral Agent


                                           By: /s/Mary Kay Pupillo
                                           Name: Mary Kay Pupillo
                                           Title: Senior Financial Services
                                                  Officer

                                 Signature Page

                                           BANK OF AMERICA, N.A., as Designated
                                           Collateral Subagent



                                           By: /s/John F. Register
                                           Name: John F. Register
                                           Title: Principal


                                           FIRST UNION NATIONAL BANK,
                                           as Depositary Institution


                                           By: /s/Tom Bohrer
                                           Name: Tom Bohrer
                                           Title: Vice President



                                           Address for Notices:

                                           c/o Wachovia Corporation
                                           100 N. Main Street
                                           NC 37202
                                           Winston-Salem, North Carolina  27102
                                           Attention: Charlene Johnson
                                           Phone: (336) 732-5472
                                           Fax: (336) 732-6935

                                 Signature Page

                                    EXHIBIT A
                                    ---------

                                EXISTING ACCOUNTS


Account Holder               Account Name                  Bank             Type                     A/C  Number             State
Cone Mills Corporation       Cone Mills Corp               First Union      Main Commercial DDA      2072081080826           NC
                                                                            Account

Cone Mills Corporation       Cone Mills Corp               First Union      ZBA Account for          2072087808866           NC
                                                                            Incoming Wires

Cone Mills Corporation       North Pointe Association      First Union      DDA Account              2072087399773           NC

Cone Mills Corporation       Cone Foreign Trading          First Union      DDA Account              2010000260786           NC


                                    EXHIBIT B
                                    ---------

                            IMPREST/PAYROLL ACCOUNTS


Account Holder               Account Name                   Bank                Type                   A/C Number            State
Cone Mills Corporation       Cone Mills Hourly Payroll      First Union         ZBA Account for        2079900014206         NC
                                                                                   Hourly Payroll

Cone Mills Corporation       Cone Mills Insurance Account   First Union         ZBA Account for Blue   2072087403180         NC
                                                                                   Cross




                         SECURITIZATION DEPOSIT ACCOUNTS

Account Holder               Account Name                   Bank                Type                   A/C Number            State


                                      NONE


                      EQUITY APPRECIATION RIGHTS AGREEMENT


      THIS AGREEMENT made and entered into as of this 9th day of November, 2001 by and among CONE MILLS CORPORATION, a North Carolina corporation (herein called the "Borrower"), BANK OF AMERICA, N.A., a national banking association (the "Agent"), as Agent for the lenders (the "Lenders") party to the Credit Agreement dated as of January 28, 2000 as amended by Amendment No. 1 to Credit Agreement dated as of July 14, 2000, Amendment No. 2 to Credit Agreement dated as of December 12, 2000, Waiver and Amendment No. 3 to Credit Agreement dated as of April 23, 2001, Amendment No. 4 to Credit Agreement dated as of June 28, 2001, Amendment No. 5 to Credit Agreement dated as of August 10, 2001 and Amendment No. 6 to Credit Agreement dated as of September 25, 2001, Amendment No. 7 to the Credit Agreement dated as of October 25, 2001, and an Amended No. 8 to Credit Agreement dates as of the date hereof (collectively, as modified, amended or syndicated from time to time, the "Credit Agreement"), among the Borrower, the Agent, and the Lenders, and the UNDERSIGNED LENDERS.


                              W I T N E S S E T H:
                              --------------------

      WHEREAS, in order to induce the Agent and the Lenders to enter into the Amendment No. 8 to Credit Agreement dated as of the date hereof ("Amendment No. 8") Borrower has agreed to grant to the Agent and the Lenders the equity appreciation rights described herein; and

      NOW, THEREFORE, in consideration of the entering into of the Amendment No. 8 by the Agent and the Lenders, the Borrower does hereby agree as follows:


                                   ARTICLE I

                                   DEFINITIONS
                                   -----------

Section 1.01 Definitions. For purposes of this Agreement, in addition to the
             -----------
      definitions of terms set forth elsewhere herein, the following words and terms shall have the following meanings, respectively, unless the context clearly requires otherwise:

             "Agreement" means this Equity Appreciation Rights Agreement, as the same may be modified, amended or supplemented from time to time.

             "Consolidated Group" means the Borrower and its Subsidiaries.

             "Credit Agreement" shall have the meaning set forth above; such Credit Agreement to be deemed to continue in effect for purposes of this Agreement, including Section 2.05 hereof.

             "EBITDA" means for the Consolidated Group, for the four most recent fiscal quarters ending prior to the date of determination, the aggregate amount of earnings from continuing operations on a consolidated basis before interest expense, taxes, depreciation, amortization, any other nonrecurring or restructuring charges (other than any nonrecurring or restructuring charges representing expenses or charges incurred in the ordinary course of business) and without giving effect to any extraordinary gain or loss or gains or losses from asset sales outside of the ordinary course of business. EBITDA shall be determined in accordance with generally accepted accounting principles.

             "Exercise Date" means the date of the Exercise Notice.

             "Exercise Notice" means the notice of the exercise of the Agent's right (on behalf of the Lenders) to receive the Rights Fee pursuant to Section
2.01 hereof.

             "Exercise Period" means the period (i) beginning on the earlier to occur of (A) January 16, 2003 or (B) occurrence of an Event of Default which is continuing under the Credit Agreement and/or the Senior Note Agreement and (ii) ending on January 16, 2005.

             "Fair Market Value" means the value of the Consolidated Group determined by an Independent Financial Expert, using a multiple of EBITDA which shall represent the average multiples used in valuations of comparable entities (in the opinion of the Independent Financial Expert) for the twelve month period prior to the date of determination of Fair Market Value (or such shorter period for which such information shall be available). In determining such average multiple, the Independent Financial Expert shall be directed to make adjustments determined appropriate by the Independent Financial Expert. Notwithstanding the foregoing, if the capital stock of the Borrower is registered under the Securities and Exchange Act of 1934, as amended, and traded on a national stock exchange (including NASDAQ National Market System), "Fair Market Value" shall be the product of (i) the average closing bid price of such stock for the forty-five (45) day period preceding the Exercise Date and (ii) the number of shares of capital stock of Borrower outstanding on the Exercise Date.

             "Independent Financial Expert" means a nationally recognized investment banking firm reasonably acceptable to the Borrower (i) which does not (and whose directors, officers and affiliates do not) have a direct or indirect financial interest in any of the Consolidated Group, (ii) which has not been, and, at the time it is called upon to give independent financial advice to any of the Consolidated Group, is not (and none of whose directors, officers, employees or affiliates is) a promoter, director or officer of any of the Consolidated Group or any of its affiliates, or an underwriter with respect to any of the Consolidated Group's securities and (iii) which does not provide any advice or opinions to the Borrower or any of its affiliates except as an independent financial expert. An Independent Financial Expert may be compensated by the Borrower for opinions or services it provides as an Independent Financial Expert.

             "Loans" means the Loans as that term is defined in the Credit Agreement.

             "Senior Note Agreement" means the Note Agreement dated as of August 13, 1992 between the Borrower and The Prudential Insurance Company of America, as such agreement may be amended, supplemented or restated from time to time.

             "Rights" means the equity appreciation right granted to the Agent and Lenders pursuant to this Agreement.

             "Rights Fee" means the value of the Rights as at the date of determination as provided in Section 2.02 hereof.


                                   ARTICLE II

                                     RIGHTS
                                     ------

Section 2.01 Grant. The Borrower hereby grants, transfers, conveys and assigns
             -----
      to the Agent for the benefit of the Lenders the right to receive, at the Agent's option, the Rights Fee. The Agent shall exercise the rights hereunder by the giving to the Borrower, at any time during the Exercise Period, an Exercise Notice in the manner provided in Section 3.01 hereof. Such Exercise Notice shall be dated the Exercise Date and shall set forth the name of an Independent Financial Expert selected by the Agent, if the Agent shall require that an Independent Financial Expert determine the Fair Market Value.

Section 2.02 Rights Fee. (a) Except as provided in Sections 2.03 and 2.05, the
             ----------
      Rights Fee shall be the greater of

        (I)   the product of 7% times the Fair Market Value; or

       (II)  $700,000.00.

(b) In the event all Obligations (as defined in the Credit Agreement) have been indefeasibly paid in full by January 15, 2003 and the Facility Termination Date (as defined in the Credit Agreement) shall have occurred by January 15, 2003, the Rights Fee shall be $0.

Section 2.03 Computation. If the Borrower's capital stock is traded on a
             -----------
      national stock exchange the Fair Market Value shall be determined in the manner set forth in the definition of such term based on the price of such capital stock. If the Borrower's capital stock is not traded on a national stock exchange the Agent may (in its sole discretion) require that Borrower promptly, upon receipt of the Exercise Notice, retain at Borrower's expense the Independent Financial Expert specified in the Exercise Notice to determine the amount of the Rights Fee. The Borrower shall furnish to the Independent Financial Expert all financial information and such other information regarding the Consolidated Group as the Independent Financial Expert shall request from time to time. The Borrower further agrees that it will permit the Independent Financial Expert to examine the corporate books and financial records of the Consolidated Group and make copies or extracts therefrom and to discuss the affairs, finances and accounts of any such corporations with the principal officers of the Borrower and its independent public accountants, all at such reasonable times and as often as the Independent Financial Expert may reasonably request. The Borrower acknowledges and agrees that the prompt engagement of the Independent Financial Expert and furnishing of requested information is necessary for the determination of the Rights Fee. The Independent Financial Expert shall deliver to the Agent its report, in scope and detail reasonably satisfactory to the Agent, not later than sixty (60) days following the Exercise Date. In the event the Borrower fails to engage such Independent Financial Expert within twenty
      (20) days following the Exercise Date or fails at any time promptly to furnish information requested under this Section 2.02, then the Rights Fee shall be equal to $3,500,000.00 and shall be immediately due and payable.

Section 2.04 Payment. Within three (3) days of the establishment of the Rights
             -------
      Fee and in no event later than the 90th day after the Exercise Date, the Borrower shall pay the Rights Fee in immediately available funds.

Section 2.05 Financial Information. The Borrower hereby covenants and agrees to
             ---------------------
      furnish to the Agent the financial information described in Section 9.1 of the Credit Agreement by the date required under the Credit Agreement whether or not the Credit Agreement shall then be in full force and effect or any Obligations remain unpaid thereunder. In the event the Borrower shall fail at any time during the Exercise Period to furnish such information, and such failure continues for thirty (30) days following notice of such failure from the Agent, no Exercise Notice shall be required hereunder and the Rights Fee shall become immediately due and payable and shall be equal to $3,500,000.00. Such Rights Fee shall be paid immediately to the Agent without further demand or notice.


                                  ARTICLE III

                                  MISCELLANEOUS
                                  -------------

Section 3.01 Notice. Any notice or communication shall be in writing and
             ------
      delivered by telecopy or in person or mailed by first-class mail or overnight courier addressed as follows:

             If to the Borrower:  Cone Mills Corporation
                                  3101 North Elm Street
                                  Greensboro, North Carolina 27415-6540
                                  Attention: Gary L. Smith
                                  Telephone:
                                  Telecopy:

             if to the Agent:     Bank of America, N.A.
                                  Bank of America Corporate Center, 22nd Floor
                                  100 North Tryon Street, NC1-007-22-26
                                  Charlotte, NC 28255-0001
                                  Attention: John Register

      The Borrower or the Agent by notice may designate additional or different addresses for subsequent notices or communications.

Section 3.02 Sharing of Rights Fee. The Borrower and the Agent acknowledge and
             ---------------------
      agree that the Rights Fee shall be paid by the Borrower to the Agent for the benefit of the Lenders. The Rights Fee paid to the Agent shall be paid by the Agent to the Lenders in the manner described in Section 4.7 of the Credit Agreement so long as a Lender shall have fulfilled its obligations to the Agent and the other Lenders under the Credit Agreement.

Section 3.03 GOVERNING LAW; SEVERABILITY. THE LAW OF THE STATE OF NORTH CAROLINA
             ---------------------------
      SHALL GOVERN THIS AGREEMENT BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY. IF ONE OR MORE PROVISIONS OF THIS AGREEMENT ARE

      HELD TO BE UNENFORCEABLE UNDER APPLICABLE LAW, SUCH PROVISIONS SHALL BE SEVERED FROM THIS AGREEMENT AS IF SUCH PROVISIONS WERE NOT INCLUDED AND THE BALANCE OF THIS AGREEMENT SHALL BE ENFORCEABLE IN ACCORDANCE WITH ITS TERMS.

Section 3.04 Jurisdiction; Consent to Service of Process.
             -------------------------------------------

(a) The Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the jurisdiction of any North Carolina State court or Federal court of the United States of America sitting in Charlotte, North Carolina, and any Appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any related documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in North Carolina or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

(b) The Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any North Carolina State or Federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense or any inconvenient forum to the maintenance of such action or proceeding in any such court.

(c) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 3.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.


                  [Remainder of page intentionally left blank.]

      IN WITNESS WHEREOF, the Borrower, the Agent and the Lenders have caused this Agreement to be executed by their duly authorized officers as of the day and year first above written.


                                    BORROWER:

                                    Cone Mills Corporation
WITNESS:

/s/Cherie G. Ehrhardt               By: /s/Gary L. Smith
Print Name:Cherie G. Ehrhardt       Name: Gary L. Smith
                                    Title: EVP & CFO
/s/Lenora R. Graves
Print Name: Lenora R. Graves

                                    BANK OF AMERICA, N.A., as Agent for
                                    the Lenders



                                    By: /s/John R. Register
                                    Name: John F. Register
                                    Title: Principal


                                    BANK OF AMERICA, N.A., as a Lender



                                    By: /s/John R. Register
                                    Name: John F. Register
                                    Title: Principal

                                    WACHOVIA BANK, NA



                                    By: /s/Charlene A. Johnson
                                    Name: Charlene A. Johnson
                                    Title: Senior Vice President


                                    FIRST UNION NATIONAL BANK



                                    By: /s/Tom Bohrer
                                    Name: Tom Bohrer
                                    Title: Vice President


                                    SUNTRUST BANK



                                    By: /s/Samuel M. Ballesteros
                                    Name: Samuel M. Ballesteros
                                    Title: Director


                                    MORGAN GUARANTY TRUST COMPANY
                                    OF NEW YORK



                                    By: /s/Gev F. Nentin
                                    Name: Gev F. Nentin
                                    Title: Managing Director

                                    Acknowledged and Agreed To:
                                    --------------------------

                                    CIPCO S.C, INC.



                                    By: /s/W. Scott Wenhold
                                    Name: W. Scott Wenhold
                                    Title: Treasurer


                                    CONE FOREIGN TRADING LLC



                                    By: /s/Neil W. Koonce
                                    Name: Neil W. Koonce
                                    Title: Vice President

                               LETTER OF DIRECTION

As of November 9, 2001

Wilmington Trust Company, as General Collateral Agent
1100 North Market Street
Wilmington, Delaware  19890
Attention: Mary Kay Pupillo

Bank of America, N.A., as Revolving Credit Agent
  and as Priority Collateral Agent
101 South Tryon Street
NC1-002-31-31
Charlotte, North Carolina 28255


      Re:  Deposit Account Control Agreements Relating to Cone Mills Corporation

Ladies and Gentlemen:

     Reference is made to

     (a) that certain Deposit Account Control Agreement (General Collateral Agent) (the "First Union Account Control Agreement") dated as of November 9, 2001, by and among Cone Mills Corporation (the "Borrower"), Cone Foreign Trading LLC ("CFT" and collectively with Cipco, the "Subsidiary Grantors"),Wilmington Trust Company, as General Collateral Agent (the "General Collateral Agent"), Bank of America, N.A., as Designated Collateral Subagent for the General Secured Parties (as defined therein), and First Union National Bank; and

     (b) that certain Deposit Account Control Agreement (General Collateral Agent) (the "Bank of America Account Control Agreement") dated as of December 1, 2001, by and among the Borrower, the Subsidiary Grantors, the General Collateral Agent, Bank of America, N.A., as Designated Collateral Subagent, and Bank of America, N.A., as Depositary Institution.

     The General Secured Parties (other than the Bond Trustee on behalf of the Debenture Holders) and Wilmington Trust Company are parties to that certain Collateral Agency Agreement (General) dated as of January 28, 2000 (the "General Collateral Agency Agreement") setting forth the terms and conditions of the agency relationship established with the General Collateral Agent.

     The General Secured Parties executing this letter below (which constitute the Required General Secured Parties as defined in the General Collateral Agency Agreement) hereby instruct the General Collateral Agent, to execute and deliver
(I) those copies of the First Union Account Control Agreement accompanying this letter, and (ii) those copies of the Bank of America Account Control Agreement accompanying this letter.

     This letter has been duly executed and delivered by the parties hereto as of the date hereof.

                         [Signatures on following page.]

                               BANK OF AMERICA, N.A., as
                                Revolving Credit Agent

                               By:      /s/John F. Register
                                        Name:    John F. Register
                                        Title:   Principal

                               FIRST UNION NATIONAL BANK

                               By:      /s/Tom Bohrer
                                        Name:    Tom Bohrer
                                        Title:   Vice President

                               SUNTRUST BANK

                               By:      /s/Samuel M. Ballesteros
                                        Name:    Samuel M. Ballesteros
                                        Title:   Director


                               WACHOVIA BANK, N.A.

                               By:      /s/Charlene A. Johnson
                                         Name:   Charlene A. Johnson
                                         Title:  Senior Vice President


                               JPMorgan ChaseBank formerly know
                               as Morgan Guaranty Trust Company Of New York

                               By:      /s/Roger Odell
                                        Name:    Roger Odell
                                        Title:   Managing Director

                               THE PRUDENTIAL INSURANCE
                                COMPANY OF AMERICA

                               By:      /s/Michael Fitzgerald
                                        Name:    Michael Fitzgerald
                                        Title:   Vice President

                               BANK OF AMERICA, N.A.

                               By:      /s/John F. Register
                                        Name:    John F. Register
                                        Title:   Principal

                                    BANK OF AMERICA, N.A.

                                    By: /s/John F. Register
                                        Name: John F. Register
                                        Title: Principal